UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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DOLAN MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

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April __, 2010

Dear Fellow Stockholder:

I am pleased to invite you to attend Dolan Media Company’s Annual Meeting of Stockholders, which we will hold on May 26, 2010, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, MN 55402. The meeting will begin promptly at 9:00 a.m., central daylight time.

Please read the accompanying Notice of Annual Meeting and Proxy Statement for more details about the annual meeting and matters that will be presented to stockholders for a vote.

I, and other members of our management team, as well as members of our board of directors, will be available to respond to your questions and comments. We look forward to this opportunity to communicate directly with our stockholders and share information about our operations and activities and hope that you are able to join us.

Your vote is very important to us. Whether you own a few shares or many, it is important that your shares are represented at our annual meeting. If you cannot attend the annual meeting in person, please vote as soon as possible. We offer three convenient ways for you to vote — on the Internet (which we recommend), by telephone, or, if you requested a paper copy of these materials, by completing and mailing the proxy card in the postage-paid envelope provided. Instructions regarding these voting options are described in the Notice of Internet Availability of Proxy Materials we mailed to you and on the proxy card, if you requested one be sent to you.

We appreciate your continued support of Dolan Media Company and look forward to meeting you at our annual meeting.

Very truly yours,

/s/  James P. Dolan
James P. Dolan
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dolan Media Company will hold its Annual Meeting of Stockholders as follows:

Date and Time	May 26, 2010, 9:00 a.m. (central daylight time)

Place	Minneapolis Club 729 Second Avenue South Minneapolis, MN 55402

Items of Business	1. To elect the three Class III directors nominated by our board to serve for a period of three years;

2. To approve the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code;

3. To ratify the Dolan Media Company Rights Agreement, as amended, which is our stockholders rights plan;

4. To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company to The Dolan Company;

5. To ratify the Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010; and

6. To act upon any other business as may properly come before the stockholders at the annual meeting or any adjournment or postponement of the meeting.

Record Date	If you were a stockholder of record at the close of business on March 29, 2010, you are entitled to vote at our annual meeting on the items of business identified above.

Proxy Voting	Your vote is important to us. If you are unable to attend our annual meeting, you may vote your shares by proxy over the Internet (which our board recommends), by telephone or, if you requested a paper copy of these materials, by completing, signing and returning a proxy card in the envelope provided. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials that we mailed to you or your proxy card, if you requested one. If you are voting by proxy, we must receive your vote no later than (1) 11:59 p.m., eastern daylight time, on May 25, 2010, if you are voting on the Internet or by telephone, or (2) 6:00 p.m., central daylight time, on May 25, 2010, if you are voting by mail. We encourage you to vote by proxy even if you plan to attend the meeting in person. If you attend the meeting in person, you can revoke your proxy and vote in person if you so desire.

Adjournments and Postponements	Our stockholders may consider any item of business described above at the annual meeting at the time and the date specified in this Notice of Annual Meeting or at any other time or date to which the annual meeting has been properly adjourned or postponed.

Notice of Internet Availability of Proxy Materials	We mailed our Notice of Internet Availability of Proxy Materials on or about April __, 2010. Our proxy statement and annual report to stockholders for the year ended December 31, 2009, are available at www.proxyvote.com. Our annual report contains financial and other information about us, including our Form 10-K. You will need your 12-digit control identification number to access these materials. The control identification number is included on the Notice of Internet Availability of Proxy Materials that you received from us in the mail.

By Order of the Board of Directors,

/s/  Vicki J. Duncomb
Vicki J. Duncomb, Corporate Secretary

PROXY STATEMENT

Annual Meeting of Stockholders
May 26, 2010

Our board of directors is soliciting proxies for the 2010 Annual Meeting of Stockholders and we are providing these proxy materials in connection with that solicitation. You are receiving these proxy materials because you owned shares of our common stock on March 29, 2010, and are entitled to vote at the annual meeting. If you are unable to attend the annual meeting in person, you may vote your shares by proxy. This proxy statement describes the proposals that we would like you to consider and vote on and provides additional information to you relating to these proposals so that you can make an informed decision.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendation

You will be asked to vote on five proposals at the annual meeting. Our Board recommends that you vote your shares on these proposals as indicated below:

Proposal	Board’s Voting Recommendation

1. The election of James P. Dolan, John Bergstrom and George Rossi as Class III Directors	FOR
2. To approve the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code
FOR
3. The ratification of the Dolan Media Company Rights Agreement, as amended, which is our stockholders rights plan	FOR
4. To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company to The Dolan Company	FOR
5. The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010	FOR

The Board is not aware of any other matters to be presented to you for a vote at the annual meeting. If you grant a proxy by the Internet, telephone or by signing and returning a proxy card by mail, James P. Dolan, our chairman, chief executive officer and president, and Vicki J. Duncomb, our vice president and chief financial officer, or either of them, may, as your proxies, vote your shares in their discretion for any additional matters that properly come before the stockholders at the annual meeting. Further, if any director candidate is unavailable to serve as director prior to the election at the annual meeting, Mr. Dolan and Ms. Duncomb, or either of them, will vote your proxy for another candidate nominated by our board unless our board allows the vacancy to remain open or reduces the size of our board.

Stockholders Entitled to Vote at Annual Meeting

If you owned shares of our common stock at the close of business on March 29, 2010, the record date, you may vote at the annual meeting. On that date, there were            shares of common stock outstanding. You have one vote for each share of common stock you held on that date. This includes shares for which you are the “stockholder of record” and those for which you are the “beneficial owner.”

You are the STOCKHOLDER OF RECORD if your shares are registered directly in your name with our transfer agent, BNY Mellon Shareholder Services. If you are the stockholder of record, we have made these proxy materials available to you directly and you may grant your voting proxy directly to us or vote in person at the annual meeting.

You are a BENEFICIAL OWNER if your shares are held in a stock brokerage account or by another person, as nominee, on your behalf (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or nominee is making these proxy materials available to you and will provide you a voting instruction card to use. You must use this voting card or follow its instructions regarding voting on the Internet or by telephone to instruct your broker or nominee as to how you would like to vote your shares. You are invited to attend the annual meeting, but may not vote your shares in person at the meeting, unless you receive a proxy from your broker or nominee and are present at the meeting.

Voting Requirements

We need a majority of the votes that could be cast by stockholders entitled to vote, present in person at the annual meeting or represented by proxy, to constitute a quorum for the transaction of business at this meeting. We count abstentions and broker non-votes, if applicable, as present and entitled to vote for purposes of determining a quorum.

The nominees for director will be elected by a plurality of the votes of the shares present and entitled to vote on the proposal, whether in person or by proxy. A plurality means the nominees receiving the largest number of votes cast at the meeting will be elected for the available director positions. It is possible that a plurality might not be a majority of the votes cast at the meeting in person or by proxies. An affirmative “FOR” vote by a majority of the votes of the shares present and entitled to vote on the proposal, whether in person or by proxy, is required on the following matters: (1) approving the 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code; (2) ratifying the Rights Agreement, as amended; (3) ratifying the appointment of McGladrey & Pullen, LLP; and (4) approving all other matters that are properly presented to the stockholders at the annual meeting or any adjournment or postponement of it. The affirmative “FOR” vote by a majority of the shares outstanding and entitled to vote on the proposal, whether in person or by proxy, is required to approve the amendment to the Amended and Restated Certificate of Incorporation.

A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his/her broker or nominee with respect to a matter which the broker or nominee indicates when voting by proxy that it does not have the discretionary authority to vote on such matter. We believe that brokers or nominees have discretionary authority to vote shares held by beneficial owners with respect to only two of the five proposals: Proposal 4 — Approval of an Amendment to the Amended and Restated Certificate of Incorporation and Proposal 5 — Ratification of the appointment of McGladrey & Pullen, LLP. Therefore, if you are a beneficial owner, to ensure that your shares are voted in the manner you wish, please provide voting instructions to your broker or nominee.

Counting Votes

You may either vote “FOR” or “WITHHOLD” authority to vote for the nominees for the board of directors. Withholding your authority to vote for a nominee and broker non-votes will not affect the outcome of the elections for directors. You may either vote “FOR,” “AGAINST,” or ABSTAIN” on the four other proposals set forth on the agenda. If you “ABSTAIN” from voting on any of those proposals, your vote will be counted as a vote “AGAINST” this proposal. Broker non-votes, if applicable, may affect the outcome of some of our proposals. If you are a beneficial owner and do not send voting instructions to your broker, if applicable, your broker may vote your shares at its discretion on Proposals 4 and 5, because the New York Stock Exchange considers these two proposals routine matters. If you are a stockholder of record and sign and mail a proxy card, but do not include voting instructions, the proxies will vote your shares “FOR” all of the proposals and, in their discretion, as to any other matter that may properly come before the stockholders at the annual meeting.

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes represented in person or by proxy at our annual meeting and act as the inspectors of the election.

How To Vote

Please refer to “Stockholders Entitled to Vote at Annual Meeting” to determine if you are the stockholder of record of your shares or if you are a beneficial owner of your shares.

Stockholders of record may vote their shares in person at the annual meeting or by granting a proxy. If you are a stockholder of record, you may vote by proxy on the Internet (which our board recommends) or by telephone by following the voting instructions set forth on the Notice of Internet Availability of Proxy Materials you received. If you requested a paper copy of our proxy materials, you may also vote by marking, signing and dating the proxy card and mailing it to us in the envelope provided. Please sign your name exactly as it appears on your proxy card.

Internet and telephone voting ends at 11:59 p.m., eastern daylight time, on May 25, 2010.

If you mail your proxy card, we must receive it no later than 6:00 p.m. central daylight time, on May 25, 2010, for your vote to be counted at the annual meeting.

We encourage you to vote by proxy even if you plan to attend the annual meeting in person.

Please refer to “Changing Your Vote” for more information about the effect of your proxy if you vote in person at the annual meeting.

Beneficial owners may vote their shares by providing voting instructions to their broker or nominee before our annual meeting. If you are a beneficial owner, you may not vote your shares in person at our annual meeting unless you obtain and present at the annual meeting a proxy from your broker or nominee; however, you may attend the annual meeting.

If you received more than one Notice of Internet Availability of Proxy Materials, you hold shares registered in more than one name. This sometimes occurs when a stockholder holds shares in his/her own name and then also in a representative capacity, such as a trustee on behalf of a trust. Please vote all shares for which you received a Notice of Internet Availability of Proxy Materials so that you can ensure all of your shares are represented at the meeting.

Attending the Annual Meeting

The annual meeting begins promptly at 9:00 a.m., central daylight time. Please arrive no later than 8:30 a.m. to allow us to register your attendance and to ensure that we start the meeting on time. You must bring a valid driver’s license or other proof of identification.

Changing Your Vote

You may change your vote and revoke your proxy at any time prior to the vote at the annual meeting. If you are a stockholder of record, you may change your vote by:

•	Sending a written statement, revoking your proxy, to our corporate secretary addressed as follows:

By Mail Dolan Media Company Attention: Corporate Secretary 222 South Ninth Street Suite 2300 Minneapolis, MN 55402	By electronic mail secretary@dolanmedia.com

We must receive your written statement, revoking your proxy, by 6:00 p.m., central daylight time, May 25, 2010, for it to be effective.

•	Voting on the Internet or by telephone at a later time;

•	Mailing a properly signed proxy card to us, having a later date; or

•	Voting in person at the annual meeting.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee by the deadline your broker or nominee has set for changing voting instructions.

Delivery of Proxy Materials

Pursuant to SEC rules, we are making our proxy materials, which include our notice of the 2010 annual meeting of stockholders, proxy statement and annual report to stockholders, available to you over the Internet at www.proxyvote.com instead of mailing you a printed set of the proxy materials. You will need your 12-digit Control Identification Number, provided with the Notice of Internet Availability of Proxy Materials, to access the notice of the 2010 annual meeting of stockholders, proxy statement and annual report to stockholders. We believe that this e-proxy process will expedite your receipt of proxy materials, lower our costs and reduce the environmental impact of our annual meeting. In accordance with the e-proxy process, we mailed to each of our stockholders of record as of March 29, 2010, a Notice of Internet Availability of Proxy Materials, which mailing commenced on or about April __, 2010. The Notice contains instructions on how you may access our proxy materials and vote your shares over the Internet or by telephone. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions included with the Notice of Internet Availability of Proxy Materials.

Stockholders List

We will make available, upon request, a list of the names of all stockholders of record who are eligible to vote at our annual meeting. This list will be available ten days prior to the annual meeting during the hours of 8:30 a.m. to 4:30 p.m. (central daylight time) at our principal executive offices, located at 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402. You may review the list for any purpose relevant to the annual meeting by contacting our corporate secretary in writing, either by mail address to our principal executive offices, attention Corporate Secretary, or by email to secretary@dolanmedia.com. We will also make this list available at the annual meeting.

Proxy Solicitation Costs

We will pay the costs of preparing, assembling, printing, mailing and distributing the Notice of Internet Availability of Proxy Materials and any proxy materials that our stockholders have requested be mailed to them. This includes reimbursing stockholders of record for the expenses they incur in forwarding our proxy materials to beneficial owners. Our directors, officers and employees may solicit proxies personally, by mail, telephone, fax or over the Internet. We do not pay our directors, officers or employees any extra compensation for soliciting proxies. We have also engaged Morrow & Co., LLC to solicit proxies on our behalf, either by mail, telephone, fax, or over the Internet. Morrow & Co., LLC’s address is 470 West Ave., Stamford, CT 06902. We expect to pay Morrow & Co. approximately $30,000 for its proxy solicitation services, consisting of a flat fee of $7,000, along with a fee of $5.50 for each stockholder of record and beneficial owner it contacts to solicit a proxy on our behalf. We will also reimburse Morrow & Co. for reasonable expenses it incurs on our behalf in connection with soliciting proxies.

Transfer Agent

Our transfer agent is BNY Mellon Shareholder Services. If you are a stockholder of record and need to change your name or address, need information regarding the transfer of your shares, or have other questions regarding your shares, please contact BNY Mellon Shareholder Services directly, at 1-800-953-2495, on the Internet at www.bnymellon.com/shareowner/isd or in writing at BNY Mellon Shareholder Services, P.O. Box 358015, Pittsburgh, PA 15252-8015.

COMPANY GOVERNANCE

Corporate Governance Guidelines

Our board has adopted corporate governance guidelines. These, along with our committee charters, provide a framework for the governance of our company. These guidelines provide, among other things, that:

•	Our board of directors consists of a majority of independent directors and that each of the board’s three standing committees consists of members who are independent. Currently, Mr. Dolan, our chairman, chief executive officer and president, is the only director who is not independent. Mr. Dolan does not serve on any of the board’s committees.

•	Our directors possess the highest personal and professional ethics and are committed to the long-term interests of our company’s stockholders.

•	No director serves on the boards of more than three public companies, unless the board determines that this does not impair the director’s ability to serve effectively on our board.

•	The nominating and corporate governance committee oversees and manages an annual evaluation of the board.

The nominating and corporate governance committee is responsible for overseeing these guidelines and ensuring that we adhere to them. The committee periodically reviews and reassesses the adequacy of these guidelines and recommends proposed changes to the board of directors for consideration.

Copies of our corporate governance guidelines and committee charters are available under Corporate Governance in the Investor Relations section of our web site at www.dolanmedia.com, or by written request to our corporate secretary. Please refer to “Communications with the Company and the Board” in this proxy statement for information about how to contact our corporate secretary.

Our Codes of Ethics and Business Conduct Policies

We have adopted two codes of ethics: a Code of Business Conduct and Ethics, which we refer to as our Code of Conduct, and a Code of Ethics for our Senior Financial Officers, Chief Operating Officer and Principal Executive Officer, which we refer to as our Code of Ethics. We adopted these policies to ensure that all of our directors, officers and employees observe the highest standards of ethics in conducting our business.

Under our Code of Conduct, our core values include respect for individuals, honesty, integrity and leadership by example. Among other things, our Code of Conduct:

•	requires all directors, officers and employees to conduct our business affairs fairly, free of conflicts of interests and in an ethical manner;

•	prohibits conduct that may raise questions to our honesty, integrity or reputation; and

•	includes a process for reporting complaints and concerns about violations of this code of conduct or other similar policies to a compliance committee, consisting of our chief operating officer, our chief financial officer and our controller.

Our Code of Ethics requires our senior financial officers (including our principal financial officer), chief operating officer and principal executive officer to:

•	act with honesty and integrity and in an ethical manner, avoiding actual or apparent conflicts of interests in personal and professional relationships;

•	promptly disclose to the audit committee any material relationship or transaction that could give rise to a conflict of interest;

•	comply with generally accepted accounting principles and ensure that accounting entries are promptly and accurately recorded and documented; and

•	report to the audit committee or nominating and corporate governance committee any violations to the Code of Ethics or other company policies, compliance programs or laws, including material weaknesses in the design or operation of internal controls, fraud or material information that calls into question disclosures we have made in our periodic reports on file with the Securities and Exchange Commission.

Mr. Dolan, Mr. Pollei, Ms. Duncomb, who also acts as our principal accounting officer, our controller, and our senior financial officers at National Default Exchange, DiscoverReady and Counsel Press are subject to this policy.

The nominating and corporate governance committee is responsible for overseeing and periodically evaluating these policies. The committee recommends proposed changes to these policies to the Board for consideration. Both our Code of Conduct and our Code of Ethics are available in the Corporate Governance section of our web site under the Investor Relations at www.dolanmedia.com, or by written request from our corporate secretary. Please refer to “Communications with the Company and our Board.”

Related Party Transactions and Policies

Our board of directors recognizes that transactions or other arrangements between us and any of our directors or executive officers may present potential or actual conflicts of interest. Accordingly, as a general matter, it is our board’s preference to avoid such transactions and other arrangements. Nevertheless, our board recognizes that there are circumstances where such transactions or other arrangements may be in, or not inconsistent with, our best interests. We have adopted a formal written policy that requires any transaction, arrangement or relationship in which we will be a participant and in which the amount involved exceeds $120,000, and in which any related person (directors, executive officers, stockholders owning at least 5% of any class of our voting securities, their immediate family members and any entity in which any of the foregoing persons is employed or is a general partner or principal) had or will have a direct or indirect material interest, to be submitted to our audit committee for review, consideration and approval.

In the event that a proposed transaction with a related person involves an amount that is less than $120,000, the transaction will be subject to the review and approval of our chief financial officer (or our chief executive officer, if the chief financial officer, an immediate family member of the chief financial officer, or an entity in which any of the foregoing persons is employed or is a general partner or principal is a party to such transaction). If the transaction is approved by the chief financial officer or chief executive officer, if applicable, such officer will report the material terms of the transaction to our audit committee at its next meeting. The policy provides for periodic monitoring of pending and ongoing transactions. In approving or rejecting the proposed transaction, our audit committee (or chief financial officer or chief executive officer, if applicable) will consider the relevant facts and circumstances available to the audit committee (or chief financial officer or chief executive officer, if applicable), including (1) the impact on a director’s independence if the related person is a director or his or her family member or related entity, (2) the material terms of the proposed transaction, including the proposed aggregate value of the transaction, (3) the benefits to us, (4) the availability of other sources for comparable services or products (if applicable), and (5) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to our employees generally. Our audit committee (or chief financial officer or chief executive officer, if applicable) will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interest of our stockholders.

The following is a summary of transactions since January 1, 2009, (1) to which we have been a party in which the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest, other than compensation arrangements that are described in “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” in this proxy statement, or (2) that we otherwise believe should be disclosed. Except as noted below, all of the transactions described below are continuing related party transactions that we initially entered into prior to our board’s adoption of a written policy regarding related party relationships in July 2007. The audit committee reviewed and ratified such continuing transactions at its February 2009 and 2010 committee meetings in accordance with our related party transactions policy.

David A. Trott

David A. Trott is the chairman and chief executive officer of our majority-owned subsidiary, American Processing Company, LLC d/b/a National Default Exchange, which we refer to as NDeX. Mr. Trott owns a 68% interest in and is the managing attorney of Trott & Trott, P.C., one of eight law firm customers with whom NDeX has entered an exclusive long-term services agreement to provide mortgage default processing services. See “Services Agreement” below.

Until January 4, 2010, Mr. Trott owned a 5.1% interest in NDeX. From January 1, 2009, through November 30, 2009, he held this interest indirectly through his ownership in APC Investments, LLC, whose members comprised the members of Mr. Trott’s law firm, Trott & Trott. APC Investments held a 7.6% interest in NDeX. On December 1, 2009, APC Investments distributed its interest in NDeX to each of its members, including Mr. Trott, who had a 68% ownership interest in APC Investments. On December 31, 2009, the members of APC Investments sold an aggregate 5.1% interest in NDeX (including Mr. Trott, who sold a 3.5% interest) to our wholly-owned subsidiary, Dolan APC, LLC. On January 4, 2010, the members of APC Investments, including Mr. Trott, sold their remaining interest in NDeX (including 1.7% held by Mr. Trott) to Dolan APC. See “Notes Payable to and Stock Issued to Mr. Trott” below for more information regarding the sale of Mr. Trott’s interest in NDeX.

During 2009, NDeX made distributions to APC Investments (or its members) in the aggregate amount of $1.6 million, of which Mr. Trott received approximately $1.1 million. Under the terms of NDeX’s amended and restated operating agreement, APC Investments had the right until February 7, 2010, to require NDeX to repurchase all or any portion of its membership interests at a purchase price based on 6.25 times NDeX’s trailing twelve month earnings before interest, depreciation and amortization, less the aggregate amount of any interest bearing indebtedness outstanding for NDeX as of the date the repurchase occurs. This put right expired when the members of APC Investments, including Mr. Trott, sold their interest in NDeX in January 2010.

Services Agreement.  During the year ended December 31, 2009, Trott & Trott was one of NDeX’s eight law firm customers. In 2009, Trott & Trott was NDeX’s second largest law firm customer, accounting for 28.7% of our mortgage default processing services revenues. NDeX’s relationship with Trott & Trott is governed by a services agreement dated March 14, 2006. The services agreement provides for the exclusive referral of files from Trott & Trott to NDeX for servicing, unless Trott & Trott is otherwise directed by its clients. The services agreement is for an initial term of fifteen years, with the term to be automatically extended for up to two successive ten-year periods unless either party provides the other party with written notice of its intention not to extend the initial or extended term then in effect. During 2009, NDeX was paid a fixed fee for each file its customers directed NDeX to process, with the amount of such fixed fee being based upon the type of file (e.g., foreclosure, bankruptcy, eviction or litigation). For the year ended December 31, 2009, NDeX received revenues of $43.5 million from fees for mortgage default processing services by Trott & Trott, which takes into account an increase in the fees Trott & Trott pays to us that took effect in January 2009. The success of our mortgage default processing services business is tied to the number of files that Trott & Trott and NDeX’s other customers receive from their mortgage lender and loan servicer clients or that NDeX receives directly from its customers related to residential real estate in California. We therefore rely upon Mr. Trott, who through Trott & Trott has developed and maintains relationships with a substantial number of Trott & Trott’s clients, to attract additional business from its current and/or new clients.

Detroit Legal News Publishing.  We own 35.0% of the membership interests in The Detroit Legal News Publishing Company, or DLNP, the publisher of Detroit Legal News. Mr. Trott and his family members indirectly own 80.0% of Legal Press, LLC, which is the holder of 10.0% of the membership interests in DLNP.

In November 2005, DLNP entered into an agreement with Trott & Trott pursuant to which Trott & Trott agreed to forward to DLNP for publication all legal notices that Trott & Trott is required to publish on behalf of its mortgage default clients in Michigan. As a result, Detroit Legal News publishes, or through its statewide network causes to be published, all public notices required to be filed in connection with files serviced by NDeX for Trott & Trott that involve foreclosures in Michigan. DLNP also agreed that it would provide certain other services for Trott & Trott, including attending foreclosure sales, bidding on real property and recording of sheriff’s deeds in connection with foreclosure sales. In exchange for the services provided by DLNP under the agreement, Trott & Trott pays DLNP according to fees agreed to by the parties from time to time. These fees, however, are not permitted to exceed the customary fee that DLNP charges its other customers. In 2009, Trott & Trott paid DLNP $21.3 million to post foreclosure notices in Detroit Legal News and for other related services. The agreement terminates on December 31, 2015 (unless at such date, Legal Press, LLC remains a member of DLNP, in which case the agreement would terminate at such date when Legal Press, LLC, or its successor, is no longer a member of DLNP), but Trott & Trott may terminate the agreement at any time upon the failure by DLNP to cure a material breach of its obligations under the agreement. DLNP maintains a small number of its clerical employees at the offices of Trott & Trott to facilitate the provision of services for Trott & Trott.

In November 2005, DLNP entered into a consulting agreement with Mr. Trott whereby Mr. Trott agreed to provide consulting services related to the business of DLNP for a term lasting until December 31, 2015. The agreement may be terminated by either party prior to December 31, 2015, in the event of a material breach by either party or in the event the number of foreclosure notices submitted to DLNP by Trott & Trott is less than 1,000 in any calendar year during the term of the agreement. Under the consulting agreement, DLNP agreed to obtain, for its benefit, an insurance policy on the life of Mr. Trott in the amount of $15.0 million for a term of 15 years. In exchange for the consulting services provided to DLNP, Mr. Trott is entitled to receive a consulting fee equal to the lesser of (1) $500,000 or (2) the amount equal to 7% of DLNP’s net income less the amount paid by DLNP for the life insurance policy. In 2009, Mr. Trott was paid $483,974 in fees by DLNP for his consulting services. In addition to the fees Mr. Trott receives under the consulting agreement, DLNP also pays Mr. Trott an annual salary of $20,000.

Notes Payable and Stock Issued to David A. Trott.  In connection with the sale to us of his aggregate 5.1% ownership interest in two transactions on December 31, 2009, and January 4, 2010, we issued 168,644 shares of our common stock, having an aggregate value of $1.7 million based on the closing share price on December 31, 2009, and agreed to pay him $8.8 million (exclusive of interest on $2.3 million of the balance payable beginning August 1, 2010). Through the date of this proxy statement, we have paid him $4.1 million. We will pay an additional $0.7 million on the first business day of April, May, June and July 2010. Beginning on August 1, 2010, we will pay the remaining $2.3 million balance (including interest accruing at a rate of 4.25%) in 29 equal monthly installments. This transaction was not made in accordance with the terms of our related party transaction policy because it was approved by our board of directors, instead of our audit committee.

Net Director.  Mr. Trott owns approximately 11.1% of the membership interests in Net Director, LLC, which provides an information clearing house service used by NDeX. NDeX paid Net Director approximately $0.1 million for these services in 2009. The Barrett law firm, NDeX’s largest customer, also owns a 5.0% interest in Net Director.

American Servicing Corporation.  Mr. Trott owns 50% of American Servicing Corporation, or ASC, a provider of property tax searches and courier services to NDeX. NDeX paid ASC approximately $0.3 million for these services in 2009.

Loan Agreements.  While Mr. Trott directly or indirectly owned an interest in NDeX, Dolan Finance Company, our wholly-owned subsidiary, entered into loan agreements with NDeX, in the following amounts with the following borrowing and maturity dates:

				Aggregate
				Principal
				and Interest
				Payments
	Principal	Borrowing	Maturity	made in
Acquisition	Amount	Date	Date	2009

Robert Tremain & Associates(1)	$3,300,000	November 11, 2006	November 11, 2010	$ 948,272
Feiwell & Hannoy(2)	13,000,000	January 9, 2007	January 9, 2011	3,791,137
	1,750,000	January 9, 2008	January 9, 2012	544,144
	1,750,000	January 9, 2009	January 9, 2013	478,535
Barrett-NDEx(3)	166,000,000	September 2, 2008	September 2, 2017	29,039,514
	13,000,000	December 4, 2009	November 30, 2013	321,319
Albertelli(4)	7,000,000	October 1, 2009	September 30, 2013	527,192

(1)	This loan was made to fund a portion of the purchase price for NDeX’s acquisition of the mortgage default processing services business of Robert A. Tremain & Associates. At such time, Trott & Trott also acquired the law-related assets of Robert A. Tremain & Associates.

(2)	In connection with NDeX’s acquisition of the mortgage default processing services business of Feiwell & Hannoy Professional Corporation, Dolan Finance made three term loans to NDeX in the amounts and on the dates in 2007, 2008 and 2009, set forth in the table. The loan in the principal amount of $13.0 million funded the cash portion of the purchase price for the business acquired. The two loans, each in the principal amount of $1.75 million, funded payments NDeX owed to Feiwell & Hannoy under a promissory note entered at the time of the acquisition.

(3)	Dolan Finance made the first loan in the amount of $166.0 million to fund a portion of the purchase price for the acquisition of National Default Exchange, LP and its affiliated entities (“Barrett-NDEx”), and the second loan in the amount of $13.0 million to fund the earnout payment due to the sellers of Barrett-NDEx. The $166.0 million loan was not made in accordance with the terms of our related party transaction policy because it was approved by our board of directors, instead of the audit committee.

(4)	Dolan Finance made this loan to fund a portion of the purchase price for the acquisition of the mortgage default processing services and related business of James E. Albertelli, P.A., The Albertelli Firm, P.C., Albertelli Title, Inc. and James E. Albertelli (together, “Albertelli”). This loan was not made in accordance with the terms of our related party transaction policy because it was approved by our board of directors, instead of the audit committee.

Each of the loans described above bears interest at the prime rate plus 2.0% and interest and principal for each loan are payable in equal monthly installments over such loan’s term. In connection with the loans made to NDeX to fund the acquisition of the mortgage default processing services business of Feiwell & Hannoy, Dolan Finance Company agreed to pay Trott & Trott a fee equal to 1/2% of the outstanding balance times Trott & Trott’s (or its assignees) ownership percentage of NDeX so long as the loan is outstanding. During 2009, Dolan Finance made aggregate payments of approximately $2,398 to Trott & Trott pursuant to this agreement. This agreement terminated when we acquired the remaining portion of Trott & Trott’s interest in NDeX from the former members of APC Investments in January 2010.

Lease of Office Space.  On April 1, 2007, NDeX and our Michigan Lawyers Weekly publishing unit began subleasing approximately 30,000 square feet in suburban Detroit, Michigan from Trott & Trott at a rate of $10.50 per square foot, triple net, which sublease expires on March 31, 2012. During 2009, NDeX and Michigan Lawyers Weekly paid Trott & Trott an aggregate of $688,970 in lease payments. Trott & Trott leases this space from NW13, LLC, a limited liability company in which Mr. Trott owns 75% of the membership interests.

Employment of Mr. Dolan’s Spouse

Mr. Dolan’s spouse administers Dolan Media Newswires, our Internet-based, subscription newswire, and is our employee. In 2009, we paid $72,288 to Mr. Dolan’s spouse as compensation for her services. On May 15, 2009, in connection with annual employee stock grants, we issued to Mr. Dolan’s spouse stock options with an exercise price equal to $12.51 that are exercisable for 455 shares of common stock, as well as 250 shares of restricted stock. The options and restricted stock vest in four equal annual installments commencing on May 15, 2010, and the options terminate in seven years.

Employment of Mr. Stodder’s Brother

We employ Mr. Stodder’s brother as the director of social media for our Business Information Division. In 2009, we paid Mr. Stodder’s brother $120,000 for his services. On May 15, 2009, in connection with annual employee stock grants, we issued to Mr. Stodder’s brother stock options with an exercise price equal to $12.51 that are exercisable for 800 shares of common stock, as well as 439 shares of restricted stock. The options and restricted stock vest in four equal annual installments commencing on May 15, 2010, and the options terminate in seven years.

BOARD COMMITTEES AND COMMITTEE MEMBERSHIP

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee and the charters for these committees are available under the Investor Relations section of our web site at www.dolanmedia.com. Our board may establish other committees from time to time to facilitate the management of Dolan Media Company.

During 2009, our board of directors held six meetings. During 2009, each incumbent director attended all of the board meetings and meetings of committees on which he or she served that occurred while such director was a member of our board and such committees, except Ms. Rich Fine who attended 83% of the board meetings and 100% of the compensation committee meetings.

Our practice is that all directors attend our annual meeting, unless a director is unable to attend due to illness or another emergency or because his or her term is ending and he or she has not been nominated for re-election to the Board. We expect that most of our directors will attend our 2010 annual meeting.

Mr. Christianson serves on the boards of more than three public companies, including us. Our board has determined that his service as a director on these other boards does not impair his ability to serve us effectively.

The following table describes the composition of each of the board’s standing committees during the year ended December 31, 2009. In accordance with our corporate governance guidelines and the requirements of the New York Stock Exchange, each of our committees consists solely of independent directors.

Nominating and
Name	Audit		Compensation		Corporate Governance

John C. Bergstrom			X	*	X
Anton J. Christianson	X	(1)			X *
Arthur F. Kingsbury	X	(1)	X
Jacques Massicotte	X				X
Lauren Rich Fine			X
George Rossi	X	*

X = member; * = chair

(1)	Mr. Christianson served on our audit committee until July 31, 2009, when the board appointed Mr. Kingsbury to serve on the audit committee.

Audit Committee

In 2009, the audit committee met four times and each member of the committee attended every meeting. Our audit committee oversees a broad range of issues relating to our accounting and financial reporting processes and audits of our financial statements. In particular, our audit committee:

•	assists our board in monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm;

•	appoints, compensates, retains and oversees the work of any independent registered public accounting firm engaged for the purpose of performing any audits, reviews or attest services;

•	oversees the work of our internal auditor; and

•	prepares the audit committee report that the SEC rules require be included in this proxy statement.

The committee reviews and approves all engagement letters between our independent registered public accounting firm and us. Please refer to our discussion on the audit committee’s “Policy on Pre-approval of Audit and Permissible Non-Audit Services” later in this proxy statement for more information about the committee’s policies and practices related to the approval of services our independent registered public accounting firm performs for us. The committee also reviews all related party transactions (unless it has elevated a transaction to our board for its review and consideration) and resolves conflicts of interest involving our directors, executive officers and us. Please refer to “Related Party Transactions and Policies” for more detailed information about how we address transactions between our directors, executive officers, other related persons and us. Our audit committee is responsible for receiving and investigating complaints or reports regarding our accounting practices, internal controls and financial matters and has developed procedures that allow our employees to communicate anonymously and/or confidentially these concerns directly to our audit committee.

Our Board has determined that each member of the audit committee is “independent” under the New York Stock Exchange listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and our corporate governance guidelines. The Board has also determined that, as required by the committee’s charter, each member is financially literate and no member serves on the audit committees of more than three public companies. Our audit committee chair, Mr. Rossi, is our financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, although both Messrs. Massicotte and Kingsbury also qualify as a financial expert under the SEC Rules implementing Section 407 of the Sarbanes-Oxley Act.

Compensation Committee

In 2009, the compensation committee met eleven times and each member of the committee attended every meeting that occurred while he or she was a member. The committee reviews our compensation practices and policies and approves the compensation plans of our executive officers and key employees. In particular, the compensation committee is responsible for:

•	reviewing and approving corporate goals and objectives for Mr. Dolan and our other executive officers;

•	evaluating Mr. Dolan’s and, with the assistance of Mr. Dolan, our other executive officers’ performance in relation to those goals and objectives and determining and approving Mr. Dolan’s and our other executive officers’ compensation based on that evaluation;

•	administering all of our equity-based and other incentive compensation plans and determining all awards granted under our equity-based and other incentive compensation plans, except for grants to non-employee directors under these plans;

•	reviewing, and recommending for our board’s approval, directors fees, committee fees, equity-based compensation and other amounts we pay to our non-employee directors for their service as a director;

•	overseeing our policies to preserve tax deductibility of our executive compensation programs;

•	reviewing our compensation policies and practices for risk; and

•	reviewing and discussing with our senior managers the Compensation Discussion and Analysis required by the SEC’s disclosure rules for executive compensation and furnishing a report to be included in our proxy statement.

In addition, the committee reviews all employment, severance and change-in-control agreements for our chief executive officer and other executive officers, approves those agreements for the chief executive officer and either approves, or recommends for approval by the board, those agreements for other executive officers. The committee also periodically reviews our equity-based and other incentive compensation plans and makes recommendations to our board regarding those plans. In determining the compensation of our executive officers and awards under our incentive compensation plans other than for our chief executive officer, the committee considers the recommendations of Mr. Dolan, our chief executive officer. The committee believes that Mr. Dolan is in the best position to regularly evaluate the performance of the other executive officers and our other employees.

From time to time, the compensation committee engages third party consultants to assist it in making decisions about executive compensation, our equity-based and other incentive compensation plans and other compensation related matters. During 2008 and 2006, the committee engaged Hewitt Associates, a human resources consulting firm, to conduct an analysis of the executive compensation of certain peer companies. In 2009 and 2007, our compensation committee did not conduct an analysis of executive compensation of peer companies because the committee believes that this study is not required on an annual basis. However, the committee did engage Hewitt Associates in 2009 and 2007 to assist the committee in designing executive compensation plans, including the equity compensation awards we granted in connection with our initial public offering in 2007. The committee expects to continue to conduct peer company analyses from time to time to ensure that our executive compensation is consistent with that of similar companies.

You should refer to our “Compensation Discussion and Analysis” later in this proxy statement for more information about our compensation committee’s use of Hewitt Associates and for additional information on the committee’s processes and practices relating to the compensation of our board and executive officers.

Our Board has determined that each member of the compensation committee is “independent” under the New York Stock Exchange listing standards and our corporate governance guidelines. Our Board also has determined that each member qualifies as a “non-employee director” under Rule 16(b)(3) of the Securities Exchange Act of 1934 and that each member qualifies as an “outside director” under Section 162(m) of the Code.

Nominating and Corporate Governance Committee

In 2009, our nominating and corporate governance committee met seven times and each member of the committee attended every meeting that occurred. Our nominating and corporate governance committee:

•	oversees and assists our board of directors in identifying, reviewing and recommending nominees for election as directors;

•	advises our board of directors with respect to board composition, procedures and committees;

•	recommends directors to serve on each committee;

•	oversees the evaluation of our board of directors and our management; and

•	develops, reviews and recommends corporate governance guidelines, code of ethics and other similar company policies.

Our board of directors has determined that each member of our nominating and corporate governance committee is “independent” under the New York Stock Exchange listing standards and our company’s corporate governance guidelines.

Company’s Leadership Structure, Lead Independent Director and Executive Sessions

Our corporate governance guidelines require our board to select its chairman and our chief executive officer in any way that it considers to be in our best interests. Our board believes that an effective leadership structure can be achieved either by combining or separating the chairman and chief executive officer positions as long as the structure encourages the free and open dialogue of competing views and provides for strong oversight of management. Our board further believes that the decision of whether to combine or separate these positions depends upon our particular circumstances at a given point in time. Accordingly, our board has no policy with respect to separating the offices of chairman and chief executive officer, believing that this issue is part of our succession planning and that it is in our best interests for the board to make this determination each time it elects a new chief executive officer.

Since 1992 (which includes time served for our predecessor company), Mr. Dolan has served as both the chairman of our board of directors and our chief executive officer. Our board believes that Mr. Dolan is best situated to serve as its chairman because he is very familiar with our business and the industries we serve and is most capable of effectively identifying the opportunities (including potential acquisitions) and challenges we face. Because of his long service to us as both chief executive officer and chairman, our board believes that Mr. Dolan is in the best position to lead discussions on and execute our operating strategy and develop agendas to ensure our board is focusing on the issues that are most important to our long-term growth. Therefore, we believe that Mr. Dolan generally speaking for and leading both the company and our board is appropriate and in our best interests.

Our non-employee directors have designated Mr. Christianson, the chair of our nominating and corporate governance committee, to serve as the board’s lead independent director for an indefinite term. Like Mr. Dolan, Mr. Christianson is a founder of our company and has served on our board (including the board of our predecessor company) since 1992. Mr. Christianson sets the agenda for and presides over all executive sessions of the non-employee directors of our board. In addition, Mr. Christianson performs those duties our board delegates to him to assist the board in fulfilling its responsibilities to us. Our board meets regularly in executive session, without Mr. Dolan and other members of our management team, and Mr. Christianson acts as the board’s liaison in discussing matters raised in these sessions with Mr. Dolan and other members of our management team.

We believe that our current leadership structure, whereby a single person with the knowledge, skills and experience of Mr. Dolan sets the tone and has primary responsibility for managing our operations, allows for decisive leadership and ensures that we are able to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and other stakeholders. Further, we believe our leadership structure provides effective oversight of our board for the following reasons:

•	Mr. Christianson is a strong, independent lead director;

•	Our board has established and follows detailed corporate governance guidelines;

•	Our board regularly and rigorously reviews the leadership structure and assesses its effectiveness;

•	Seven of our eight directors are independent;

•	Each of our board committees is made up entirely of independent directors;

•	Our independent directors meet regularly in executive session (e.g., after each regularly scheduled meeting in 2009);

•	Our compensation committee annually reviews Mr. Dolan’s performance as our chief executive officer and president; and

•	Our directors, as a group, possess a broad range of skills and experience, which we believe, provide the leadership and strategic direction we require to maximize long-term value for our stockholders.

Board’s Role in Risk Oversight

From time to time, we are exposed to risks, including strategic, operational, financial and compliance risks. Our management has designed an enterprise-wide risk management process to identify, monitor and evaluate these risks. Our board of directors is responsible for overseeing our risk management process and ensuring that this process, as designed, is adequate to effectively manage the risks that we face. Annually, our board reviews the risk assessments undertaken by our management team and assists us in ensuring that we have policies and practices in place to mitigate potential risks we have identified.

While our board is ultimately responsible for overseeing our risk management, our audit committee assists our board in fulfilling this responsibility by working with our management team to evaluate and assess our financial risk exposure and plans we have implemented to monitor and mitigate these risks. These risks include threatened and pending litigation, published reports that raise material issues regarding our financial statements or accounting policies, tax matters, legal and regulatory compliance, and matters that could materially impact our internal control over financial reporting, disclosure controls and financial reporting. At each meeting of our audit committee, our chief financial officer reports to the audit committee on these risks and other enterprise risks we are facing, highlighting any new risks that may have arisen since the committee last met. Our audit committee updates the board on these discussions and the results of the risk assessments that the committee has reviewed. The audit committee further ensures that our management updates and presents its enterprise risk assessment to the board at least annually. We have designed the audit committee’s role in risk management oversight to provide our board visibility regarding identifying and assessing the critical risks we face, as well as mitigation strategies we have employed to manage these risks.

In addition, our compensation committee evaluates the compensation programs and practices for certain key employees to ensure these programs are designed so these key employees are incentivized to make decisions that lead to long-term value for our stockholders, without encouraging excessive behavior and risks that are reasonably likely to have a material adverse effect on us.

Director Compensation

The following table provides information for the year ended December 31, 2009, regarding all plan and non-plan compensation awarded to, earned by or paid to each person who served as a director during 2009.

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards(2)	Compensation		Total

James P. Dolan(1)	$—	$—	$—		$—
John C. Bergstrom	44,925	39,679	4,618	(3)	89,222
Anton J. Christianson	43,520	39,679	—		83,199
Arthur F. Kingsbury	34,830	30,284	7,731	(3)	74,381
Jacques Massicotte	40,100	36,017	—		76,117
Lauren Rich Fine	33,125	30,284	—		63,409
George Rossi	37,000	33,946	—		70,946

(1)	Mr. Dolan does not receive compensation for his service to us as a director. See “Executive Compensation-Summary Compensation Table” in this proxy statement for information about the compensation we paid to Mr. Dolan during the year ended December 31, 2009.

(2)	We calculated the amounts in these columns, which represent the aggregate grant date fair value of the equity awards, using the provisions of FASB ASC Topic 718. See Note 14 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies and Estimates — Share-Based Compensation Expense,” both included in our annual report on Form 10-K for the year ended December 31, 2009, that we filed with the SEC on March 8, 2010, for information regarding the assumptions used in the valuation of equity awards. On May 15, 2009, we granted to each non-employee director non-qualified options to purchase our common stock as follows:

Name	Number of Options

John C. Bergstrom	7,413
Anton J. Christianson	7,413
Arthur F. Kingsbury	5,658
Jacques Massicotte	6,729
Lauren Rich Fine	5,658
George Rossi	6,342

The options have an exercise price equal to $12.51 per share, the closing share price of our common stock on the grant date, which was also the date of our 2009 annual meeting. The number of options we granted to each non-employee director had a target economic value that was 100% of the annual retainer and attendance fees we expected to make to these directors during the 2009 calendar year. The compensation committee determined the target economic value in the same manner as described for the named executive officers in “Long-Term Equity Incentive Compensation” later in this proxy statement. These stock options vest in four equal annual installments beginning on May 15, 2010, and terminate seven years after the grant date.

In addition to those stock options awarded to our directors in 2009, each of our directors who served in 2009 had the following other stock option awards outstanding at December 31, 2009:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

John C. Bergstrom(a)	1,719	5,157	$16.52	05/13/2015
(b)	6,380	6,379	14.50	08/01/2014
Anton J. Christianson(a)	1,719	5,157	16.52	05/13/2015
(b)	5,914	5,912	14.50	08/01/2014
Arthur F. Kingsbury(c)	2,711	8,136	18.00	08/11/2015
Jacques Massicotte(a)	1,646	4,940	16.52	05/13/2015
(b)	4,980	4,979	14.50	08/01/2014
Lauren Rich Fine(c)	2,711	8,136	18.00	08/11/2015
George Rossi(a)	1,719	5,157	16.52	05/13/2015
(b)	5,602	5,601	14.50	08/01/2014

(a)	On May 13, 2008, we granted nonqualified stock options to each of the non-employee directors (except Mr. Kingsbury and Ms. Rich Fine, who were not directors on that date) in the amounts set forth opposite each non-employee director in the table above. The stock options vest and become exercisable in four equal installments beginning on May 13, 2009.

(b)	On August 1, 2007, we granted nonqualified stock options to each of the non-employee directors (except Mr. Kingsbury and Ms. Rich Fine, who were not directors on that date) in the amounts set forth opposite each non-employee director in the table above. The stock options vest and become exercisable in four equal annual installments beginning on August 1, 2008.

(c)	On August 11, 2008, we granted nonqualified stock options to Mr. Kingsbury and Ms. Rich Fine in connection with their appointments to our board. The stock options vest and become exercisable in four equal annual installments, beginning on August 11, 2009.

(3)	We offer medical coverage under our medical insurance plan to our directors at no cost to them. During 2009, Messrs. Bergstrom and Kingsbury were the only directors who participated in our group health plan. We self-insure for health insurance and the amount shown is the gross amount of the premiums we set for the medical coverage elected by these two directors.

The table below describes the cash fees we paid to each non-employee director for his or her services as a director and for services on board committees for the year ended December 31, 2009, and that we will pay our non-employee directors during the year ending December 31, 2010. The compensation committee reviews the payments we make to directors for serving on our board and the board’s committees and recommends proposed changes to our board for approval on an annual basis. From time to time, the committee collects and reviews information about director compensation for comparably-sized public companies. In determining the board fees for 2010, the committee reviewed and considered information provided by Hewitt Associates. For 2010, the committee recommended an increase to the fees because, after reviewing a Hewitt survey of director compensation for comparably-sized companies, it determined that the retainer and other cash fees paid to our directors were well below the average of these companies. In addition, as the committee did not recommend an increase to the board fees in 2009 consistent with our overall policy of not granting increases in base salary in 2009, the committee believed an increase was appropriate in 2010 and necessary to more closely align our director compensation with that paid to the directors of our peers.

	Amount of Fee
Type of Fee	2009	2010

Annual Retainer (Board Services)(1)	$20,800	26,000
In-Person Board Meetings	1,025	1,400
Telephone Board Meetings	525	600
Annual Retainer (Committee Services)(1)	4,100	5,200
Annual Committee Chair Retainer(1)	4,100	8,000
In-Person Committee Meetings	525	650
Telephone Committee Meetings	250	325

(1)	We pay annual retainers for board, committee and committee chair services in equal quarterly installments.

The stock option grants to non-employee directors in 2009, as described above, reflect our policy, which the board adopted in December 2007, to grant to each non-employee director non-qualified stock options exercisable for shares of our common stock or other equity awards on the date of each regular annual stockholders meeting if such director is elected at such meeting to serve as a non-employee director or continues to serve as a non-employee director. We use a formula that provides for awards with a certain targeted economic value, calculated in the same manner as described for the named executive officers in “Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation” later in this proxy statement. The economic value of the awards would be equal to a percentage (100% in 2009 for continuing directors and 200% in 2009 for new directors) of the expected cash payments to be made to such non-employee director in the form of the annual retainer and attendance fees, assuming the director attends all board meetings and the meetings of committees for which he or she is a member, during the applicable year.

In 2010 and for future years, we expect to continue to make grants of stock options (1) to each continuing and re-elected director coincident with each annual stockholders meeting having a target economic value that is 100% of the expected cash payments to be made during the calendar year and (2) to each newly elected director having a target economic value equal to 200% of the cash payments we would have expected to make during the calendar year in which the director is elected if he or she had served us as a director for the entire year. For example, in the first quarter of 2010, we granted an option exercisable for the purchase of 9,477 shares of our common stock to Mr. Stern, who was appointed to our board in January. The option had a target economic value of $68,900, which was 200% of the cash fees we would expect to pay him during 2010.

All directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings and associated with board or board committee responsibilities. We also offer medical coverage under our self-insured medical plan to our directors at no cost to them. In addition, we reimburse our directors up to $5,000 annually in connection with training related to their service on our board.

From time to time, the compensation committee may consider and propose special consulting arrangements or other fees for directors for our board’s approval. No director receives, or received in 2009, any payments or equity awards in compensation for his services as a director or on a committee other than as set forth above.

Stock Ownership Guidelines for Non-Employee Directors

In 2010, our board of directors adopted stock ownership guidelines. These guidelines require each of our non-employee directors to own shares of our common stock, having a value equal to 300% of the annual retainer for board services (based on the closing sales price for a share of our common stock on the measurement date). Our non-employee directors have a period of five years to fully comply with the guidelines and we measure their ownership on January 1 of each year. Under the phase-in provisions of our guidelines, each of our non-employee directors, except Mr. Stern, must own shares of our common stock, having a value at least equal to the percentage of the target level set forth for each measurement date below:

January 1, 2010	January 1, 2011	January 1, 2012	January 1, 2013	January 1, 2014

20% of Target Level	40% of Target Level	60% of Target Level	80% of Target Level	100% of Target Level

For purposes of this table, “target level” means 300% of the annual retainer for board services that we would pay our non-employee directors during the calendar year in which the measurement date occurs. So, for example, for our non-employee directors, except Mr. Stern, to fully comply with our ownership guidelines on January 1, 2014, such directors would need to own shares of our common stock, having a value at least equal to 300% of the annual retainer for board services that we would pay our non-employee directors in 2014. For Mr. Stern, the first measurement date of the five year phase-in is January 1, 2011. For each new non-employee director appointed or elected to our board in the future, the five-year phase-in period will begin on January 1 following the effective date of the director’s appointment or election to our board.

For purposes of satisfying these guidelines, the non-employee directors may use stock they own directly or for which they have investment and/or voting control and unvested shares of restricted stock that we may grant to them in connection with their service as directors. As of the date of this proxy statement, all of our non-employee directors, except Mr. Stern, have met the first year phase-in requirement of holding 20% of the targeted number of shares of our common stock. As discussed above, Mr. Stern, who joined our board in January 2010, is not yet subject to these guidelines.

Our named executive officers are also subject to these stock ownership guidelines. You should refer to “Compensation Discussion and Analysis — Policies related to Compensation — Stock Ownership Guidelines” for information about how these guidelines affect our named executive officers.

Director Independence

We have a policy that our board consists of a majority of outside directors who are independent and that our audit, compensation and nominating and corporate governance committees consist solely of independent directors. A director is “independent” if our board, as a whole, affirmatively determines that the director has no material relationship with us (or our consolidated subsidiaries) either directly or as a partner, shareholder or officer of an organization that has a relationship with us (or our consolidated subsidiaries). In determining whether a relationship is material and thus whether a director is independent, our board uses the “independence” tests set forth in Section 303A.02 of the New York Stock Exchange’s Listing Company Manual. In addition, our board also has adopted specific independence guidelines that conform to, or augment, the independence tests prescribed by the New York Stock Exchange. Under these guidelines, a director will not be independent if, within the last three years:

•	Employment Relationship: A director is or has been an employee of Dolan Media Company, excluding employment as an interim chairman of the board or chief executive officer, or whose immediate family member is or has been an executive officer of Dolan Media Company.

•	Compensation: A director who received, or whose immediate family member received, more than $120,000 per year in direct compensation from us or any of our consolidated subsidiaries other than (1) director and committee fees and pension or other forms of deferred compensation for prior service

(provided the compensation is not contingent on continued service), (2) compensation received by a director for service as an interim chairman of the board or chief executive officer; and (3) compensation received by an immediate family member of the director for service as a non-executive employee.

•	Relationships with Auditors: A director is or has been affiliated with or employed by, or a member of a director’s immediate family is or has been affiliated with or employed in a professional capacity, by our (or our consolidated subsidiaries’) present or former internal or external auditor.

•	Compensation Committee Relationships: A director, or a member of the director’s immediate family, is or has been employed as an executive officer of another company where one of our (or of our consolidated subsidiaries’) executive officers serves on that company’s compensation committee.

•	Business Relationships: A director is or has been a director, an executive officer or an employee, or a member of a director’s immediate family is or has been a director or executive officer, of a company (including customers or suppliers) that has made payments to, or has received payments from, us (or any of our consolidated subsidiaries) for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of our or the director’s company’s consolidated gross revenues.

•	Charitable Relationships: A director, or a member of a director’s immediate family, is or has been a director or an executive officer of a charitable organization that receives payments from us (or any of its consolidated subsidiaries) in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of our or the director’s charitable organization’s consolidated gross revenues.

•	Debt Arrangements: A director, or a member of a director’s immediate family, is or has been indebted to us (or any of our consolidated subsidiaries) in an amount that at any time exceeds $100,000 or such indebtedness is not on arm’s-length terms.

•	Advisor Relationships: A director, or a member of a director’s immediate family, is a principal of a law firm, an investment banking firm, a financial advisory firm or a consulting firm that performs services for us (or any of our consolidated subsidiaries), and payments made by us (or any of our consolidated subsidiaries) to the firm in any single year exceed the greater of $1 million or 1% of our or the firm’s consolidated gross revenues.

These independence guidelines are part of our corporate governance guidelines, which are available under Corporate Governance in the Investor Relations section of our web site at www.dolanmedia.com. For purposes of the New York Stock Exchange’s independence tests and our independence guidelines, an immediate family member is a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the person’s home. In addition to applying the NYSE independence tests and our independence guidelines, the board considers all relevant facts and circumstances, and considers the issue from the standpoint of both the director and person or organization affiliated with the director.

Members of our audit committee will not be considered independent if the member directly or indirectly accepts any consulting, advisory or other compensation fee from us (or any of our consolidated subsidiaries), other than compensation as a director or a member of our board’s committees, or is an affiliated person of us (or any of our consolidated subsidiaries). A director is an affiliated person if the director directly or indirectly controls, is controlled by, or is under common control with us (or any of our consolidated subsidiaries), including an executive officer, employee, general partner or managing member of the affiliated person. A director will not be deemed to be in control of us (or one of our consolidated subsidiaries) if the director does not beneficially own more than 10% of our common stock and is not an executive officer of us or our consolidated subsidiary.

In accordance with these guidelines, our board undertook its annual review of director independence at the regularly scheduled board meeting following our 2009 annual meeting of stockholders. During this review, our board considered transactions and relationships between each director or any member of his or her immediate family and us and our consolidated subsidiaries. Our board also considered whether there were any transactions or relationships between directors or any member of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). For example, the board also reviewed relationships between Messrs. Bergstrom, Christianson and Dolan, who also serve on the board of directors of Peoples Educational Holdings, Inc. (NASDAQ: PEDH) together. Also, in connection with his appointment to our board in January 2010, our board evaluated the independence of Mr. Stern.

Based on this review, our board determined that no such transactions or relationships existed or they were immaterial, including the fact that Messrs. Dolan, Bergstrom and Christianson serve on another board together, because they did not approach the thresholds set forth in either the New York Stock Exchange’s independence tests or our independence guidelines.

In addition to the foregoing, several of our directors were designated to our board pursuant to the rights of stockholders under an amended and restated stockholders agreement dated September 1, 2004. These directors were Messrs. Dolan and Rossi. The rights of the stockholders who designated these directors terminated upon the consummation of our initial public offering. Both Messrs. Dolan and Rossi are the Board’s nominees for election as directors at the 2010 annual meeting. See “Proposal 1— Election of Directors” below for more information.

As a result of this review, our board has affirmatively determined that each of our non-employee directors are independent. The board has also determined that no members of the audit committee received any compensation from us other than directors’ fees and, in the case of Mr. Kingsbury, medical benefits for the last three years. Mr. Dolan is considered an inside director because of his employment as our chairman, chief executive officer and president.

Director Nominations

Our nominating and corporate governance committee is responsible for conducting searches and identifying, reviewing and evaluating candidates for election to our board. In addition to identifying their own candidates, the committee also considers candidates suggested by stockholders. If you are interested in recommending a person to the nominating and corporate governance committee to serve as a director of our company, you must notify the corporate secretary in writing no later than December 16, 2010. Your recommendation should include biographical information about your proposed candidate as well as the supporting information required by our bylaws and our corporate governance guidelines. Our bylaws require that you disclose the following additional information: (1) information regarding any stockholder associated with you; (2) a description of any derivative positions and other hedging transactions that you or any stockholder affiliated with you may have entered into; and (3) a description of any agreement, arrangement or understanding that your proposed candidate is or intends to become a party to with respect to how your proposed candidate, if elected, will act or vote on any issue coming before our board or pursuant to which another person will compensate or indemnify your proposed candidate, if elected, for his or her service as our director.

The nominating and corporate governance committee will review and evaluate your proposed candidate, along with any potential candidates the committee has identified through its candidate searches. Provided that you have timely submitted your candidate in accordance with our bylaws, as amended, the committee will give appropriate consideration to your candidate as it does to our other candidates. If an incumbent director has consented to re-nomination and that director continues to be qualified and has satisfactorily performed his duties and no reason otherwise exists as to why this director should not stand for re-election, the committee’s policy is to propose the incumbent director to our board for re-election. After evaluating all the candidates, the committee will recommend candidates to our board to be included as our board’s nominees for our next annual meeting. The committee makes its recommendations based upon the director criteria described in our corporate governance guidelines. Our guidelines require that our directors possess the highest personal and professional ethics; have sufficient time to carry out their duties and responsibilities effectively; and be committed to serving on our board for an extended period of time. In addition, the nominating and corporate governance committee considers the candidate’s experience, business skills, judgment and the existence of conflicts of interest between the candidate and us. In addition, although our board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that our nominating and corporate governance committee carefully considers are the benefits to us of diversity, including gender and racial diversity, in board composition. Further, our board does not discriminate on the basis of race, gender or ethnicity and is supportive of any qualified candidate that would also provide our board with more diversity, including diversity in skills and experiences.

Our bylaws are available on the SEC’s web site (www.sec.gov) as Exhibit 3.2 to our current report on Form 8-K filed with the SEC on December 18, 2008. Our corporate governance guidelines are available in the Corporate Governance section of our web site under Investor Relations at www.dolanmedia.com. You may also request copies of the bylaws and corporate governance guidelines by sending a written request to our corporate secretary. Please refer to “Communications with the Company and our Board” below for information about how to request information from our corporate secretary and the address for sending your candidates for consideration by our nominating and corporate governance committee.

Alternatively, if you intend to attend the annual meeting in person and would like to nominate a candidate for election by the stockholders at that meeting (in cases where our board does not intend to nominate your candidate or you have not requested that the nominating and corporate governance committee consider your candidate for inclusion in our board’s slate of nominees), you must comply with the procedures set forth in our bylaws and corporate governance guidelines regarding director nominations. See “Requirements for Submission of Stockholder Proposals” below for information about these procedures.

Requirements for Submission of Stockholder Proposals

If you intend to bring business appropriate for stockholder action at our next annual meeting and intend to have your stockholder proposal (other than a nominee for election to our board) considered for inclusion in our proxy materials, our corporate secretary must receive your stockholder proposal no later than 5:00 p.m. central daylight time, December 16, 2010. You should send your proposals by registered, certified or express mail, courier, electronic mail or other means that allow you to determine when we received the notice and/or proposal, addressed to the corporate secretary at the address set forth in “Communications with the Company and our Board” below. Your proposal must contain the information required by our bylaws, including the following information: (1) information regarding any stockholder associated with you; and (2) a description of any derivative positions and other hedging transactions that you or any stockholder affiliated with you may have entered into. In addition, you must also comply with Rule 14a-8 of the Securities Exchange Act and other applicable SEC rules regarding the inclusion of your proposal in company-sponsored proxy materials. The advance notice requirements and the procedures set forth in our bylaws are the sole and exclusive means for you to propose business to be heard at our stockholders meetings.

If you intend to present a proposal at the next annual meeting, but do not intend to have it included in our proxy materials, you still must comply with the advance notice and other requirements set forth in our bylaws. The bylaws require, among other things, that you give written notice of proposals to our corporate secretary no sooner than December 16, 2010, and no later than February 14, 2011. The written notice must contain the information required by our bylaws, including (1) information regarding any stockholder associated with you; and (2) a description of any derivative positions and other hedging transactions that you or any stockholder affiliated with you may have entered into. If you are nominating a person to be considered as a director, the written notice must also include the supporting information required by our corporate governance guidelines, as well as a description of any agreement, arrangement or understanding that your proposed candidate is or intends to become a party to with respect to how your proposed candidate, if elected, will act or vote on any issue coming before our board or pursuant to which another person will compensate or indemnify your proposed candidate, if elected, for his or her service as our director.

If our corporate secretary receives your proposal after the deadlines set forth above, your proposal will not be acted upon at our 2011 annual meeting, and, if applicable, will not be included in our proxy materials for such meeting.

Communications with the Company and our Board

If you would like to communicate with a member of the board of directors, you may send a letter or an email to our board of directors addressed as follows:

By mail or courier:	Dolan Media Company Board of Directors Attn: Corporate Secretary 222 South Ninth Street Suite 2300 Minneapolis, MN 55402

By email:	secretary@dolanmedia.com Subject Line: Communication for Board of Directors

Please include the following information in your communication to our board: (1) your address, telephone number and email address (if you have one); (2) if you are a stockholder, a statement of the type and amount of securities you own; (3) if you are not a stockholder, the nature of your interest in us; and (4) any special interest you may have in the subject matter of your communication to our board.

Our corporate secretary reviews all correspondence to our board and regularly forwards to our board a summary of correspondence or copies of correspondence that relates to the functions of our board or its committees. These matters include communications regarding governance matters or potential accounting, control or auditing concerns. Our corporate secretary will not forward other communications to our board; however, our corporate secretary may, from time to time, update the chairman of our board with a brief description of communications received, but not forwarded to our board.

To request copies of our corporate governance documents, including our committee charters, or to otherwise communicate with our corporate secretary, please send a written request to our corporate secretary at our principal executive offices, 222 South Ninth Street, Suite 2300, Minneapolis, MN 55402 or by email to secretary@dolanmedia.com.

PROPOSALS

Proposal 1 — Election of Directors

Our board of directors currently consists of eight directors, divided into three classes as follows: Class 1 (3 directors), Class II (2 directors) and Class III (3 directors). Members in each class are elected to serve for three year terms.

Our Board has nominated our chair, James P. Dolan, as well as John C. Bergstrom and George Rossi for re-election to the board of directors to serve until the 2013 annual meeting and until his respective successor is elected and qualified, subject to his earlier death, resignation, retirement or removal. Mr. Dolan, who also serves as our chief executive officer, is not independent. Both Messrs. Bergstrom and Rossi are independent directors and also serve as the chairs of our compensation committee and audit committee, respectively. Messrs. Dolan and Rossi were previously designated as directors pursuant to the terms of an amended and restated stockholder agreement. This agreement terminated upon the consummation of our initial public offering on August 7, 2007.

Each of Messrs. Dolan, Bergstrom and Rossi has consented to his respective nomination in this proxy statement and each has indicated that he is willing to serve as a director, if elected. If any of Messrs. Dolan, Bergstrom or Rossi becomes unable or declines to serve before the election at our annual meeting, the proxies may vote any shares represented by proxy that are voted in favor of Messrs. Dolan, Bergstrom or Rossi for a substitute nominee the board has designated unless our board has decided to leave the director position vacant or reduce the size of our board.

Nominees for Director for Three-Year Term Ending at 2013 Annual Meeting

Class III Directors

John C. Bergstrom, age 49, has served as our director since July 2003, and also served as a director of our predecessor company from its inception in 1992 to July 2003. Mr. Bergstrom has served as managing partner of RiverPoint Investments, a St. Paul, Minnesota-based business and financial advisory firm, since June 1995. Mr. Bergstrom is also a director of Peoples Educational Holdings, Inc. (NASDAQ: PEDH), an educational materials publisher; and Znomics, Inc. (OTCBB:ZNOM), a shell public company. Mr. Bergstrom also served as a director of Make Music, Inc. ( NASDAQ:MMUS) from 2004 to 2006. Mr. Bergstrom also serves as a director for several private companies including Tecmark, Inc., a provider of business services focused on loyalty marketing programs; Instrumental, Inc., a provider of technology services to the government sector; Creative Publishing Solutions, Inc., a specialty marketing publisher; Cramer, LLC, an office furniture supplier; and JobDig, Inc., a provider of employment advertising services. Because Mr. Bergstrom has served us for more than seventeen years, he brings an extensive knowledge about our business and industry and its evolution. In addition, he has built his career advising fast-growing companies similar to ours, making him a skilled adviser to us in the areas of corporate governance, executive compensation and other organizational management matters.

James P. Dolan, age 60, has served as our president, chief executive officer and chairman of the board since July 2003, and as president, chief executive officer and chairman of the board of our predecessor company rom 1992 to July 2003. Through his long service to our company, both as our chief executive and as a director, Mr. Dolan is uniquely positioned to understand the opportunities and challenges that we face as company and has the most in-depth knowledge about our core businesses and long-term growth strategies. In addition, through the industry experiences described below, he offers us organizational and operational management skills that are critical for leading our company as chief executive officer and our board as its chairman. From January 1989 to January 1993, Mr. Dolan served first as managing director, and then executive vice president, of the Jordan Group, New York City, an investment bank specializing in media. He has previously held executive positions with Kummerfeld Associates, Inc., a media mergers and acquisitions advisory firm in New York and Chicago; News Corporation in New York and San Antonio; Sun-Times Company in Chicago; and Centel Corp. in Chicago, and also was an award-winning reporter and editor at newspapers in Texas. Mr. Dolan is currently a director of each of Advisor Media, Inc., a magazine and conference company; Peoples Educational Holdings, Inc. (NASDAQ: PEDH), an educational materials publisher; and The Greenspring Companies, the for-profit arm of The American Public Media Group. He also serves as chairman of the board of Greenspring.

George Rossi, age 57, has served as our director since April 2005. Since 1985, Mr. Rossi has provided independent consulting services to Capital NDSL, Inc., a Montréal-based investment company. Mr. Rossi also regularly provides independent consulting services to Radio Nord Communications, a Montréal-based media company. From October 2000 through May 2002, Mr. Rossi served as senior vice president and chief financial officer, and from June 2002 through July 2003, as interim president, of Cinar Corporation, a Montréal-based children’s entertainment company. From January 1983 through September 2000, Mr. Rossi served as chief financial officer and treasurer of Radiomutuel, a Montréal-based public media company. Mr. Rossi currently serves as a director of Student Transportation of America (TSE: STB.UN), a New Jersey-based provider of school bus transportation in the United States, and Radio Nord Communications, a Montréal-based media company, and serves on the investment valuation committee of Investissement Desjardins, a Montréal-based fund. Mr. Rossi is a chartered accountant. He also served as a director for Spectra Premium, a manufacturer of fuel tanks (TSE: SPD) from 2005 to 2008, and two then-public companies: Kangaroo Media, a Montréal-based manufacturer and distributor of portable media devices, where he served from 2006 to 2010; and OFI Income Fund, an Ottawa-based manufacturer and distributor of insulation materials, where he served from 2005 to 2009. Through these experiences, Mr. Rossi is qualified to continue to serve us a director as well as audit committee chair because he offers us an in-depth knowledge and understanding of financial and operational issues that are critical to the management of our company. In addition, Mr. Rossi’s varied industry experiences, including his service on a number of public company boards, makes him a highly valuable director.

Vote Required

A plurality of the votes of the shares represented in person or by proxy at the annual meeting and entitled to vote on this proposal is required to elect a nominee for director.

The board of directors unanimously recommends a vote FOR the election of John C. Bergstrom, James P. Dolan and George Rossi as Class III directors.

Directors Continuing in Office

Class I Directors (Term ends in 2011)

Arthur F. Kingsbury, age 61, has served as our director since June 2008. Mr. Kingsbury has more than thirty-five years of business and financial experience in the media and communications sectors and is currently a private investor. His experience includes financial, senior executive and director positions at companies engaged in publishing, internet research, radio broadcasting, cable television, and cellular telephone communications. Mr. Kingsbury is well qualified to serve on our board because of his extensive experience in managing and leading fast growing companies, particularly in the media sector. During his career he has been president and chief operating officer of VNU-USA, Inc., vice chairman and chief operating officer of BPI Communications, Inc., and chief financial officer of Affiliated Publications, Inc. Currently Mr. Kingsbury also serves on the board of HSW International, Inc. (NASDAQ: HSWI), an internet publisher and web site developer, and Solera Holdings, Inc. (NYSE: SLH), a provider of claims processing software and information for automobile insurance companies. He served as a director on the boards of then-public companies: NetRatings, Inc., a provider of web site analytics from 2000 to 2007 and Affiliated Publications, Inc., the former parent company of the Boston Globe, and McCaw Cellular Communications, Inc., an operator of cellular telephone systems, during the late eighties and early nineties.

Lauren Rich Fine, age 50, has served as our director since July 2008. Ms. Rich Fine serves as a practitioner in residence at Kent State University’s College of Communication and Information, where she teaches and is helping the school develop its curricula to serve the changing media landscape. She recently completed a term on the advisory board of the Poynter Institute, a school for journalists. Previously, Ms. Rich Fine was managing director at Merrill Lynch & Co. in the Economics & Securities Research Division covering the publishing, information, advertising and online industries. During her 19-year equity research career at

Merrill Lynch, Ms. Rich Fine was a ranked member of the Institutional Investor All-American Research Team for 14 years, holding the number one position for 11 years. Her experience as an analyst, her extensive industry connections, and her deep insights into large numbers of comparable fast-growing companies makes her a valuable resource for our board. Ms. Rich Fine is also a certified financial analyst.

Gary H. Stern, age 65, has served as our director since January 2010. Prior to joining our board, Mr. Stern served as the president and chief executive officer of the Federal Reserve Bank of Minneapolis from 1985 until his retirement in 2009. He joined the Federal Reserve Bank of Minneapolis as its senior vice president and director of research in 1982. Prior to 1982, he was a partner in a New York based consulting firm and also spent seven years at the Federal Reserve Bank of New York. He has also served on the faculties of Columbia University, Washington University and New York University. Through his career leading the Federal Reserve Bank of Minneapolis and his extensive executive experience, Mr. Stern has a unique understanding of national economic and fiscal conditions, trends and drivers that affect many of our businesses.

Class II Directors (Term ends in 2012)

Anton J. Christianson, age 57, has served as our director since July 2003, and also served as a director of our predecessor company from its inception in 1992 to July 2003, making him very familiar with our business and industry, as well as the evolution of our business over the last seventeen years. Since October 1980, Mr. Christianson has served as the chairman and managing partner of Cherry Tree Companies, a Minnetonka, Minnesota-based firm involved in investment management and investment banking. Affiliates of Cherry Tree Companies act as the general partner of Adam Smith Fund, LLC and Adam Smith Growth Partners, L.P. Mr. Christianson also serves as a director of each of Peoples Educational Holdings, Inc. (NASDAQ: PEDH), an educational materials publisher; AmeriPride Services, Inc., a provider of customized apparel for companies; Titan Machinery, Inc. (NASDAQ: TITN), a provider of new and used farm and construction equipment; Arctic Cat, Inc. (NASDAQ:ACAT), a manufacturer of snowmobiles and related equipment; and Znomics, Inc. (NASDAQ: ZNOM), a public shell company. Mr. Christianson also served as a director of Capella Education Company (NYSE: CPLA) from 1993 to 2006 and Fair Isaac Corporation (NYSE:FICO) from 1999 to 2009. In addition to his perspective on our business due to his long service to us as a director, Mr. Christianson offers valuable insights regarding investor relations, business and capital strategy, and corporate governance.

Jacques Massicotte, age 56, has served as our director since December 2006. Since September 2006, Mr. Massicotte has worked as an independent media consultant. Mr. Massicotte is a certified financial analyst and from December 2000 through February 2004, he served as managing director, investment banking of TD Securities Inc., a Canadian investment banking firm. From 1986 to 2000, Mr. Massicotte served as a financial analyst, covering the Canadian media and communications sectors with Newcrest Capital (1995-2000), RBC Dominion Securities (1994-1995) and Nesbitt Thomson (1986-1994). Through his investment banking experience, and particularly his experience as an analyst covering public companies, Mr. Massicotte offers valuable insight on how our communications, strategies and business will be viewed by analysts and investors in the market.

Proposal 2 — Approval of the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code.

Background

The Dolan Media Company Incentive Compensation Plan was originally adopted in 2006, and our board amended and restated the plan on June 22, 2007, prior to the completion of our initial public offering. The plan, as amended and restated, was approved by our stockholders on July 9, 2007. As of December 31, 2009, we had 734,144 shares of common stock available for issuance under the plan. On March 2, 2010, our board approved an amendment to the plan that would, subject to stockholder approval, authorize an additional 2,100,000 shares of our common stock for issuance under the plan. The amendment included other changes to the plan that were not material. The following table sets forth information regarding the number of shares underlying stock options and restricted stock that we have granted since the plan’s adoption in 2006.

	2009	2008	2007	2006

Stock options granted	414,882	440,750	881,398	126,000
Stock options forfeited	(128,239)	(72,336)	(14,731)	—
Restricted stock granted	129,990	54,139	196,519	—
Restricted stock forfeited	(16,104)	(21,456)	(24,956)
Weighted average basic shares outstanding	29,831,660	26,985,345	15,868,033	9,253,972

The table below sets forth information regarding securities authorized for issuance under the plan as of December 31, 2009, including those authorized for issuance under an Employee Stock Purchase Plan, which has an effective date after December 31, 2007, but which we have not yet implemented.

			Number of Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued upon	Price of	under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in First
Plan Category	and Rights	Rights	Column)

Equity compensation plans approved by security holders
2007 Incentive Compensation Plan	1,629,760	$13.81	734,144	(1)
Employee Stock Purchase Plan	—	—	900,000

Subtotal	1,629,760	$13.81	1,634,144

Equity compensation plans not approved by security holders	—	—	—

Total	1,629,760	$13.81	1,634,144

(1)	Includes 16,104 shares of restricted stock that were forfeited by grantees during 2009, which are available to be reissued under the 2007 Incentive Compensation Plan.

We intend to use between 400,000 to 730,000 of the remaining shares available for issuance under the plan in connection with annual equity grants to be awarded in conjunction with the 2010 annual meeting of stockholders. To the extent that our stockholders do not approve the plan, as amended and restated, our ability to issue the equity awards to our non-employee directors and named executive officers as described in “Director Compensation” and “Compensation Discussion and Analysis” will be affected in future years.

The purpose of the plan is to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, our sustained progress, growth and profitability depend. By encouraging our employees, consultants and directors to acquire a proprietary interest in our growth and performance, we intend to motivate employees, consultants and directors to achieve our long-term goals and to more closely align such persons’ interests with those of our other stockholders.

Why We Are Seeking Stockholder Approval

We are seeking stockholder approval of the plan, as recently amended by our board, to obtain approval from our stockholders to add 2,100,000 shares of our common stock to the shares available for grants, for a total share authorization of 4,800,000 shares. If the stockholders do not approve to increase the shares available for grant, we will continue to issue equity awards under the plan until we have used all of the shares authorized for issuance. In addition, we are seeking stockholder approval of the plan, as amended, because such approval would constitute reapproval by the stockholders of the material terms of the performance goals under which compensation may be paid under the plan, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our chief executive officer or any of our other named executive officers (other than our chief financial officer), such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders at least once every five years. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which performance goals may be based, and the maximum amount of compensation that can be paid to an employee under the performance goals.

Material Terms of the 2007 Incentive Compensation Plan

Summary.  The following description of the plan is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the plan, and the proposed amendment, which is included in the electronic copy of this proxy statement as Appendix A. You may also request a copy of the 2007 Incentive Compensation Plan and the proposed amendment by sending a written request to our corporate secretary. Please refer to “Communications with the Company and the Board” in this proxy statement for information about how to contact our corporate secretary. We have registered the shares authorized for issuance under this plan on Form S-8, which we filed with the SEC on August 1, 2007, and plan to register the additional shares authorized for issuance if the stockholders approve plan, including the proposed amendment to increase the number of shares available for issuance under the plan.

Administration of Plan.  The plan is administered by our compensation committee, which interprets the plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards. The committee may establish, amend, suspend or waive any rules relating to the plan, and make any other determination or take any other action that may be necessary or advisable for the administration of the plan. Except as otherwise expressly provided in the plan, all determinations, designations, interpretations and other decisions of the committee are final, conclusive and binding. While the committee has the general authority to administer the plan and the awards to be granted thereunder, our board of directors has the authority to determine, upon the recommendation of the committee, the awards to be made to non-employee directors. In addition, the committee has delegated to our chief executive officer the authority to grant option awards in connection with the hiring of new non-executive employees and/or the promotion of non-executive employees. The chief executive officer, however, may only grant options exercisable for (1) an aggregate of 45,000 shares of our common stock to non-executive employees during each fiscal year and (2) 9,000 shares of our common stock to any one non-executive employee during each fiscal year.

Awards.  The plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	deferred shares;

•	performance units;

•	other stock-based units; and

•	annual cash incentive awards.

In any calendar year, no grantee may be granted awards for options, SARs, restricted stock, deferred stock, restricted stock units or performance units (or any other award that is determined by reference to the value of shares of our common stock or appreciation in the value of such shares) that exceed, in the aggregate,

450,000 underlying shares of our common stock. No grantee may be granted cash awards for any grant year that exceed 300% of the grantee’s annual base salary, up to a maximum of $1,000,000 of base salary.

Options.  Options may be granted by the committee (or the board of directors or our chief executive officer as provided above) and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the committee (and incentive stock options are subject to further statutory restrictions that are set forth in the plan). The exercise price for all stock options granted under the plan will be determined by the committee (or our board of directors or chief executive officer as provided above), except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of our common stock on the date of grant. The term of all stock options granted under the plan will be determined by the committee (or our board of directors or chief executive officer), but may not exceed 10 years (five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value becoming exercisable in the year in excess of $100,000. In the event an optionee is awarded incentive stock options with more than $100,000 becoming exercisable in any calendar year, any incentive stock options having in excess of $100,000 becoming exercisable during the same year will be treated as non-qualified stock options. Each stock option will be exercisable at such time and pursuant to such terms and conditions as determined by the committee (or our board of directors or chief executive officer) in the applicable stock option agreement. Each option gives the grantee the right to receive a number of shares of our common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid by cash (including cash obtained through a broker selling the share acquired on exercise) or, if approved by the committee, shares of our common stock or restricted common stock.

Stock Appreciation Rights, or SARs.  All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the plan). A SAR granted under the plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified price, known as the strike price, fixed by the committee, which will not be less than 100% of the fair market value of our common stock on the grant date of the SAR. Payment may be made in cash, shares of our common stock, or other property, in any combination as determined by the committee.

Restricted Stock and Restricted Stock Units.  Restricted stock is our common stock that is forfeitable until the applicable restrictions lapse. Restricted stock units are rights granted as an award to receive shares of our common stock, conditioned upon the satisfaction of restrictions imposed by the committee. The committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event. Vesting of restricted stock and restricted stock units is conditioned upon the grantee’s continued employment. Grantees do not have voting rights in restricted stock units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the grantee will forfeit his or her restricted stock and/or restricted stock units.

Deferred Stock.  Deferred stock is the right to receive shares of our common stock at the end of a specified deferral period. The committee will determine the number of shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. Grantees do not have voting rights in deferred stock, but grantees’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units.  Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, shares of common stock or restricted stock units. The committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the grantee will forfeit all of his or her performance units.

Annual Incentive Awards.  The plan includes annual incentive awards. The committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. The committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual cash incentive award will apply, with certain exceptions, and will certify attainment of performance goals within 60 days following the end of each year. In addition, the committee will establish the threshold, target and maximum annual incentive award opportunities for each grantee. Payment may be made in cash, shares of our common stock, options or any other award or any combination as provided in the award agreement or determined by the committee.

Performance-Based Compensation.  The objective performance criteria for awards (other than stock options and SARs) granted under the plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, and are to be based on one or more of the following measures relating to the Company and/or any of its subsidiaries:

•	earnings (either in the aggregate or on a per share basis);

•	net income or loss (either in the aggregate or on a per share basis);

•	operating profit;

•	EBITDA or adjusted EBITDA;

•	growth or rate of growth in cash flow;

•	cash flow provided by operations (either in the aggregate or on a per share basis);

•	free cash flow (either in the aggregate or on a per share basis);

•	costs;

•	gross revenues;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•	stockholder returns (including return on assets, investments, equity, or gross sales);

•	return measures (including return on assets, equity, or sales);

•	growth or rate of growth in return measures;

•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	economic value added;

•	aggregate product unit and pricing targets;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of business or operational goals such as market share and/or business development;

•	achievement of diversity objectives;

•	results of customer satisfaction surveys; or

•	debt ratings, debt leverage and debt service.

The committee may, on the grant date of an award intended to comply with the performance-based exception under Section 162(m), and in the case of other awards, at any time, provide that the formula for such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that any awards designed to qualify for the performance-based exception generally may not be adjusted upward (the committee shall retain the discretion to adjust such awards downward).

Change in Control.  Except as otherwise set forth in an award agreement, in the event of a change in control (as defined in the plan) of Dolan Media Company, all awards will become vested, all restrictions will lapse and all performance goals shall be deemed to be met, as applicable, except that no payment of an award shall be accelerated to the extent that such payment would violate Section 409A of the Code. The committee may, in order to maintain a grantee’s rights in the event of any change in control, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of our common stock as of the date of the change in control. Under the plan, the committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of our common stock as of the date of the change in control.

Termination of Employment.  With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a grantee’s termination of employment or service for any reason other than cause, retirement, disability or death, such grantee’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 60 days after such termination and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a grantee’s termination of employment or service due to retirement, disability or death, such grantee’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until one year after such termination and thereafter will be cancelled and forfeited to us. In the event of a grantee’s termination of employment or service for cause, such grantee’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, or unless otherwise determined by the committee as provided in the plan, (1) with respect to restricted stock, in the event of a grantee’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to us, (2) upon termination because of death or disability, all unvested shares of restricted stock will immediately vest, (3) all performance units and unvested restricted stock units will be forfeited upon termination for any reason, and (4) annual cash incentive awards will be forfeited in the event of a grantee’s termination of employment or service.

Amendment and Termination.  Unless the plan is earlier terminated by our board of directors, the plan will automatically terminate on June 22, 2017. Awards granted before the termination of the plan may extend beyond that date in accordance with their terms. The committee is permitted to amend the plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, subject to the prohibition on repricing described below. However, no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable grantee’s written consent and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the New York Stock Exchange.

No Repricing Without Stockholder Approval.  In general, without the prior approval of the company’s stockholders, (i) no option or SAR will be repriced, replaced, or regranted through cancellation, (ii) the exercise price of a previously granted option or SAR will not be lowered and (iii) no option or SAR will be exchanged for an option or SAR with a lower exercise price, for any other award or for cash.

Transferability.  Unless otherwise determined by the committee, awards granted under the plan are not transferable except by will or the laws of descent and distribution, and except that certain assignments are permitted in connection with marriage dissolutions. The committee will have sole discretion to permit the transfer of an award to certain family members specified in the plan.

Adjustments.  In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of an option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon the exercise of a SAR, the amount of any cash received by the participant and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Upon exercising an incentive stock option, generally the stock option holder is not taxed (except that an alternative minimum tax liability may arise), and we are not entitled to a deduction so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (b) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Ordinarily, any gain realized upon a disposition will be treated as a capital gain, with the precise character of that gain (either short or long term) being determined by the length of time during which the holder has held the shares. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR.

Awards Other than Options and SARs.  As to other awards granted under the plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the plan. However, in general, under Section 162(m), in order for our company to be able to deduct compensation in excess of $1 million paid in any one year to our chief executive officer or certain of our other officers with the highest compensation, the compensation in excess of $1 million must qualify as “qualified performance based compensation” within the meaning of Section 162(m). We expect that options, SARs and certain other performance awards paid under the plan will continue to qualify as performance based compensation. As discussed above, stockholder approval of the amendment of the plan also will constitute reapproval of the material terms of the performance goals for purposes of the approval requirements of Section 162(m) of the Code.

Delivery of Shares for Tax Obligation.  Under the plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Withholding.  We have the right to withhold from any payments made under the plan or to collect as a condition of payment, any taxes required by law to be withheld. The participant may satisfy this obligation in whole or in part by electing to have us withhold shares of common stock having a fair market value up to the minimum amount of withholding taxes required to be collected on the transaction.

Plan Benefits

The committee in its sole discretion will determine the number and types of awards that will be granted under the plan. Therefore, it is not possible to determine at this time the benefits that will be received by eligible participants if the amendment to the plan is approved by our stockholders. However, to the extent that our stockholders do not approve this amendment, our ability to issue the equity awards to our non-employee directors and named executive officers as described in “Director Compensation” and “Compensation Discussion and Analysis” will be affected in future years. The closing price per share of our common stock as reported on the NYSE on March   , 2010, was $     .

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for the approval of the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes increasing the shares of common stock available for issuance under the plan to 4,800,000 shares, and reapproving the performance goals under which compensation may be paid under the plan, for purposes of Section 162(m) of the Code.

The board of directors unanimously recommends a vote FOR the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes increasing the shares of common stock available for issuance under the plan to 4,800,000 shares and reapproving the performance goals under which compensation may be paid under the plan, for purposes of Section 162(m) of the Internal Revenue Code.

Proposal 3 — Ratification of Rights Agreement, as amended

Background

We are currently a party to a Rights Agreement, dated as of January 29, 2009, as amended March 17, 2010, with Mellon Investor Services, LLC. Under the Rights Agreement, we declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock outstanding on February 9, 2009. Our board has approved the Rights Agreement to enable the board of directors to assure that our stockholders are able to realize the long-term value of an investment in our common stock. Although none of our certificate of incorporation, our bylaws or applicable law require stockholder approval or ratification of a stockholder rights plan or similar arrangement, our board has decided to request stockholder ratification of the Rights Agreement as a matter of sound corporate governance. If the stockholders do not ratify the Rights Agreement, the board will reconsider its decision to keep the Rights Agreement in place, but will not be required to terminate the Rights Agreement. Even if our stockholders ratify the Rights Agreement, our board could terminate the Rights Agreement prior to the distribution date (as described below). If the board does not otherwise terminate the Rights Agreement, it will expire under its current terms on January 29, 2013. We have summarized certain key provisions of the Rights Agreement below. Because this is a summary, it may not contain all of the information that is important to you. Accordingly, this summary is qualified in its entirety by its reference to the specific provisions of the Rights Agreement, as amended, the full text of which we have included as Appendix B to the electronic copy of this proxy statement. You may also request a copy of the Rights Agreement, as amended, by sending a written request to our corporate secretary. Please refer to “Communications with the Company and the Board” in this proxy statement for information about how to contact our corporate secretary.

We have recently amended the rights agreement to meet the standards of sound corporate governance, as determined by many institutional investors. As a result, our rights agreement contains a number of provisions that have been tailored to meet these standards and are intended to be “stockholder friendly,” including, but not limited to the following: (1) 20% flip-in and flip-over thresholds as described under “Flip-in and Flip-Over Events and Adjustments” below; (2) a three-year sunset provision as described under “Term” below; (3) no features that would limit the ability of a future board of directors of the company to redeem the rights or otherwise make the rights agreement non-applicable to a particular transaction prior to a person or group becoming an “acquiring person;” and (4) a permitted or qualified offer feature that, under certain circumstances, allows the holders of 10% of our outstanding common stock to direct our board to call a special meeting of stockholders to consider a resolution authorizing a redemption of all of the outstanding rights.

Reasons for the Rights Agreement

Our board adopted the Rights Agreement as a precautionary measure and believes that it is in our stockholders’ best interests for the following reasons:

•	The rights agreement is intended to help our board ensure that all of our stockholders receive fair and equal treatment in the event of a takeover proposal and to safeguard against coercive tactics designed to take control over our company without allowing our stockholders to realize the long-term value of their investment. Our board believes that implementing these safeguards will assist us in preventing an acquirer from gaining control of our company without offering a fair price to our stockholders.

•	The rights agreement provides the board with adequate time to evaluate unsolicited offers and may deter or delay offers that are not in the stockholders’ or the company’s best interests by encouraging the potential acquirer to negotiate with our board to have the rights redeemed before the potential acquirer acquires more than 20% or more of our common stock. Accordingly, the rights agreement allows the board time to pursue alternate strategies to maximize our stockholders’ long-term value.

The rights may have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without our board’s approval. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders. Because our board can redeem the rights and amend the rights agreement in any respect prior to a person or group owning more than 20% of our outstanding common stock, the rights should not interfere with a merger or other business combination that our board approves or any other potential acquirer that is willing to make an offer at a fair price or otherwise in our stockholders’ best interests.

Our rights agreement is similar to rights agreements that other public companies have adopted and our adoption of this plan was not prompted by any external actions. We have received no hostile communications or takeover approaches of any kind. We adopted the plan to give our board time to evaluate and respond to any unsolicited future attempts to acquire our company and to protect the long-term value of our stockholders’ investment in us.

Description of Rights Agreement

Distribution of Rights.  On January 29, 2009, our board declared a dividend of one right for each outstanding share of our common stock, $0.001 par value per share, or common stock, to stockholders of record at the close of business on February 9, 2009. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of our series A junior participating preferred stock, or preferred stock, at a purchase price of $40.00 in cash per one ten-thousandth of a share, subject to adjustment. The rights are attached to the certificates representing shares of our common stock and do not trade separately. Until the distribution date, the rights are not exercisable or transferable separately from the common stock.

Term.  The rights currently will expire on January 29, 2013, unless earlier redeemed or exchange. If our stockholders do not ratify the Rights Agreement at the annual meeting, our board may, but is not required to, terminate the rights agreement prior to January 29, 2013.

Events Causing Exercisability of Rights.  The rights will separate from our common stock after the distribution date which is the earlier to occur of the following:

•	the close of business on the tenth day after the first public announcement that a person or group has become an “acquiring person” (as defined below); and

•	the close of business on the tenth day (or a later date determined by action of our board prior to such time as any person or group becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, which when consummated would result in a person or group becoming an acquiring person.

Acquiring Person.  Our rights agreement generally defines an “acquiring person” as a person or group of affiliated or associated persons that have acquired beneficial ownership of at least 20% of our outstanding shares of common stock. As described below, after a person or group becomes an acquiring person, the rights may not be redeemed or amended.

Authority of the Board.  When evaluating decisions surrounding the redemption of the rights or any amendment to the rights agreement to delay or prevent the rights from detaching and becoming exercisable as a result of a particular transaction, the board, or any future board, is not subject to restrictions that would limit its ability to redeem the rights or ototherwise make the rights non-applicable to a particular transaction prior to a person or group becoming an “acquiring person.”

Flip-in and Flip-Over Events and Adjustment.  After a person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, except an acquiring person, will have the right to receive, upon exercise, shares of our common stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the purchase price of the right instead of our preferred stock.

At any time after a person or group of affiliated or associated persons becomes an acquiring person, but prior to the acquisition by an acquiring person of 50% or more of our outstanding shares of our common stock, our board may exchange the rights (other than rights owned by such acquiring person that have become null and void), in whole or in part, without any additional payment, for shares of our common stock, at an exchange ratio of one share of common stock (or of a share of a class or series of the company’s preferred shares having equivalent rights, preferences and privileges) per right (subject to adjustment).

At any time after the first date of public announcement by the company or an acquiring person that an acquiring person has become such, if (1) the company is the surviving corporation in a merger with any other company or entity, (2) the company is acquired in a merger or other business combination transaction, (3) 50% or more of the company’s consolidated assets or earning power are sold, or (4) an acquiring person engages in certain “self-dealing” transactions with the company, each holder of a right (other than those of an acquiring person whose rights have become null and void) will thereafter have the right to receive, upon the exercise thereof at the then-current purchase price of the right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the purchase price of such right.

Redemption of Rights.  At any time prior to a person or group of affiliated or associated persons becomes an acquiring person, our board may redeem all, but not less than all, of the rights at a price of $.001 per right, which we refer to as the “redemption price.” The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Qualified Offer.  A qualifying offer is an offer that, among other things, our board of directors has determined to have the following characteristics:

•	is an all-cash tender offer or stock exchange offer or combination thereof for any and all of our outstanding shares of common stock;

•	is an offer whose per-share price represents a reasonable premium over the highest market price of the common stock in the preceding 18 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of the offer;

•	is an offer which, within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by our board rendering an opinion to the board that the consideration being offered to our stockholders is either unfair or inadequate;

•	is subject only to the minimum tender condition described below and other customary terms and conditions, which conditions shall not include any requirements with respect to the offeror or its agents being permitted to conduct any due diligence with respect to our books, records, management, accountants and other outside advisers;

•	is accompanied by an irrevocable written commitment by the offeror to us that the offer will remain open for at least 120 business days and, if a special meeting is duly requested by our stockholders with respect to the offer, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the notice of the special meeting, for at least 10 business days following that 90-day period;

•	is accompanied by an irrevocable written commitment by the offeror to us that, in addition to the minimum time periods specified above, the offer will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is made;

•	is conditioned on a minimum of a majority of the shares of our common stock being tendered and not withdrawn as of the offer’s expiration date;

•	is accompanied by an irrevocable written commitment by the offeror to us to consummate promptly upon successful completion of the offer a second-step transaction whereby all shares of our common stock not tendered in the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

•	is accompanied by an irrevocable written commitment by the offeror to us that no amendments will be made to the offer to reduce the offer consideration or otherwise change the terms of the offer in a way that is adverse to a tendering stockholder; and

•	is accompanied by certifications of the offeror and its chief executive officer and chief financial officer that all information that may be material to an investor’s decision to accept the offer have been, and will continue to be promptly for the pendency of the offer, fully and accurately disclosed.

Further, any offers that have cash or common stock as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the Rights Agreement, as amended.

Under the qualified offer provisions of our Rights Agreement, as amended, if our board does not hold a special meeting within 90 business days of receipt of the notice from holders of 10% of our outstanding common stock (excluding the acquiring person), the rights will be automatically redeemed at the close of business on the 10th business day following that date. If a meeting is held and the holders of a majority of our outstanding common stock representing a majority of the shares of common stock represented at the meeting at which a quorum is present vote in favor of the redemption of the rights, the qualifying offer will be deemed exempt from the Rights Agreement, provided that no acquiring person has emerged and the qualifying offer continues to be a qualifying offer.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for ratification of the Rights Agreement, as amended.

The board of directors unanimously recommends a vote FOR ratification of the Rights Agreement, as amended.

Proposal 4 — Approval of Amendment to Amended and Restated Certificate of Incorporation to Change the Company’s Name to The Dolan Company

Our board of directors has approved an amendment to our Amended and Restated Certificate of Incorporation to change the name of the company from “Dolan Media Company” to “The Dolan Company.” Our board is recommending the change to our name because a majority of our revenues are now derived from our Professional Services Division, which provides outsourced services to the legal profession through our subsidiaries, NDeX, DiscoverReady and Counsel Press. While our Business Information Division, which consists of business journals, court and commercial newspapers and other business information products and services, remains an important part of our business, our board believes that the name “Dolan Media Company” no longer fully and accurately describes the breadth of our operations.

As approved by our board, the change of our name to “The Dolan Company” will not become effective until our stockholders approve the amendment to our Amended and Restated Certificate of Incorporation and we file it with the Delaware Secretary of State. We anticipate filing the Certificate of Amendment to our Amended and Restated Certificate of Incorporation on May 26, 2010, or as soon as practicable thereafter, if our stockholders approve the amendment at our 2010 annual meeting.

If the stockholders approve this proposal, Article FIRST of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

“The name of the Corporation is “The Dolan Company.”

As described above, our board believes that changing our name is in our best interests because “The Dolan Company” more accurately reflects our current operations. We have included the full text of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation as Appendix C to the electronic copy of this proxy statement. You may also request a copy of the proposed amendment to our Amended and Restated Certificate of Incorporation by sending a written request to our corporate secretary. Please refer to “Communications with the Company and the Board” in this proxy statement for information about how to contact our corporate secretary.

Vote Required

Approval of the amendment to our Amended and Restated Certificate of Incorporation to change our name to “The Dolan Company” requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on this matter.

The board of directors unanimously recommends a vote FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation, changing our name from “Dolan Media Company” to “The Dolan Company.”

Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed McGladrey & Pullen, LLP, certified public accountants and independent registered public accounting firm, as Dolan Media Company’s independent registered public accounting firm for the year ending December 31, 2010. Our audit committee has engaged McGladrey & Pullen, LLP as our independent registered accounting firm since 2003. Although it is not required by our audit committee’s charter or Delaware law, the audit committee is submitting the selection of McGladrey & Pullen, LLP for stockholders’ ratification at the annual meeting because we believe it is a good corporate practice. If the stockholders do not ratify the committee’s selection of McGladrey & Pullen, LLP, the committee will reconsider its decision, but will not be required to change its decision to appoint McGladrey & Pullen, LLP as the company’s independent registered public accounting firm. Even if our stockholders’ ratify this appointment, our audit committee may change this appointment at any time during the year if it determines that a change would be in our or our stockholders’ best interests.

We expect representatives of McGladrey & Pullen, LLP to be present at the annual meeting. They will have an opportunity to make a statement to the stockholders if they desire and you will have an opportunity to ask them appropriate questions.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for ratification of the audit committee’s appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm for 2010. .

The board of directors unanimously recommends a vote FOR ratification of the audit committee’s appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm for 2010.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors of Dolan Media Company has reviewed and discussed the company’s audited consolidated financial statements for the year end December 31, 2009, with the company’s management, which has primary responsibility for the financial statements. The committee has discussed with the company’s independent registered public accounting firm, McGladrey & Pullen, LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T. Further, the committee has received the written disclosures and the letter from the company’s independent registered public accounting firm required by Rule 3526 of the Public Accounting Oversight Board “Communication with Audit Committees Concerning Independence,” and the committee has discussed with McGladrey & Pullen, LLP, the company’s registered public accounting firm, that firm’s independence.

Based upon the review and discussions described above, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements be included in its annual report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Submitted by the Audit Committee

George Rossi, chair
Arthur F. Kingsbury
Jacques Massicotte

AUDIT COMMITTEE MATTERS

Fees of the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of our consolidated financial statements for the years ended December 31, 2009, and 2008, and fees billed for other services rendered by McGladrey & Pullen, LLP during those periods.

Audit and Non-Audit Fees

	2009	2008
	($ in thousands)

Audit Fees:(1)	$720	$999
Audit Related Fees:(2)	80	276
Tax Fees:(3)	—	—
All Other Fees:	—	—

Total:	800	$1,275

(1)	Audit fees are fees billed for professional services for the audit of our annual financial statements and the audit of our internal control over financial reporting. Audit fees also include fees billed for professional services for the review of our financial statements included in our quarterly reports on Form 10-Q.

(2)	This category relates to all fees for assurance and related services that are reasonably related to the performance of our audit, including audits of acquisition targets.

(3)	McGladrey & Pullen, LLP does not provide tax compliance, tax advice, tax planning or other tax related services to us.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

As described earlier in this proxy statement, our audit committee is responsible for appointing and overseeing the work of McGladrey & Pullen, LLP, our independent registered public accounting firm, and has established the following procedures for the pre-approval of all audit, audit-related, and other permissible services that McGladrey & Pullen, LLP provides to us. At this time, McGladrey & Pullen, LLP does not provide any tax services to us.

During the first quarter of each fiscal year, the committee determines the type of audit, audit-related, and other permissible services that it expects McGladrey & Pullen, LLP will provide to us during that year. McGladrey & Pullen, LLP then provides the audit committee with detailed information regarding the specific services in those categories and the proposed fee structure for the fiscal year. After reviewing the information McGladrey & Pullen, LLP provides, the committee will pre-approve those services up to a specific fee level for that fiscal year. All other services that McGladrey & Pullen, LLP expects to provide or that exceed the pre-approved fee level require separate pre-approval from the committee. McGladrey & Pullen, LLP and our chief financial officer, Ms. Duncomb, submit joint requests to our audit committee for approval of services requiring the separate pre-approval of our audit committee. These requests include a joint statement, describing whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The policy authorizes our audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services. During the year ended December 31, 2009, and for the fiscal year 2010, our audit committee has delegated its pre-approval authority to its chair, Mr. Rossi. He must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Our audit committee pre-approved all audit and permissible non-audit related services that McGladrey & Pullen, LLP provided to us during the year ended December 31, 2008, in accordance with this pre-approval policy. Our audit committee further concluded that McGladrey & Pullen, LLP could provide these services to us and still maintain their independence. You may request a copy of our audit committee’s pre-approval policy by writing to our corporate secretary. See “Communications with the Company and the Board” in this proxy statement for our corporate secretary’s mailing and email addresses.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, including their age as of the date of this proxy statement.

Name	Age	Position

James P. Dolan	60	Chairman of the Board, Chief Executive Officer and President
Vicki J. Duncomb	53	Vice President, Chief Financial Officer and Corporate Secretary
Scott J. Pollei	49	Executive Vice President and Chief Operating Officer
Mark W.C. Stodder	50	Executive Vice President — Business Information
David A. Trott	49	Chairman and Chief Executive Officer, National Default Exchange

You should refer to “Nominees for Director for Three-Year Term Ending at 2013 Annual Meeting” earlier in this proxy statement for biographical information about our chairman, chief executive officer and president, James P. Dolan. Biographical information for our other executive officers is set forth below.

Vicki J. Duncomb has served as our vice president and chief financial officer since August 2009. Prior to serving in this capacity, she served as our vice president — finance from July 2006 until August 2009. She has also served as our corporate secretary since April 2007. From February 2000 through March 2006, Ms. Duncomb served as the director of finance and operations for The McGraw-Hill Companies Healthcare Information Group, an Edina, Minnesota-based educational and professional healthcare information provider.

Scott J. Pollei has served as our executive vice president and chief operating officer since August 2009 and our executive vice president and chief financial officer from December 2001 to August 2009. From January 1994 to December 2001, Mr. Pollei served as our vice president of finance. Prior to 1994, Mr. Pollei was a senior manager at KPMG LLP. Mr. Pollei is an inactive certified public accountant.

Mark W.C. Stodder has served as our executive vice president — business information since February 2005. Prior to serving in this capacity, Mr. Stodder served as our vice president, newspapers, from January 2004 to February 2005; as our chair, Circulation Marketing Board, from May 2001 to January 2004; and as our vice president and publisher, Daily Reporter Publishing Company in Milwaukee, from March 1994 to January 2004. Prior to joining Dolan Media Company, Mr. Stodder held news reporting, editing and executive positions with community newspapers in Los Angeles and Colorado. Mr. Stodder is active in a number of newspaper, media and legislative associations. He is a director of DLNP and the National Newspaper Association, and is the president of the Public Notice Resource Center, a non-profit foundation which tracks and studies public notice legislation across the country. He is a past president of American Court and Commercial Newspapers, Inc.

David A. Trott has served as chairman and chief executive officer of National Default Exchange since September 2008 and its president from March 2006 to September 2008. In addition, since January 1992, Mr. Trott has served as the managing attorney of Trott & Trott, P.C., a law firm located in Farmington Hills, Michigan, of which he is the majority shareholder, and the president of Attorneys Title Agency, LLC, a title agency located in Southfield, Michigan. Mr. Trott has also previously served as president of the Michigan Mortgage Bankers Association and the U.S. Foreclosure Network, one of the largest organizations of foreclosure attorneys in the United States.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The compensation committee of our board of directors, or for purposes of this compensation discussion and analysis, the committee, has responsibility for establishing, implementing and administering our executive compensation program. In this section, we discuss certain aspects of our executive compensation program as it relates to James P. Dolan, our chairman, chief executive officer and president; Vicki J. Duncomb, our vice president and chief financial officer (who has served as our principal financial officer since August 1, 2009); Scott J. Pollei, our executive vice president and chief operating officer (who served as our principal financial officer from January 1, 2009, through July 31, 2009); and our two other most highly-compensated executive officers in 2009 (Mark W.C. Stodder, executive vice president, Business Information Division; and David A. Trott, chairman and chief executive officer of NDeX). We have also included Mark Baumbach, our former vice president — technology, who would have been one of our three other most highly compensated executive officers in 2009 if he were employed with us at December 31, 2009. We refer to these individuals as our “named executive officers.”

Compensation Philosophy and Objectives

The committee’s primary objectives with respect to executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) tie annual and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, (3) compensate our executives at levels comparable to executives at similar companies to remain competitive in our recruiting, and (4) align the interests of our executives with the long-term interests of our stockholders through award opportunities that will result in the ownership of our common stock. To achieve these objectives, the committee has designed and implemented an executive compensation program for the named executive officers consisting of a mix of the following items:

•	base salary;

•	performance-based short-term cash incentive compensation;

•	long-term equity incentive compensation;

•	perquisites and other benefits; and

•	severance and change in control benefits.

The relative mix of compensation for the three primary components (base salary, performance-based short term cash incentive and long term equity incentive) for each of our named executive officers (excluding Mr. Baumbach who was not employed with us at the end of 2009) based on compensation paid in 2009 is set forth in the charts below. We have also presented the targeted 2009 compensation mix for each named executive officer (excluding Mr. Baumbach who was not employed with us at the end of 2009) for comparison purposes. As discussed in “Performance-based Short Term Cash Incentives” below, we paid each of our named executive officers (excluding Mr. Baumbach who was not employed with us at the end of 2009) more than the targeted short-term cash incentive because our performance in relation to each performance metric exceeded the performance targets.

Compensation Consultant

Since 2006, our compensation committee has engaged Hewitt Associates, a human resources consulting firm, to advise the committee and assist us in ensuring that our compensation plans are consistent with our strategic and financial goals. We do not use Hewitt Associates or any of its affiliated entities for any other work. In 2006 and again in 2008, as a part of this process, Hewitt, in consultation with the committee, developed a peer group for compensation purposes composed of companies with similar revenues and in industries with respect to which we believe we compete for executive talent. The peer group that was developed consisted of public companies that are generally in the business information, business process outsourcing, business services or publishing industries. On February 1, 2010, Hewitt spun-off its executive compensation business into a separate company known as Meridian Compensation Partners, LLC. Since the spin-off, Meridian, rather than Hewitt, has been advising our compensation committee on the matters in which the compensation committee had previously engaged Hewitt.

Peer Study

Hewitt delivered the most recent version of this study to the committee in writing as well by presentation at the committee’s meeting held on October 29, 2008. The 2008 Hewitt study consisted of the following peer group companies, who were chosen because they operate in similar industries and have similar annual revenues to us. As shown by the table below, these twenty companies ranged in size from $83 million to $749 million in revenues, with a mean and median revenue size of $300 million and $206 million, respectively, as compared to our 2009 annual revenues of $263 million.

		Revenues
Peer Company	Industry (as Defined by Hewitt & Associates)	(In millions)(1)

Advent Software, Inc.	Bank office software	$240
Amrep Corporation	Publication services	166
Bottomline Technologies, Inc.	Payment processing	131
Concur Technologies, Inc.	Business spend processing	194
Corporate Executive Board, Co.	Business research services	557
Costar Group, Inc.	Real estate information services	206
Courier Corp.	Book publisher	285
Cybersource Corp.	E-payment services	181
Digital River, Inc.	Online sale services	381
Epiq Systems, Inc.	Legal technology systems	203
Factset Research Systems Inc.	Financial information services	551
InfoGroup, Inc.	Database services	749
Interactive Data Corp.	Financial information and analytics	725
Marchex Inc.	Online advertising services	145
Morningstar, Inc.	Investment research information	487
NIC, Inc.	Internet services for governments	94
Online Resources Corp.	Payment services	149
Primedia, Inc.	Real estate publishing	314
SkillSoft Public Limited Company	E-learning for employers	317
Value Line	Investment publications	83
Webmedia Brands Inc. (formerly Jupiter Media Corp.)	Online business information	140
Mean of Peer Companies		$300
Median of Peer Companies		$206
Dolan Media Company total 2009 revenues		$263

(1)	We calculated the revenues for each of our peer companies using information from the most recent four quarters that were publicly available for each company when the Hewitt’s peer study was issued to our compensation committee in October 2008.

The peer group study examined the most recently available stockholder meeting proxy information, which for the 2008 study was generally from the 2008 annual stockholders meeting and therefore included 2007 fiscal year compensation information for each of the peer companies.

The committee has carefully considered Hewitt’s analyses of the peer group compensation information, as well as other factors in establishing our executive compensation programs. For example, the committee also considers the results of its performance evaluation of the named executive officers an important factor in setting total compensation packages. In general, the committee intends to establish total compensation packages for our named executive officers at or near the 50th percentile level for total compensation paid to executives in similar positions and with similar responsibilities at companies in our peer group but does not require that total compensation packages meet or exceed this level. In particular, the allocation of total compensation for each named executive officer among base salary, short-term cash incentive, long-term equity-based incentive and other non-cash benefit components was based, in part, on a review of the results of the Hewitt study, with the objective of providing a significant portion of total compensation in the form of performance-based compensation. The Hewitt study is one, but not the only, factor the committee reviews in setting compensation for our named executive officers. For 2008 and 2009, total compensation packages for our named executive officers were at or near the 50th percentile level of similarly situated executives at our peer companies.

Compensation Components

Base Salary

Base salary is intended to reflect the executive’s skill level, knowledge base and performance record, and takes into account competitive market compensation paid by companies in our peer group for similar positions. The committee reviews the base salaries of our named executive officers on an annual basis, and adjusts base salaries from time to time to realign salaries with market levels, taking into account individual responsibilities, performance and experience, and to comply with the requirements in any applicable employment agreements. The committee approves the base salary of our president and chief executive officer, and, with input from our president and chief executive officer, the base salary for each executive officer below the chief executive officer level.

For the year ended December 31, 2009, the committee established base salaries for each of the named executive officers at the same level as the named executive officers’ respective base salaries for the year ended December 31, 2008. This was consistent with an overall decision by us to maintain 2008 salary levels due to the general economic environment. Further, Messrs. Dolan, Pollei and Stodder, who each have employment agreements with automatic increases to their base salaries, executed waivers of their contractual increases. We promoted Mr. Pollei to executive vice president and chief operating officer and Ms. Duncomb to vice president and chief financial officer on August 1, 2009. In connection with those promotions, we increased Mr. Pollei’s and Ms. Duncomb’s salaries to $289,000 and $225,000, respectively.

In January 2010, the committee established base salaries for the year ending December 31, 2010, based on a combination of the Hewitt study information, individual performance evaluations, changes in the cost of living in the area where the executive resides, as well as any requirements of employment agreements between us and the executives. The committee also noted that, other than the increases in connection with the promotions of Ms. Duncomb and Mr. Pollei, it had not awarded any increases in base salaries to the named executive officers in 2009. The committee further noted that a part of the consideration for determining Mr. Trott’s base salary level is the fact that he splits his time between NDeX and his law firm, Trott & Trott. The increase in base salaries for our named executive officers ranged between three and eleven percent to meet the committee’s overall goal of compensating our named executive officers similar to the executive officers of our peer companies, as well as providing compensation packages that, in the committee’s judgment, were appropriate given the competitive market for talent. Based upon the Hewitt analysis of our peer groups for 2008, as adjusted for changes in the cost of living, the total target compensation packages for 2010 are approximately equal to, or below, the 50% percentile of the compensation packages for similarly situated executive officers at our peer companies. The committee also noted that salaries are set forth in the employment agreements for all of the named executive officers and that, except in the case of Mr. Trott, will, at a minimum, increase each year at a rate based on a change in the consumer price index specified in these employment agreements. See “Executive Compensation — Employment Agreements” for further information regarding the matters set forth above.

In January 2010, the committee established the base salaries for each of the named executives for the year ending December 31, 2010, as follows:

				Percent
	2008 Base	2009 Base	2010 Base	Change
Executive Officer	Salary	Salary	Salary	(2009 to 2010)

James P. Dolan	$479, 000	$479,000	$527,000	10.0%
Vicki J. Duncomb(1)	200,000	225,000	250,000	11.1%
Scott J. Pollei(1)	264,000	289,000	317,000	11.2%
Mark W.C. Stodder	232,800	232,800	240,000	3.1%
David A. Trott	269,000	269,000	277,000	3.0%
Mark E. Baumbach(2)	217,400	217,400	—	—

(1)	Reflects Ms. Duncomb and Mr. Pollei’s base salary for 2009 after their respective promotions, which were effective August 1, 2009. See the “Summary Compensation Table” for actual amounts that we paid Ms. Duncomb and Mr. Pollei during 2009 as base salary. Consistent with the compensation committee’s decision not to increase base salaries at the beginning of 2009, Ms. Duncomb’s and Mr. Pollei’s base salaries from January 1, 2009, through the effective date of their promotions on August 1, 2009, were $200,000 and $264,000, respectively.

(2)	Mr. Baumbach was no longer employed with us at December 31, 2009.

Performance-Based Short-Term Cash Incentives

Under our 2007 incentive compensation plan, which includes a cash short-term incentive program, we provide annual short-term cash incentives to our named executive officers. Annually, the committee establishes the target cash incentive for each named executive officer as a targeted percentage of base salary. In addition, the committee scales performance based on achieving results above or below targeted performance-metric levels. This provides the named executive officers with an opportunity to earn more or less than the targeted incentive amount. The maximum payout of this cash incentive is capped at 2 times the target cash incentive. The table below provides the threshold cash incentive, the target cash incentive, and the maximum cash incentive that could have been earned, as well as the actual cash incentive earned, for each named executive officer in 2009.

					Actual
		Threshold		Maximum	Cash
	2009	Cash	Target Cash	Cash	Incentive
Name	Base Salary	Incentive(3)	Incentive(4)	Incentive(5)	Earned (6)

James P. Dolan	$479,000	$—	$287,400	$574,800	$500,076
Vicki J. Duncomb(1)	210,417	—	105,209	210,417	183,063
Scott J. Pollei(1)	274,417	—	137,209	274,417	238,743
Mark W.C. Stodder	232,800	—	116,400	232,800	192,806
David A. Trott	269,000	—	134,500	269,000	238,764
Mark E. Baumbach(2)	217,400	—	108,700	217,400	—

(1)	Reflects the actual amounts paid to Ms. Duncomb and Mr. Pollei as base salary during 2009 as their salaries were increased in August 2009, in connection with their promotions to vice president and chief financial officer and executive vice president and chief operating officer, respectively. See “Summary Compensation Table” for more information.

(2)	Mr. Baumbach’s employment with us ended on July 22, 2009, at which time he had not earned his short-term cash incentive. See “Severance and Other Payments made to Mark E. Baumbach” for information about payments we paid to Mr. Baumbach in connection with the termination of his employment.

(3)	The named executive officers are entitled to no portion of their cash incentive if the actual performance metrics are 80% or less than the performance target the compensation committee set. The named executive officers are entitled to a portion of their bonus if the actual performance metric is more than 80% of the performance target.

(4)	The named executive officers are entitled to the target cash incentive if the actual performance metrics are equal to (i.e., 100% of) the performance targets the compensation committee set.

(5)	The named executive officers are entitled to the maximum cash incentive if the actual performance metrics are 150% of the performance targets that the compensation committee set.

(6)	Reflects the actual amounts earned by each named executive officer in connection with the achievement of the performance targets.

The committee sets the performance targets, which our named executive officers must achieve to earn a short-term cash incentive payment. In each case, the performance targets, as established by the committee for 2009, consisted of a combination of cash earnings per diluted share, adjusted EBITDA for Dolan Media Company, adjusted EBITDA for NDeX, adjusted EBITDA for the Business Information Division or other metrics. The relative weight of each performance target as it relates to the named executive officer is set forth in the following table:

		Adjusted		Adjusted
		EBITDA for		EBITDA for
	Cash	Dolan	Adjusted	Business
	Earnings per	Media	EBITDA for	Information
Name	Diluted Share	Company	NDeX	Division	Other(1)

James P. Dolan	50%	50%	—	—	—
Vicki J. Duncomb	50%	50%	—	—	—
Scott J. Pollei	50%	50%	—	—	—
Mark W.C. Stodder	34%	—	—	66%	—
David A. Trott	34%	—	66%	—	—
Mark E. Baumbach	34%	—	—	—	66%

(1)	This performance metric consisted of meeting technology spending and other information technology department objectives as set by our chief operating officer.

We define cash earnings as net income attributable to Dolan Media Company before (1) non-cash interest income or expense related to the change in fair value of our interest rate swaps; (2) non-cash compensation expense; (3) amortization of intangibles, including the DLNP intangible; (4) non-recurring items of income or expense; and (5) an adjustment to income tax expense related to the reconciling items at the effective tax rate. We define cash earnings per diluted share as cash earnings divided by the weighted average number of diluted common shares outstanding over the period measured. We define adjusted EBITDA for Dolan Media Company as net income (loss) attributable to Dolan Media Company (1) before (a) non-cash interest expense related to redeemable preferred stock; (b) interest expense, net; (c) income tax expense; (d) depreciation and amortization (including the amortization of the DLNP intangible); (e) non-cash compensation expense; (f) noncontrolling interest, and (g) non-recurring income and/or expense, and (2) after cash distributions paid to holders of noncontrolling interest. We calculate adjusted EBITDA for NDeX in the same manner as we calculate adjusted EBITDA for Dolan Media Company, except as follows: (1) we start from net income attributable to NDeX and only add back that portion of each reconciling item that is attributable to our NDeX operations; and (2) we do not add back the amortization expense for our DLNP intangible as it is not attributable to our NDeX operations. We calculate adjusted EBITDA for our Business Information Division in the same manner as we calculate adjusted EBITDA for Dolan Media Company, except as follows: (1) we start with the net income of our Business Information Division; and (2) do not add back non-controlling interest or subtract the cash distributions we pay to the holders of our noncontrolling interests as those reconciling items are not attributable to our Business Information Division.

The committee believes that adjusted EBITDA and cash earnings per diluted share are more appropriate measures than EBITDA, earnings per share and other similar GAAP financial metrics, as well as EBITDA, because they are the same primary metrics being used by our management and board of directors to evaluate our financial performance.

We have grown in large part through acquisitions, many of which were financed with debt. These acquisitions have generally resulted in relatively significant levels of interest expense due to increased debt service obligations and amortization expense due to the amortization of acquired finite-lived intangibles. The committee believes that the combination of increased interest expense and amortization expense renders our accounting profits or losses less meaningful as a measure of success of our business operations than EBITDA or adjusted EBITDA, which the committee believes also serve as a proxy for operational cash flow. The committee expects that we will continue to identify and evaluate potential acquisition opportunities and, accordingly, the committee and our board of directors has established a rigorous process of amending adjusted EBITDA targets during the fiscal year to account for acquisitions.

We also believe cash earnings per diluted share provides a meaningful measure of our cash earnings on a per share basis, after both interest and taxes, which are generally paid in cash, but before amortization expense which is a non-cash charge. The committee believes that the combination of amortization expense and certain other non-cash charges related to interest rate swaps renders our accounting earnings per share less meaningful as a measure of success of our business operations than cash earnings per diluted share.

The performance targets for the metrics set forth above, along with the actual performance for those metrics, as adjusted by the compensation committee, where applicable, is set forth in the table below (in thousands, except per share amounts and percentages).

		2009 Results,
	Target for	as adjusted,	Percentage
	Performance	for Performance	OverPerformance/
Performance Metric	Metric	Metric(1)	UnderPerformance(3)

Cash earnings per diluted share	$0.94	$1.39	149%
Adjusted EBITDA for Dolan Media Company(2)	67,741	85,151	126%
Adjusted EBITDA for NDeX(2)	45,379	53,499	118%
Adjusted EBITDA for Business Information Division	25,562	31,944	125%

(1)	For purposes of determining the 2009 results for the cash earnings per diluted share and adjusted EBITDA for Dolan Media Company performance metrics, the compensation committee added $0.05 and $2.4 million, respectively, which represents the gain from the sale of our interest in GovDelivery, Inc., to the cash earnings per diluted share and adjusted EBITDA for Dolan Media Company metrics that we reported in our fourth quarter 2009 earnings release (which we also furnished to the SEC on Exhibit 99 to our Form 8-K dated February 23, 2010). The committee made this adjustment for compensation purposes because it believed that management should be credited for the gain received from this sale as management had evaluated the investment in GovDelivery and recommended that investment to the board for its approval.

(2)	The committee increased the adjusted EBITDA performance target during 2009 to account for the acquisitions of DiscoverReady (for Dolan Media Company only) and Albertelli (for NDeX and Dolan Media Company) that occurred during the fourth quarter of 2009.

(3)	For purposes of this table, “overperformance” means any percentage over 100% and “underperformance” means any percentage under 100%.

We developed our target cash earnings per diluted share and adjusted EBITDA goals as a company and for NDeX and the Business Information Division during our annual financial planning process, when we assess our operations, the markets we serve and our competitors, and formulate internal financial projections. Our cash earnings per diluted share and adjusted EBITDA targets for 2009 were established based on a careful examination of the prospects for the business. The committee’s ultimate objective is to set performance targets that are likely to be achieved such that the target cash incentive will be paid out. This would mean that the actual performance metrics would equal the performance targets. Our targeted adjusted EBITDA for Dolan Media Company and NDeX were increased by our committee to reflect acquisitions occurring during 2009. We further note that, in the past three years, we paid our named executive officers at above the targets in both 2007 and 2009 and below the targets in 2008 because in each of 2009 and 2007, the actual results for the performance metrics exceeded the targets the committee had set and in 2008.

For 2010, the committee has established the target short-term incentive payouts for each of the named executive officers, based on weighted performance metrics, as follows:

		Threshold		Maximum
	2010	Cash	Target Cash	Cash
Name	Base Salary	Incentive	Incentive	Incentive

James P. Dolan	$527,000	$—	$316,200	$632,400
Vicki J. Duncomb	250,000	—	125,000	250,000
Scott J. Pollei	317,000	—	190,200	380,400
Mark W.C. Stodder	240,000	—	125,000	240,000
David A. Trott	277,000	—	138,500	277,000

		Adjusted		Adjusted
		EBITDA for		EBITDA for
	Cash	Dolan	Adjusted	Business	Material
	Earnings per	Media	EBITDA for	Information	Geographic
Name	Diluted Share	Company	NDeX	Division	Expansion(1)

James P. Dolan	50%	50%	—	—	—
Vicki J. Duncomb	50%	50%	—	—	—
Scott J. Pollei	50%	50%	—	—	—
Mark W.C. Stodder	25%	—	—	50%	25%
David A. Trott	25%	—	50%	—	25%

(1)	This is a new performance metric for Messrs. Stodder and Trott. As this performance metric relates to Mr. Stodder, “material geographic expansion” means providing business information services in markets that our Business Information Division did not serve at December 31, 2009. As this performance metric relates to Mr. Trott, “material geographic expansion” means providing mortgage default processing services in states where NDeX did not provide these services at December 31, 2009. The compensation committee, with advice from our chief executive officer and chief operating officer, will determine whether a geographic expansion in either the Business Information Division or at NDeX is material.

Similar to the process in the prior year, our adjusted EBITDA and cash earnings per diluted share targets for 2010 were established based on a careful examination of the prospects for the business and represent a significant increase over the results of the prior year. These targets were set with the objective of making it equally likely that actual results for each performance metric will exceed the performance target or fall short of those targets. As with 2009, the named executive officers are entitled to a short term cash incentive payment, ranging from the threshold cash incentive to the maximum cash incentive depending upon whether the actual performance metrics exceed the performance targets set by the committee. The named executive officers are entitled to a portion of their short term cash incentive to the extent a performance metric exceeds 80% of the performance target.

For more information about expected and earned payouts to the named executive officers under our short term incentive performance plan, please refer to the “Executive Compensation” and the “Grants under Non-Equity Incentive Plans” and “Summary Compensation” tables in that section of this proxy statement.

Long-Term Equity Incentive Compensation

The committee believes that long-term company performance will be improved through the development of an ownership culture that includes the use of stock-based awards as a part of our executive compensation program. Our incentive plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and other stock awards to our executive officers, employees, consultants and non-employee board members.

After consultation with Hewitt and Associates, the committee has determined that equity awards under our 2007 Incentive Compensation Plan should be made on an annual basis using a formula that provides for aggregate awards with an economic value equal to a designated percentage of each named executive officer’s base salary. The economic value of an award is calculated based on certain assumptions determined by the compensation committee to be appropriate for compensation purposes, which may or may not be consistent with valuations determined for accounting purposes. In particular, the committee utilizes a value of its common stock based on a weighted average trading price for a period of time, while for accounting purposes the valuation of stock and options granted for compensation purposes is based exclusively on the value of stock as traded on the single date of the issuance of the stock or options. In addition, certain assumptions utilized in the Black-Scholes model for determining the value of stock options for compensation purposes are not the same as the assumptions used in the accounting version of that calculation.

For 2009, the committee issued long term equity awards to each named executive officer, having a targeted economic value of 110% of base salary for Mr. Dolan, 75% of base salary for Messrs. Pollei, Stodder and Trott, and 60% of base salary for Ms. Duncomb and Mr. Baumbach. For 2009, the committee allowed each of the named executive officers to decide whether they wanted that targeted economic value in the form of stock options or a mix of 50% stock options and 50% restricted stock. Messrs. Pollei and Trott and Ms. Duncomb elected to take both options and restricted stock. The committee believes it is advantageous to provide executive officers with such a choice, as this can enhance the perceived value of the award to that officer. These grants were issued on May 15, 2009, to each of the named executive officers in the amounts and components set forth in the table below.

	Restricted
	Stock Grants	Stock Options

James P. Dolan	—	87,817
Vicki. J. Duncomb	5,484	10,000
Scott J. Pollei	9,049	16,500
Mark W.C. Stodder	—	29,100
David A. Trott	9,221	16,813
Mark E. Baumbach	—	21,740

The restricted stock and stock options we granted vest in four equal annual installments beginning on May 15, 2010. The stock options have an exercise price of $12.51 and have a term of seven years. See the Summary Compensation Table and the Grants under Equity Incentive Plans for more information about the stock options granted to our named executive officers under this plan in 2009.

For 2010, the committee increased the targeted economic value of long term equity awarded to Mr. Pollei and Ms. Duncomb to 85% and 75% of base salary, respectively, as a result of their promotions in 2009. The targeted economic value of long term equity awarded to each of Messrs. Dolan, Stodder and Trott did not change. The committee will continue to evaluate this targeted economic value for each named executive officer on an annual basis. The committee again will allow the named executive officers to decide whether they would prefer long term equity compensation in the form of stock options or a mix of stock options and restricted stock. We expect that 2010 awards made under the incentive plan to the named executive officers as well as awards to other management employees may be either non-qualified stock options, restricted stock grants or a combination thereof. “Executive Compensation — Incentive Compensation Plan” for further information regarding our incentive plan. The committee again will allow the named executive officers to decide whether they would prefer long term equity compensation in the form of stock options or a mix of stock options and restricted stock.

Perquisites and Other Benefits

The committee believes that it has taken a conservative approach to other elements of its compensation program relative to companies similarly situated to us. We provide our named executive officers with various perquisites and other personal benefits that are described below. The committee does not consider these benefits and perquisites when working to establish total compensation at or near the 50th percentile level of executives at companies in our competitive peer group.

401(k) Plan Contributions.  Our 401(k) retirement savings plan is a qualified defined contribution plan under which employees may make pre-tax contributions into the plan, up to certain specified annual limits. We also provide discretionary employer matching contributions. We provided in 2009, and provide in 2010, a discretionary employer matching contribution of 50% of the first 6% of employee contributions. For highly compensated employees, including the named executive officers, this match was capped at $7,350 for 2009 and 2010.

Medical and Dental Insurance.  We self-insure for medical insurance by withholding an amount from participating employees’ compensation to fund our medical insurance program. In 2009 for each of Messrs. Dolan, Stodder, and Baumbach, we withheld $9,268, $11,966 and $8,078, respectively, less than the amount withheld by us from our other employees for applicable medical coverage. We do not self-insure for dental insurance; however, in 2009, we paid $990 on behalf of Messrs. Dolan, Stodder and Baumbach for dental insurance premiums. In 2009, we paid $18,121 to a third party provider on Mr. Trott’s behalf for medical insurance.

Club Memberships.  We pay club membership dues to a professional or social club for each of Messrs. Dolan, Pollei and Trott. We believe these club memberships serve to facilitate their roles as our representatives in the local business communities that we serve.

Minneapolis Apartment and Commuting Expenses.  Mr. Stodder, who lives in Whitefish Bay, Wisconsin, receives a rent reimbursement for an apartment that we lease for him near our offices in Minneapolis. We also pay for Mr. Stodder’s flights between Minneapolis and his home in Whitefish Bay. In 2009, we reimbursed Mr. Stodder $10,140 for rent and paid $4,969 for such flights.

Parking Expenses.  In 2009, we paid parking expenses in the amounts of $3,000, $2,392, and $1,750 for each of Ms. Duncomb, Mr. Pollei and Mr. Baumbach (through July 31, 2009), respectively, because they drove to our headquarters in Minneapolis on a regular basis.

Home Office Expenses.  In 2009, we paid $1,704 for home Internet access for Mr. Dolan because Mr. Dolan and his spouse, who administers Dolan Media Newswires, use his home office on a regular basis for business purposes. This amount represents the portion of such payments attributable to personal use of the home office and Internet access, which we have assumed constitutes 25% of total use.

Use of Company Apartment in New York City.  We have acquired the right to use an apartment in New York City in connection with our employees’ business travel. We also make this apartment available for the named executive officers to use for personal reasons. During 2009, Mr. Dolan and Ms. Duncomb used this apartment for personal reasons, the benefit of which equaled $650 and $975, respectively.

2010 Compensation Plan

The graphs below set forth the 2010 target compensation mix (exclusive of perquisites, severance payments and other benefits) for each of the named executive officers (except Mr. Baumbach, who is no longer employed by us).

Severance Arrangements and Change in Control Plan

Severance Benefits.  The committee believes that severance arrangements for our named executive officers will allow us to continue to attract, motivate and retain the best possible executive talent in a marketplace where such protections are commonly offered. In particular, severance benefits help ease the named executive officer’s burden if he or she is unexpectedly terminated by us for reasons other than cause. Accordingly, our employment agreements with each named executive officer contain severance arrangements pursuant to which each such executive officer will receive severance benefits if their employment with us is terminated by us without cause or, with respect to the named executive officers, except Mr. Trott, if such named executive officer terminates his employment with us for good reason. See “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments Upon Termination or Change In Control” for further information regarding these severance benefits and “Executive Compensation — Severance and Other Payments to Mark E. Baumbach” for information about severance benefits we paid to Mr. Baumbach in connection with the termination of his employment relationship with us. Mr. Baumbach did not have an employment agreement with us.

Change in Control Plan.  Our board of directors, upon the recommendation of the committee, has adopted an Executive Change of Control Plan that provides each of the named executive officers other than Mr. Trott with certain severance benefits in the event of termination of employment in connection with a qualified change of control event. The committee believes that this change in control plan will provide continuity and focus for these named executive officers in the event of a change in control of the company. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for further information regarding these severance benefits.

Policies Related to Compensation

Guidelines for Equity Awards

The committee and our board of directors have approved and adopted guidelines for equity awards, or guidelines. Among other things, the guidelines delineate the authority of our board of directors, the committee and our chief executive officer with respect to the grant of equity awards, specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and provide procedures for grant information to be communicated to and tracked by our human resources and finance departments. The guidelines require that any stock options or stock appreciation rights have an exercise or strike price not less than the fair market value of our common stock on the date of the grant. See “Executive Compensation — Incentive Compensation — Administration of Plan” for more information regarding the approval of our equity awards by the committee, our board of directors or our chief executive officer.

Stock Ownership Guidelines

Consistent with the committee’s executive pay philosophy, the board of directors adopted stock ownership guidelines in 2010. These guidelines require that all of our executive officers own shares of our common stock, and establish a targeted level of stockholder ownership with a value equal to the ownership multiple set forth in the table below (based on the closing sales price for a share of our common stock on the measurement date).

Executive	Stock Ownership Multiple

Chief Executive Officer	300% of base salary
Chief Operating Officer	200% of base salary
Other executive officers	100% of base salary

The phase-in provision of our guidelines require each of our named executive officers, except Mr. Baumbach who is no longer employed by us, to own common stock, having a value equal to the target level set forth for each measurement date below:

January 1, 2010	January 1, 2011	January 1, 2012	January 1, 2013	January 1, 2014

20% of Target Level	40% of Target Level	60% of Target Level	80% of Target Level	100% of Target Level

For purposes of this table, “target level” means the named executive officer’s stock ownership multiple, using base salary for that calendar year. So, for example, for our named executive officers, except Mr. Baumbach, to fully comply with our ownership guidelines on January 1, 2014, such named executive officers would need to own common stock, having a value equal to their respective stock ownership multiple, using their base salary for 2014. For each executive officer appointed in the future, the five-year phase-in period will begin on January 1 following the effective date of the executive officer’s appointment. For purposes of satisfying these guidelines, the executive officers may use stock they own directly or for which they have investment and/or voting control and unvested shares of restricted stock that we may grant to them in connection with their service as officers. As of the date of this proxy statement, each executive officer has met the first year phase-in requirement of holding at least 20% of the targeted number of shares of our common stock.

Our non-employee directors are also subject to these stock ownership guidelines. You should refer to “Board Committees and Committee Membership — Stock Ownership Guidelines” for information about how these guidelines affect our non-employee directors.

Compliance with Sections 162(m) and 409A of the Code

We generally intend for our executive compensation program to comply with Code Section 162(m) and Code Section 409A. The committee currently intends for all compensation paid to the named executive officers to be tax deductible to us pursuant to Section 162(m) of the Code. Section 162(m) provides that compensation paid to the named executive officers, except our chief financial officer, Ms. Duncomb, in excess of $1,000,000 cannot be deducted by us for federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future the committee may determine to provide compensation, or to adopt a compensation program, that does not satisfy the conditions of Section 162(m) if, in its judgment, after considering the additional costs of not satisfying Section 162(m), such compensation or program is appropriate. During the year ended December 31, 2009, none of our named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Section 409A of the Code addresses certain nonqualified deferred compensation benefits payable to our executives and provides that, if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, our executives are subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. In 2008, we amended the employment agreements of Messrs. Dolan, Stodder and Trott, as well as our executive change in control plan, to comply with Section 409A. Ms. Duncomb and Mr. Pollei’s employment agreements were entered into after the effective date of Section 409A.

Risk Assessment

In the first quarter of 2010, the committee reviewed the company’s compensation policies and practices for executive and management employees who, in the committee’s judgment, had positions with us where their compensation plans could potentially raise material risks to us if we did not design their plans appropriately. These employees included all of our named executive officers, as well as certain highly-compensated management employees in both of our divisions. In selecting the compensation plans of these employees, the committee considered a number of factors, including whether the employee had the ability to direct strategic and operational decisions for a significant operating unit or multiple operating units of the business.

The committee reviewed base salary, short-term incentive and equity compensation for each of the employees the committee selected, evaluating both 2009 actual compensation results and 2010 compensation plans. In particular, the committee reviewed these policies and practices to ensure they were designed in a way that did not encourage excessive risk-taking, including evaluating the plans for, among other things: (1) too much focus on equity compensation; (2) too much focus on short-term incentive compensation; (3) uncapped formulas for short-term incentives; (4) highly leveraged payout curves for short-term incentives; (5) incentive targets or thresholds set at unreasonably high levels; and (6) steep cliffs on payout plans under short-term incentive formulas.

In evaluating the plans, the committee noted certain features of our compensation plans and programs that mitigate and reduce the likelihood that these employees would engage in excessive risk-taking, as follows:

•	All compensation plans are balanced as their design is based on a mix of base salary, short-term incentives and annual equity grants.

•	Base salaries for all employees reviewed have been set at a sufficient level to avoid excessive reliance on short-term cash incentive payments.

•	Short-term cash incentive plan targets are based on reasonable goals and include scaling formulas which result in reasonable incremental payments for achievable incremental results.

•	All short-term cash incentive plans are capped at a maximum payment level relative to targeted level of payment, ranging from 125% to 200% of target.

•	Equity grants include vesting provisions over a four-year period and executive officers are also subject to ownership guidelines, requiring them to hold a certain number of shares during their employment.

•	Equity awards generally include a mixture of both stock options and restricted stock grants, providing for long-term value to the employees selected, which yields a wide variety of stock valuation outcomes.

Based on this review and analysis, the committee determined that, for these employees, the company’s compensation policies and practices for 2009, and as proposed for 2010, do not encourage excessive risk taking and, thus, are not reasonably likely to encourage behavior that would have a material adverse effect on us or our operations.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of Dolan Media Company has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K and included in this proxy statement and incorporated by reference in the company’s annual report on Form 10-K filed with the SEC on March 8, 2010. Based on this review and these discussions with management, the compensation committee recommended to the board of directors that this compensation discussion and analysis be included in the company’s 2010 proxy statement and incorporated by reference in the company’s annual report on Form 10-K.

Submitted by the Compensation Committee

John C. Bergstrom, chair
Arthur F. Kingsbury
Lauren Rich Fine

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation for services in all capacities to us for the years ended December 31, 2009, 2008, and 2007, earned by our named executive officers. See “Compensation Discussion and Analysis,” “Employment Agreements” and “Severance and Other Payments to Mark E. Baumbach” in this proxy statement for a description of the material factors necessary to understand the information in the table below.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Position	Year	Salary	Bonus(4)	Awards(5)	Awards(5)	Compensation(4)	Compensation(6)	Total

James P. Dolan	2009	$479,000	$—	$—	$470,040	$500,076	$24,772	$1,473,888
President and Chief Executive Officer	2008	479,000	—	—	420,435	172,000	18,460	1,089,895
	2007	463,000	—	—	1,003,745	389,000	157,139	2,012,884
Vicki J. Duncomb(1)	2009	210,417	—	68,605	53,525	183,063	11,325	525,935
Vice President and Chief Financial Officer
Scott J. Pollei(2)	2009	274,417	—	113,203	88,316	238,743	16,054	730,733
Executive Vice President and	2008	264,000	—	—	157,992	79,000	15,439	516,431
Chief Operating Officer	2007	255,000	—	—	376,922	179,000	87,300	898,222
Mark W.C. Stodder	2009	232,800	—	—	155,758	192,805	33,633	614,996
Executive Vice President — Business	2008	232,800	—	—	139,322	105,000	31,016	508,138
Information	2007	225,000	—	—	332,579	158,000	57,639	773,218
David A. Trott,	2009	269,000	—	115,355	89,992	210,358	25,451	710,156
Chairman and Chief Executive Officer,	2008	269,000	60,000	—	160,986	—	28,360	518,346
NDeX	2007	260,000	100,000	—	384,312	—	19,172	763,484
Mark E. Baumbach(3)	2009	127,932	—	—	116,363	—	338,675	582,970
Former Vice President — Technology	2008	217,400	—	—	104,084	94,000	15,102	430,586
	2007	210,000	—	—	248,324	119,000	52,377	629,701

(1)	Ms. Duncomb was promoted to vice president and chief financial officer on August 1, 2009. She also serves as our principal financial and principal accounting officers. In connection with her promotion, her base salary of $200,000 was increased to $225,000 effective August 1, 2009. While she was an executive officer in 2008 and 2007, she was not one of our three most highly compensated officers.

(2)	Mr. Pollei was promoted to executive vice president and chief operating officer on August 1, 2009. He had previously served as our executive vice president and chief financial officer, as well as our principal financial officer. In connection with his promotion, his base salary of $264,000 was increased to $289,000 effective August 1, 2009.

(3)	Mr. Baumbach served as our vice president — technology until July 22, 2009. His annual base salary for 2009 was $217,400. In connection with the end of his employment relationship with us, we entered into a separation agreement and general release under the terms of which we paid to him or on his behalf the amounts set forth in columns (a) through (c) below. In September 2009, we entered into a consulting agreement with Mr. Baumbach, under the terms of which we paid him $32,725 in 2009. The aggregate sum of the severance and other payments we made to him or on his behalf are included in the table above as “All Other Compensation.” See “Severance and Other Payments to Mark E. Baumbach” for more information about these payments. We also allowed Mr. Baumbach to retain the laptop computer he used as our employee. The laptop was fully depreciated and thus, we believe the value to him was de minimus. On July 22, 2009, Mr. Baumbach had vested stock options exercisable for the purchase of 21,765 shares of our common stock, not including the option to acquire 1,125 shares that we vested upon the execution of his severance agreement. Of those, he exercised an option to acquire 4,500 shares of our common stock at an exercise price of $2.22 and forfeited the remaining vested options, as well as unvested options to acquire 76,911 shares of our common stock.

Value of
			Medical	Accelerated
		Severance	and Dental	Stock	Consulting
Name	Year	Payment(a)	Insurance(b)	Options(c)	Fees(d)	Total

Mark E. Baumbach	2009	$271,750	$6,376	$13,039	$32,725	$323,890

(a)	Represents 52 weeks’ pay at the rate in effect on July 22, 2009, along with one-half of the short-term performance-based cash incentive that Mr. Baumbach would be expected to earn had he been employed with us through December 31, 2009. We paid $176,637 of the severance payment in 2010.

(b)	Represents the medical and dental premiums we paid on Mr. Baumbach’s behalf under COBRA for the period August 1, 2009, through December 31, 2009.

(c)	The compensation committee accelerated the vesting on an option to acquire 1,125 shares of our common stock in connection with the end of Mr. Baumbach’s employment relationship with us. This option would have vested on October 11, 2010, had Mr. Baumbach remained our employee. This option had an exercise price of $2.22 and the value was calculated using the closing per share price on July 22, 2009, assuming that Mr. Baumbach exercised the options and then sold the shares on that date.

(d)	Represents fees we paid to Mr. Baumbach under a consulting agreement through December 31, 2009.

(4)	We paid a portion of the amounts set forth in these columns for the year ended December 31, 2009, to each named executive officer during the first quarter of 2010.

(5)	We calculated the amounts in these columns, which represent the aggregate grant date fair value of the equity awards, using the provisions of FASB ASC Topic 718. See Note 14 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies and Estimates — Share-Based Compensation Expense,” both included in our annual report on Form 10-K for the year ended December 31, 2009, that we filed with the SEC on March 10, 2010, for information regarding the assumptions used in the valuation of equity awards. See “Outstanding Equity Awards at Year End 2009” below for more information about our equity awards to the named executive officers.

(6)	All other compensation for the year ended December 31, 2009, consisted of the following components.

					Rent for
				Use of	Apartment
		Medical		Company	in MN and
		and	401(k)	Apartment	Flights from	Home
	Club	Dental	Matching	in New	MN to Place	Office		Severance
	Membership	Insurance(a)	Contribution	York City	of Residence	Expenses(b)	Parking	Payments	Total

James P. Dolan	$4,835	$10,258	$7,350	$625	$—	$1,704	$—	$—	$24,772
Vicki J. Duncomb	—	—	7,350	975	—	—	3,000	—	11,325
Scott J. Pollei	6,312	—	7,350	—	—	—	2,392	—	16,054
Mark W.C. Stodder	—	12,956	5,568	—	15,109	—	—	—	33,633
David A. Trott	7,330	18,121	—	—	—	—	—	—	25,451
Mark E. Baumbach	—	9,068	4,057	—	—	—	1,750	323,890	338,765

(a)	We self-insure for medical insurance by withholding an amount from participating employees’ compensation to fund our medical insurance program. With the exception of the amount reported for Mr. Trott, the amount in this column represents amounts withheld by us during 2009 (and for Mr. Baumbach from January 1, 2009, through July 31, 2009) from our other participating employees in excess of that which was withheld by us from the named executive officers for applicable medical coverage and premiums paid on behalf of such officers for dental insurance. Mr. Trott does not participate in our medical insurance program. Instead, the amount reported in this column for Mr. Trott reflects premiums paid on his behalf to a third-party provider for medical insurance.

(b)	In 2009, we paid for home Internet access for Mr. Dolan because Mr. Dolan and his spouse, who administers Dolan Media Newswires, use his home office on a regular basis for business purposes. This amount represents the portion of such payments attributable to personal use of the home office and Internet access, which we have assumed constitutes 25% of the total use.

Employment Agreements

James P. Dolan Employment Agreement

We entered into an employment agreement with James P. Dolan as of April 1, 2002, pursuant to which Mr. Dolan agreed to serve as president and chief executive officer of Dolan Media Company. We amended and restated Mr. Dolan’s employment agreement, effective as of April 1, 2007, for an initial term of two years. In December 2008, we amended Mr. Dolan’s employment agreement in connection with the effective date of Section 409A of the Code. Beginning April 1, 2008, and on each day thereafter the employment term will be automatically extended for one day, such that at any given time the remaining employment term will be one year. This day-to-day extension may be terminated immediately upon written notice by either Mr. Dolan or us. The agreement provides that Mr. Dolan reports to our board of directors.

Under the amended and restated employment agreement, Mr. Dolan’s annual base salary was $463,000 for 2007. For each calendar year after 2007, Mr. Dolan’s base salary will be increased, at a minimum, by the positive percentage change, if any, in the consumer price index from the month of December from two years prior to the month of December from the previous year. For 2010, the committee set Mr. Dolan’s base salary at $527,000, which was an increase of 10 percent over 2009. Because Mr. Dolan waived the increase that would have been due as of January 1, 2009, his base salary for both of 2009 and 2008 was $479,000. In addition to his base salary, Mr. Dolan is eligible to receive an annual cash short-term incentive payment of at least 60% of his base salary that will be based on performance goals for the applicable fiscal year set by the compensation committee, in its sole discretion, as part of an annual cash short-term incentive program that is established in accordance with our incentive compensation plan. The employment agreement provides Mr. Dolan four weeks of paid vacation annually, a club membership as approved by our compensation committee and the right to participate in our 401(k), welfare and fringe benefit plans and to receive perquisites that we generally make available to our other executive officers. We paid, or will pay, as applicable, Mr. Dolan’s fees in connection with the negotiation, preparation and enforcement of his employment agreement.

Mr. Dolan is entitled to severance benefits upon a termination of his employment without cause or a resignation by Mr. Dolan with good reason. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a description of the severance payments and other benefits that Mr. Dolan would receive, including those payments and benefits under our change of control plan if he incurs a termination in connection with a change of control of our company, and for a description of the definitions of “cause” and “good reason” as those terms relate to Mr. Dolan.

Mr. Dolan has agreed to restrictive covenants that will survive for one year following expiration or termination of his employment agreement pursuant to which he has agreed to not compete with our business, subject to certain limited exceptions, nor solicit or interfere with our relationships with our employees and independent contractors.

Vicki J. Duncomb Employment Agreement

We entered into an employment agreement with Vicki J. Duncomb, effective as of August 1, 2009, pursuant to which Ms. Duncomb agreed to serve as executive vice president and chief financial officer of Dolan Media Company. Ms. Duncomb’s employment agreement has an initial term of two years. Beginning August 1, 2010, and on each day thereafter, the employment term will be automatically extended for one day, such that at any given time the remaining employment term will be one year. This day-to-day extension may be terminated immediately upon written notice by either Ms. Duncomb or us. The agreement provides that Ms. Duncomb will report to our chief operating officer and, indirectly, to our chief executive officer and our board of directors.

Under the employment agreement, Ms. Duncomb’s annual base salary was $225,000 for the remainder of 2009. For each calendar year after 2009, Ms. Duncomb’s base salary will be increased, at a minimum, by the positive percentage change, if any, in the consumer price index from the month of December from two years prior to the month of December from the previous year. For 2010, the committee set Ms. Duncomb’s base salary at $250,000, which was an 11.1% increase. In addition to her base salary, Ms. Duncomb is eligible to receive an annual cash short-term incentive payment that will be based on performance goals set by the compensation committee, in its sole discretion, as part of an annual cash short-term incentive program that is established in accordance with our incentive compensation plan. The employment agreement provides Ms. Duncomb four weeks of paid vacation annually, a club membership as approved by our compensation committee and the right to participate in our 401(k), welfare and fringe benefit plans and to receive perquisites that we generally make available to our other executive officers. We have paid, or will pay, as applicable, Ms. Duncomb’s fees in connection with the negotiation, preparation and enforcement of her employment agreement.

Ms. Duncomb is entitled to severance benefits upon a termination of her employment without cause or a resignation by Ms. Duncomb with good reason. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a description of the severance payments and other benefits that Ms. Duncomb will receive, including those payments and benefits under our change of control plan if she incurs a termination in connection with a change of control of our company, and for a description of the definitions of “cause” and “good reason” as those terms relate to Ms. Duncomb

Ms. Duncomb has agreed to restrictive covenants that will survive for one year following expiration or termination of her employment agreement pursuant to which she has agreed to not compete with our business, subject to certain limited exceptions, nor solicit or interfere with our relationships with our employees and independent contractors

Scott J. Pollei Employment Agreement

We entered into an amended and restated employment agreement with Scott J. Pollei, effective as of August 1, 2009, pursuant to which Mr. Pollei agreed to serve as executive vice president and chief operating officer of Dolan Media Company. Mr. Pollei’s employment agreement has an initial term of two years. Beginning August 1, 2010, and on each day thereafter, the employment term will be automatically extended for one day, such that at any given time the remaining employment term will be one year. This day-to-day extension may be terminated immediately upon written notice by either Mr. Pollei or us. The agreement provides that Mr. Pollei will report to our chief executive officer and our board of directors.

Under the employment agreement, Mr. Pollei’s annual base salary was $289,000 for the remainder of 2009. For each calendar year after 2009, Mr. Pollei’s base salary will be increased, at a minimum, by the positive percentage change, if any, in the consumer price index from the month of December from two years prior to the month of December from the previous year. For 2010, the committee set Mr. Pollei’s base salary at $317,000, which was an 11.2% increase. In addition to his base salary, Mr. Pollei is eligible to receive an annual cash short-term incentive payment that will be based on performance goals set by the compensation committee, in its sole discretion, as part of an annual cash short-term incentive program that is established in accordance with our incentive compensation plan. The employment agreement provides Mr. Pollei four weeks of paid vacation annually, a club membership as approved by our compensation committee and the right to participate in our 401(k), welfare and fringe benefit plans and to receive perquisites that we generally make available to our other executive officers. We have paid, or will pay, as applicable, Mr. Pollei’s fees in connection with the negotiation, preparation and enforcement of his employment agreement.

Mr. Pollei is entitled to severance benefits upon a termination of his employment without cause or a resignation by Mr. Pollei with good reason. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a description of the severance payments and other benefits that Mr. Pollei will receive, including those payments and benefits under our change of control plan if he incurs a termination in connection with a change of control of our company, and for a description of the definitions of “cause” and “good reason” as those terms relate to Mr. Pollei.

Mr. Pollei has agreed to restrictive covenants that will survive for one year following expiration or termination of his employment agreement pursuant to which he has agreed to not compete with our business, subject to certain limited exceptions, nor solicit or interfere with our relationships with our employees and independent contractors.

Mark W.C. Stodder Employment Agreement

We entered into an employment agreement with Mark W.C. Stodder, effective as of April 1, 2007, pursuant to which Mr. Stodder agreed to continue to serve as executive vice president, Business Information Division, of Dolan Media Company. Mr. Stodder’s employment agreement had an initial term of two years. Beginning April 1, 2008, and on each day thereafter, the employment term has been and will be automatically extended for one day, such that at any given time the remaining employment term will be one year. This day-to-day extension may be terminated immediately upon written notice by either Mr. Stodder or us. In December 2008, we amended Mr. Stodder’s employment agreement in connection with the effective date of Section 409A of the Code. In August 2009, we amended his employment agreement to change his reporting relationship from our chief executive officer to our chief operating officer.

Under the employment agreement, Mr. Stodder’s annual base salary was $225,000 for 2007. For each calendar year after 2007, Mr. Stodder’s base salary will be increased, at a minimum, by the positive percentage change, if any, in the consumer price index from the month of December from two years prior to the month of December from the previous year. For 2010, the committee set Mr. Stodder’s base salary at $240,000, an increase of 3.1% over 2009. Because Mr. Stodder waived the increase that would have been due as of January 1, 2009, his base salary for both of 2009 and 2008 was $232,800. In addition to his base salary, Mr. Stodder is eligible to receive an annual cash short-term incentive payment that will be based on performance goals set by the compensation committee, in its sole discretion, as part of an annual cash short-term incentive program that is established in accordance with our incentive compensation plan. The employment agreement provides Mr. Stodder four weeks of paid vacation annually, a club membership as approved by our compensation committee and the right to participate in our 401(k), welfare and fringe benefit plans and to receive perquisites that we generally make available to our other executive officers. We have paid or will pay, as applicable, Mr. Stodder’s fees in connection with the negotiation, preparation and enforcement of his employment agreement.

Mr. Stodder is entitled to severance benefits upon a termination of his employment without cause or a resignation by Mr. Stodder with good reason. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a description of the severance payments and other benefits that Mr. Stodder will receive, including those payments and benefits under our change of control plan if he incurs a termination in connection with a change of control of our company, and for a description of the definitions of “cause” and “good reason” as those terms relate to Mr. Stodder.

Mr. Stodder has agreed to restrictive covenants that will survive for one year following expiration or termination of his employment agreement pursuant to which he has agreed to not compete with our business, subject to certain limited exceptions, nor solicit or interfere with our relationships with our employees and independent contractors.

David A. Trott Employment Agreement

NDeX, our majority-owned subsidiary, entered into an employment agreement with David A. Trott on March 14, 2006, pursuant to which Mr. Trott agreed to serve as chairman and chief executive officer of NDeX and report to the president of Dolan Media Company. Mr. Trott’s employment agreement includes an initial two-year employment term, with an automatic one-year renewal, unless either party provides prior written notice of its or his intent not to renew the agreement to the other party at least sixty days prior to the end of the term. In December 2008, we amended Mr. Trott’s employment agreement in connection with the effective date of Section 409A of the Code.

Under the terms of the employment agreement, Mr. Trott received an annual salary of $260,000 for his services during 2006 and 2007 and also is entitled to three weeks of paid vacation annually. Mr. Trott must devote no less than one-half of his full business time to NDeX. Mr. Trott is also entitled to participate in and receive such benefits under NDeX’s welfare benefit plans and its other general practices, policies and arrangements, including medical and hospitalization coverage, group term life insurance, disability insurance, accidental death insurance, retirement plans and fringe benefits, that NDeX makes generally available to its senior management employees. Mr. Trott’s employment agreement with NDeX automatically renewed for an additional one year term on each of March 14, 2008, 2009 and 2010. In January 2008, the compensation committee approved a 3.5% increase in Mr. Trott’s base salary to $269,000 for year ended 2008, and did not approve an increase for 2009. For 2010, the committee set Mr. Trott’s base salary at $277,000, which is a 3.0% increase over 2009.

Either party may terminate Mr. Trott’s employment at any time, with or without cause and with or without notice. If NDeX terminates Mr. Trott’s employment without cause, Mr. Trott is entitled to severance benefits. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a description of the severance payments and other benefits that Mr. Trott will receive upon a termination without case and for a description of the definition of “cause” as that term relates to Mr. Trott.

Mr. Trott has agreed to restrictive covenants that will survive for three years following expiration or termination of his employment agreement pursuant to which he has agreed to not compete with NDeX’s business, subject to certain limited exceptions, or solicit or interfere with NDeX’s or any of NDeX’s members’ relationships with NDeX’s or NDeX’s members’ employees and independent contractors. Mr. Trott also has agreed to maintain the confidentiality of NDeX’s proprietary information and assign any inventions to NDeX that he acquired or developed during his relationship with NDeX. Additionally, Mr. Trott has agreed not to divert any corporate opportunities from NDeX or Dolan Media Company during the term of his employment. See “Executive Compensation — Potential Payments Upon Termination or Change In Control” for a further description of severance benefits Mr. Trott will receive.

Severance and Other Payments to Mark E. Baumbach

On July 22, 2009, we mutually agreed with Mr. Baumbach to end his employment with us as our vice president — technology. In connection with that agreement, we entered into a separation agreement and general release under the terms of which we agreed to pay Mr. Baumbach $271,750 in two lump sum payments, which amount represents fifty-two weeks’ pay at the rate in effect on July 22, 2009, and 50% of the expected short-term performance based cash incentive the Company would have paid Mr. Baumbach if we had employed him through December 31, 2009, and if he had satisfied all applicable performance criteria. We also agreed to pay on Mr. Baumbach’s behalf the premiums for his health and dental coverage under COBRA until he becomes eligible for coverage under the health plan of a new employer or, if earlier, July 31, 2010. We further agreed to accelerate the vesting of the unvested portion of the incentive stock option granted to him on October 11, 2006, representing 1,125 option shares, and extend the time by which he may exercise any vested portion of the options granted to him during his employment to November 19, 2009. We further agreed that he could retain the laptop computer he used while an employee.

In exchange for the severance benefits described above, Mr. Baumbach released any and all claims he may have against us and reaffirmed his obligations under the restrictive covenant agreement between Mr. Baumbach and us dated effective August 1, 2007. Under the terms of the restrictive covenant agreement, he agreed, among other things, not to compete with the company for 12 months following July 22, 2009.

On September 28, 2009, we entered into a consulting agreement with Mr. Baumbach to provide us technology consulting services in connection with acquisitions. During 2009, we paid him $32,725 in consulting fees.

The aggregate value of the severance and other payments we made to, or on behalf of, Mr. Baumbach in connection with the termination of his employment relationship with us are set forth as Note 3 to the Summary Compensation Table above.

Grants of Plan-Based Awards in 2009

The following table sets forth certain information with respect to cash compensation paid, options to purchase shares of our common stock granted, and restricted shares of our common stock granted, during the year ended December 31, 2009, to our named executive officers. See “Compensation Discussion and Analysis — Performance-Based Short-Term Cash Incentives” for a description of the material factors necessary to understand the information in the table below.

		Estimated Possible Payouts
		under Non-Equity Incentive				All Other
		Plan Awards(1)				Option
					All Other	Awards:	Exercise	Grant Date
					Stock	Number of	or Base	Fair Value
					Awards:	Securities	Price of	of Stock
	Grant				Number of	Underlying	Option	and Option
Name	Date	Threshold	Target	Maximum	Shares(2)	Options (2)	Awards	Awards(3)

James P. Dolan	05/15/09	—	$287,400	$574,800	—	87,817	$12.51	$470,040
Vicki J. Duncomb	05/15/09	—	105,209	210,417	—	10,000	12.51	53,525
	05/15/09	—	—	—	5,484	—	—	68,605
Scott J. Pollei	05/15/09	—	137,209	274,417	—	16,500	12.51	88,316
	05/15/09	—	—	—	9,049	—	—	113,203
Mark W.C. Stodder	05/15/09	—	116,400	232,800	—	29,100	12.51	155,758
David A. Trott	05/15/09	—	134,500	269,000	—	16,813	12.51	89,992
	05/15/09	—	—	—	9,221	—	—	115,355
Mark E. Baumbach(4)	05/15/09	—	108,700	217,400	—	21,740	12.51	116,363

(1)	These columns describe the range of cash payments that could have been made with respect to our 2009 short-term cash incentive program described under “Compensation Discussion and Analysis — Performance Based Short-Term Cash Incentives” You should also refer to the “Summary Compensation” table for specific information about the amounts paid to each named executive officer in 2009 as performance-based short-term cash incentives and “Severance and Other Payments to Mark E. Baumbach” for more information.

(2)	These shares of restricted stock and options vest and become exercisable in four equal annual installments beginning on May 15, 2010. None of Messrs. Dolan, Stodder or Baumbach elected to take a portion of his long-term equity compensation in the form of restricted stock.

(3)	This column shows the full grant date fair value of restricted stock and stock options granted to the named executive officers in 2009, using the provisions of FASB ASC Topic 718. See Note 14 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies and Estimates — Share-Based Compensation Expense,” both included in our annual report on Form 10-K for the year ended December 31, 2009, that we filed with the SEC on March 10, 2010, for information regarding the assumptions used in the valuation of equity awards.

(4)	Mr. Baumbach’s employment with us ended on July 22, 2009. At that time, he forfeited the options granted to him in 2009. See “Severance and Other Payments to Mark E. Baumbach” for information about payments we made to Mr. Baumbach in connection with the termination of his employment.

Outstanding Equity Awards at Year End 2009

The following table sets forth certain information with respect to all unexercised options to purchase shares of our common stock and unvested shares of restricted stock awarded to each of the named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option	Option	Stock that	Stock that
	Options	Options	Exercise	Expiration	have not	have not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested

James P. Dolan(1)	—	87,817	$12.51	05/15/2016	—	$—
(2)	21,488	64,466	16.52	05/12/2015	—	—
(3)	105,664	105,664	14.50	08/01/2014	—	—
Vicki J. Duncomb(1),(5)	—	10,000	12.51	05/15/2016	5,484	55,992
(2)	4,894	14,682	16.52	05/12/2015	—	—
(3)	18,672	18,672	14.50	08/01/2014	—	—
(4)	4,500	—	2.22	10/11/2016	—	—
Scott J. Pollei(1),(5)	—	16,500	12.51	05/15/2016	9,049	92,390
(2)	8,075	24,225	16.52	05/12/2015	—	—
(3)	39,678	39,679	14.50	08/01/2014	—	—
Mark W.C. Stodder(1),(6)	—	29,100	12.51	05/15/2016	—	—
(2),(6)	7,120	21,363	16.52	05/12/2015	—	—
(3),(6)	35,010	35,011	14.50	08/01/2014	—	—
David A. Trott(1),(5)	—	16,813	12.51	05/15/2016	9,221	94,146
(2)	8,228	24,684	16.52	05/12/2015	—	—
(3)	40,456	40,457	14.50	08/01/2014	—	—
Mark E. Baumbach(7)	—	—	—	—	—	—

(1)	On May 15, 2009, we granted nonqualified stock options to each of the named executive officers in the amounts set forth opposite each named executive officer in the table above. The stock options vest and become exercisable in four equal installments on each of May 15, 2010, 2011, 2012 and 2013.

(2)	On May 12, 2008, we granted nonqualified stock options to each of the named executive officers in the amounts set forth opposite each named executive officer in the table above. The stock options vest and become exercisable in four equal installments on each of May 12, 2009, 2010, 2011 and 2012. At December 31, 2009, each named executive is fully vested in one quarter of the options granted and has the right to exercise them through May 12, 2015.

(3)	On August 1, 2007, we granted nonqualified stock options to each of the named executives in the amounts set forth opposite each named executive in the table above. The stock options vest and become exercisable in four equal installments on each of August 1, 2008, 2009, 2010 and 2011. At December 31, 2009, each named executive is fully vested in one half of the options granted and has the right to exercise them through August 1, 2014.

(4)	On October 11, 2006, we granted incentive stock options to purchase 4,500 shares of common stock to Ms. Duncomb, all of which are fully vested. Ms. Duncomb has the right to exercise these options through October 11, 2016.

(5)	On May 15, 2009, we granted restricted shares of our common stock to Ms. Duncomb, Mr. Pollei and Mr. Trott in the amounts set forth opposite each named executive officer in the table above. The restricted shares vest in four equal installments on each of May 15, 2010, 2011, 2012 and 2013.

(6)	Includes vested and unvested options to acquire an aggregate 63,802 shares of our common stock that Mr. Stodder assigned to his former spouse in connection with a marital termination agreement in 2009.

(7)	Mr. Baumbach forfeited unvested options to purchase an aggregate 76,911 shares of our common stock in connection with the termination of his employment in July 2009. He forfeited vested options to purchase an aggregate of 21,765 shares of our common stock because he failed to exercise them within the 120 day period the compensation committee had set for their exercise. He exercised a vested option to purchase 4,500 shares of common stock, 1,125 which vesting was accelerated in connection with the execution of Mr. Baumbach’s severance agreement. At December 31, 2009, Mr. Baumbach had no outstanding options.

Option Exercises and Stock Vested for 2009

The following table sets forth certain information with respect to options our named executive officers exercised to purchase shares of our common stock during 2009. No restricted stock awards granted to our named executive officers vested during 2009.

	Option Awards		Stock Awards
	Number		Number of
	of Shares	Value	Shares	Value
	Acquired on	Realized	Acquired	Realized
Name	Exercise	on Exercise	on Vesting	on Vesting

James P. Dolan(1)	—	$—	—	$—
Vicki J. Duncomb	—	—	—	—
Scott J. Pollei	—	—	—	—
Mark W.C. Stodder	—	—	—	—
David A. Trott	—	—	—	—
Mark E. Baumbach	4,500	49,230	—	—

(1)	Does not include shares of restricted stock held by Mr. Dolan’s spouse of which 237 were vested at December 31, 2009.

Non-qualified Deferred Compensation for 2009

Our named executive officers did not earn any non-qualified deferred compensation benefits from us during the year ended December 31, 2009.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or supplemental retirement plans sponsored by us during the year ended December 31, 2009.

Potential Payments Upon Termination or Change in Control

As of December 31, 2009, we were party to certain agreements and had in place a change of control plan that would have required us to provide compensation to our named executive officers (other than Mr. Baumbach whose employment with us ended prior to December 31, 2009 and to whom we paid severance as described above in “Severance and Other Payments to Mark E. Baumbach”) in the event that their employment with us was terminated or if we experienced a change in control. A description of these agreements follows. A qualitative analysis of the amount of compensation payable to each of these named executive officers in each situation involving a termination of employment or change in control, assuming that each had occurred as of December 31, 2009, is listed in the tables below.

Severance Payments

James P. Dolan.  Under Mr. Dolan’s employment agreement with us, if Mr. Dolan’s employment was terminated by us without cause or by Mr. Dolan with good reason (as such terms are defined below), then in addition to his base salary and benefits through the termination date and any unpaid annual short-term incentive payment due to Mr. Dolan for the preceding fiscal year, we would provide Mr. Dolan (1) for a period of twelve months from the date of termination severance pay equal to his base salary, (2) a pro-rated portion of his annual short-term incentive payment that would have been payable to him for such fiscal year had he remained employed by us for the entire year, and (3) medical and dental benefits for Mr. Dolan and his covered dependents for a period of eighteen months following his termination. If Mr. Dolan’s employment was terminated due to his death or disability or by us for cause or by Mr. Dolan without good reason, we would pay to Mr. Dolan (or his beneficiary, as applicable) (1) any accrued but unpaid base salary and benefits earned through the date of termination, and (2) a pro-rated portion of his annual short-term incentive payment that would have been payable to him for such fiscal year had he remained employed by us for the entire year in the case of termination due to death or disability.

“Cause” is defined in Mr. Dolan’s employment agreement to mean the occurrence of any of the following events: (1) a material breach by Mr. Dolan of his employment agreement that remains uncured for 30 days after he receives written notice of the breach; (2) Mr. Dolan continues to willfully and materially fail to perform his duties under his employment agreement, or engages in excessive absenteeism unrelated to illness or permitted vacation, for a period of 30 days after delivery of a written demand for performance that specifically identifies the manner in which we believe Mr. Dolan has not performed his duties; (3) Mr. Dolan is convicted of, or pleads guilty or nolo contendere to, theft, fraud, misappropriation or embezzlement in connection with our or our affiliates’ business, or (4) Mr. Dolan is convicted of, or pleads guilty or nolo contendere to, criminal misconduct constituting a felony. Mr. Dolan’s employment agreement defines “good reason” as the following: (1) we move our principal offices from the Minneapolis-St. Paul metropolitan area and require Mr. Dolan to relocate, (2) we remove Mr. Dolan as our chief executive officer or substantially diminish his duties or responsibilities; (3) we materially breach any of our obligations under Mr. Dolan’s employment agreement, which breach remains uncured for 30 days after we receive written notice of the breach, or (4) a diminution of Mr. Dolan’s base salary or the target amount of any annual short-term incentive payment, or a material diminution in benefits available to Mr. Dolan, other than (a) an inadvertent and isolated act or omission that is promptly cured upon notice to us or (b) a diminution of benefits applicable to our other executive officers.

Scott Pollei, Mark Stodder and Vicki Duncomb.  Under each of Messrs. Pollei and Stodder and Ms. Duncomb’s employment agreements, if such officer’s employment was terminated by us without cause or by the officer with good reason (as such terms are defined below), then in addition to such officer’s base salary and benefits through the termination date and any unpaid annual short-term incentive payment due to such officer for the preceding fiscal year, we would provide such officer (1) an amount equal to one year of such officer’s annual base salary, in effect at the time of the termination, (2) a pro-rated portion of his or her annual short-term incentive payment that would have been payable to him or her for such fiscal year had he or she remained employed by us for the entire year, and (3) medical and dental benefits for such officer and his or her covered dependents for a period of eighteen months following his or her termination. If such officer’s employment was terminated due to his or her death or disability or by us for cause or the executive without good reason, we would pay to such officer (or his or her beneficiary, as applicable) (1) any accrued but unpaid base salary and benefits earned through the date of termination, and (2) a pro-rated portion of his or her annual short-term incentive payment that would have been payable to him for such fiscal year had he remained employed by us for the entire year in the case of termination due to death or disability. .

For these officers, “cause” and “good reason” have the meanings set forth in their employment agreements. “Cause” means the occurrence of any of the following events: (1) a material breach by the executive officer of his or her employment agreement that remains uncured for 10 days after he receives notice of the breach; (2) the executive officer continues to willfully and materially fail to perform his or her duties under his or her employment agreement, or engages in excessive absenteeism unrelated to illness or permitted vacation, for a period of 10 days after delivery of a written demand for performance that specifically identifies the manner in which we believe the executive officer has not performed his or her duties; (3) the executive officer’s commission of theft, fraud, misappropriation or embezzlement in connection with our or our affiliates’ business; or (4) the executive officer’s commission of criminal misconduct constituting a felony. “Good reason” means: (1) we move our principal offices from the Minneapolis-St. Paul metropolitan area and require the executive officer to relocate, (2) any material diminution by us in the executive officer’s duties or responsibilities inconsistent with the terms of his or her employment agreement which remains uncured for

30 days after we receive notice; (3) we materially breach any of our obligations under the executive officer’s employment agreement that remains uncured for 30 days after we receive notice of the breach, or (4) a diminution in the executive officer’s base salary or the target amount of any annual short-term incentive payment, or a material diminution in benefits available to the executive officer, other than: (a) an inadvertent and isolated act or omission that is promptly cured upon notice to us or (b) a diminution of benefits applicable to our other executive officers.

David A. Trott.  Under NDeX’s employment agreement with Mr. Trott, if we terminate Mr. Trott’s employment without cause, then we must pay Mr. Trott a monthly severance amount of $21,666.67 for the twelve-month period beginning on the last day of the month following the termination date and we must provide medical insurance to Mr. Trott for the twelve-month period following the termination date.

Mr. Trott’s employment agreement defines “cause” to mean that: (1) Mr. Trott has committed an act of dishonesty against NDeX that results or is intended to result in his gain or personal enrichment or has, or is intended to have, a detrimental effect on the reputation of NDeX or NDeX’s business of providing non-legal foreclosure, bankruptcy and eviction processing and related services; (2) Mr. Trott has committed an act or acts of fraud, moral turpitude against NDeX or a felony; (3) any breach by Mr. Trott of any material provision of his employment agreement that, if curable, has not been cured by Mr. Trott within 10 days of notice of such breach from NDeX; (4) any intentional act or gross negligence by Mr. Trott (other than an act in good faith and with a reasonable belief that such act was in the best interests of NDeX) that has, or is intended to have, a detrimental effect on the reputation of NDeX or its business; or (5) Mr. Trott’s refusal, after notice thereof, to perform specific directives of the president of Dolan Media Company that are reasonable and consistent with the scope and nature of this duties and responsibilities that are set forth in his employment agreement.

Stock Option and Restricted Stock Rights upon Termination or Change of Control

As of December 31, 2009, our named executed officers held options to purchase an aggregate 842,918 shares of our common stock, 293,785 of which have vested, and 23,754 shares of restricted stock, none of which have vested. These totals do not include stock options or restricted shares that were issued to Mr. Dolan’s spouse in connection with her employment with us. See “Related Party Transactions — Employment of Mr. Dolan’s spouse” for more information regarding her equity awards.

Under our incentive compensation plan, no stock options or restricted stock held by any named executive officer would vest upon the termination of his or her employment, except in those circumstances described below. If any named executive officer incurs a termination of service due to his or her death, disability or retirement, options may be exercised for a period of one year from the date of such termination to the extent that the options were exercisable at the time of his termination. If, however, any of the named executive officers is terminated for cause, the options (whether or not vested) will be immediately cancelled and forfeited. “Cause” has the meaning set forth in each such named executive officer’s employment agreement. If a named executive officer incurs a termination of service either without cause or due to a reason other than his or her death, disability or retirement, the options may be exercised for a period of 60 days from the date of such termination to the extent that the options were exercisable at the time of his termination. Unvested shares of restricted stock will immediately vest upon a termination of service due to a named executive officer’s death, disability or retirement.

Our incentive compensation plan further provides that, in the case of a change of control, all unvested stock options and shares of restricted stock that we have granted will immediately vest and become exercisable upon a change of control. The table below describes the pre-tax amount each named executive officer would receive if a change of control had occurred on December 31, 2009, and, on that date, each named executive officer sold all shares of restricted stock that vested upon such change of control and exercised and sold all of the underlying shares of common stock that would be issued upon the exercise of options that became exercisable upon such change of control; however, because at December 31, 2009, the exercise price of the unvested options was greater than the closing per share price of our common stock as reported by the New

York Stock Exchange, the table below does not reflect the named executive officers’ receiving any amount upon the exercise of such options.

					Fair
					Market
				Number of	Value at		Amount
	Grant	Number of		Restricted	December 31,	Exercise	Received
Name	Date	Options		Shares	2009(1)	Price	(before taxes)

James P. Dolan	08/01/07	105,664		—	$10.21	$14.50	$—
	05/12/08	64,466		—	10.21	16.52	—
	05/15/09	87,817		—	10.21	12.51	—

Total							—
Vicki J. Duncomb	08/01/07	18,672		—	10.21	14.50	—
	05/12/08	14,682		—	10.21	16.52	—
	05/15/09	10,000		5,484	10.21	12.51	55,992

Total							55,992
Scott J. Pollei	08/01/07	39,679		—	10.21	14.50	—
	05/12/08	24,225		—	10.21	16.52	—
	05/15/09	16,500		9,049	10.21	12.51	92,390

Total							92,390
Mark W.C. Stodder	08/01/07	35,011	(2)	—	10.21	14.50	—
	05/12/08	21,363	(2)	—	10.21	16.52	—
	05/15/09	29,100	(2)	—	10.21	12.51	—

Total							—
David A. Trott	08/01/07	40,457		—	10.21	14.50	—
	05/12/08	24,684		—	10.21	16.52	—
	05/15/09	16,813		9,221	10.21	12.51	94,146

Total							94,146

(1)	The closing per share price for our common stock on December 31, 2009, as reported by the New York Stock Exchange.

(2)	Includes unvested options to acquire shares of our common stock that Mr. Stodder assigned to his former spouse in connection with a marital termination agreement in 2009. Under that agreement, his former spouse received an aggregate of 42,737, which represents one-half of the unvested options in each of the grants dated April 1, 2007, May 12, 2008, and May 15, 2009, respectively.

Change of Control Plan

We have adopted an Executive Change of Control Plan that provides each of our named executive officers (other than Mr. Trott), as well as certain other members of our senior management (each referred to as a “participant”), with certain severance benefits in the case of a qualified change of control event. Under the change of control plan, a participant is entitled to receive a severance payment and additional severance benefits if his or her employment with us is terminated by us or the acquirer without cause or by the employee for good reason 90 days prior to or within 12 months following a change in control (as defined below). In connection with such change of control termination, each of Messrs. Dolan, Pollei and Stodder will receive two times his base salary plus annual target short-term incentive amounts for the year in which the termination occurs, and Ms. Duncomb and all other participants will receive one times such participant’s base salary plus annual target short-term incentive amounts for the year in which the termination occurs. In addition, the terminated participant will receive 18 months of continuing health and dental coverage on the same terms as the participant received such benefits during employment, and will receive outplacement services for 12 months following termination. Under the terms of the change of control plan, if any payments or benefits to which a participant becomes entitled are considered “excess parachute payments” under Section 280G of the Code, then he or she will be entitled to an additional “gross-up” payment from us in an amount such that, after payment by the participant of all taxes, including any excise tax imposed upon the gross-up payment he or she will retain a net amount equal to the amount he or she would have been entitled to had the excise tax not been imposed upon the payment; provided, however, that if the total payments that the participant is entitled to receive from us do not exceed 110% of the greatest amount that could be paid to the participant without becoming an excess parachute payment, then no “gross-up” payment will be made by us, and the participant’s payments will be reduced to the greatest amount that could be paid without cause the payments to be “excess parachute payments.”

Change in control is defined in the plan to mean (1) the acquisition by a third party of more than 50% of our voting shares, (2) a merger, consolidation or other reorganization if our stockholders following such transaction no longer own more than 50% of the combined voting power of the surviving organization, (3) our complete liquidation or dissolution, or (4) a sale of substantially all of our assets. The definitions of “cause” and “good reason” for Messrs. Dolan, Pollei and Stodder and Ms. Duncomb for purposes of the plan are the same as is contained in such executive officer’s employment agreement. For all other participants, “cause” is defined as (1) the willful and continued failure to substantially perform the participant’s duties (other than due to illness or after notice of termination by us without cause or by the executive officer for good reason) and such failure continues for 10 days after a demand for performance is delivered, or (2) the participant willfully engages in illegal or gross misconduct that injures our reputation. Also, for all other participants of the plan, “good reason” is defined as (1) the participant’s base salary and target short-term incentive opportunity is reduced immediately prior to a change of control, (2) a material or adverse change in the participant’s authority, duties, responsibilities, title or offices following a change of control or an adverse change, following a change of control, in the duties, responsibilities, authority or managerial level of the individual(s) to who the participant reports, (3) we require the participant to be based more than 50 miles from the executive officer’s employment base prior to a change of control, or (4) our failure to require our successor to assume the change of control plan.

In addition, our employment agreements with the named executive officers contain severance arrangements pursuant to which each such executive officer will receive severance benefits if, in the absence of a change in control, we terminate their employment without cause or if such executive officer terminates his employment with us for good reason. See “Executive Compensation — Employment Agreements” for further information regarding the terms of these employment agreements.

Summary of Payments upon Termination or Change in Control

James P. Dolan.  The following table describes the potential payments and benefits upon termination of employment or in connection with a change in control for James P. Dolan, our president and chief executive officer, assuming such event occurred as of December 31, 2009.

		Not for Cause
		Termination or
	Normal	Resignation for	Death or	For Cause	Change in
Payment and Benefits	Retirement	Good Reason	Disability	Termination	Control

Base Salary	$—	$479,000	$—	$—	$958,000
Non-Equity Incentive Compensation Plan Payment(1)	—	500,076	500,076	—	1,000,152
Stock Options(2)	—	—	—	—	—
Outplacement Service	—	—	—	—	45,000
Medical and Dental Benefits(3)	—	16,470	—	—	16,470
Section 280G Gross Up(4)	—	—	—	—	309,191

Total	$—	$995,546	$500,076	$—	$2,328,813

(1)	This amount reflects the non-equity incentive compensation plan payment Mr. Dolan earned as of December 31, 2009.

(2)	At December 31, 2009, Mr. Dolan had unvested options to acquire 257,947 shares of our common stock, all of which would vest upon a change of control. The exercise price of these options was greater than the closing per share price of our common stock on December 31, 2009, so we have assumed that Mr. Dolan did not exercise and sell the options for purposes of this table.

(3)	We self-insure for medical insurance by withholding an amount from the participating employees’ compensation to fund our medical insurance program. Reflects 18 months of the COBRA premium for medical and dental benefits at the rate in effect at December 31, 2009.

(4)	This amount is an estimate of the payment we would be obligated to make to Mr. Dolan under the executive change in control plan in addition to those payments Mr. Dolan receives upon a change in control under that plan. Our estimate of this payment assumes that the base amount is equal to the average of Mr. Dolan’s total compensation for the years ended December 31, 2009, 2008 and 2007, as reported in the Summary Compensation Table earlier in this proxy statement. The base amount is used to determine whether any payments received by Mr. Dolan upon a change in control constitute excess parachute payments under Section 280G of the Code. Our estimate of this payment also assumes that payments made on his behalf for continuing medical and dental coverage constitute parachute payments under Section 280G.

Under the change in control plan, we are only obligated to provide a gross-up payment for the base salary, short term non-equity incentive compensation payment, the outplacement service payment and any amounts paid on Mr. Dolan’s behalf for continuing medical and dental coverage. In calculating this estimated payment, we have used 35% for the federal income tax rate and 7.85% for the Minnesota income tax rate.

Vicki J. Duncomb.  The following table describes the potential payments and benefits upon termination of employment or in connection with a change in control for Vicki J. Duncomb, our vice president, chief financial officer and corporate secretary, assuming such event occurred as of December 31, 2009.

		Not for Cause
		Termination or
	Normal	Resignation for	Death or	For Cause	Change in
Payment and Benefits	Retirement	Good Reason	Disability	Termination	Control

Base Salary(1)	$—	$210,417	$—	$—	$210,417
Non-Equity Incentive Compensation Plan Payment(2)	—	183,063	—	—	183,063
Stock Options(3)	—	—	—	—	—
Sale of Restricted Stock(4)	—		55,992	—	55,992
Outplacement Service	—	—	—	—	45,000
Medical and Dental Benefits(5)	—	18,431	—	—	18,431
Estimated Section 280G Gross Up(6)	—	—	—	—	55,354

Total	$—	$411,911	$55,992	$—	$568,257

(1)	Ms. Duncomb’s base salary from January 1, 2009, through July 31, 2009, was $200,000. Her salary was increased to $225,000 on August 1, 2009, in conjunction with her promotion to our vice president and chief financial officer.

(2)	This amount reflects the non-equity incentive compensation plan payment Ms. Duncomb earned as of December 31, 2009.

(3)	At December 31, 2009, Ms. Duncomb had unvested options to acquire 43,354 shares of our common stock, all of which would vest upon a change of control. The exercise price of these options was greater than the closing per share price of our common stock on December 31, 2009, so we have assumed that Ms. Duncomb did not exercise and sell the options for purposes of the table.

(4)	Reflects 5,484 shares of restricted stock, which have not yet vested. In connection with a termination due to Ms. Duncomb’s death or disability or in connection with a change in control, the unvested restricted shares would vest immediately. In connection with any other termination of Ms. Duncomb’s employment, she would forfeit any shares of restricted stock, which has not yet vested. The amount in the table assumes that Ms. Duncomb sold all such shares (including restricted shares that would vest upon such event) at $10.21, the closing per share price of our common stock on December 31, 2009.

(5)	We self-insure for medical insurance by withholding an amount from the participating employees’ compensation to fund our medical insurance program. Reflects 18 months of the COBRA premium for medical and dental benefits at the rate in effect at December 31, 2009.

(6)	This amount is an estimate of the payment we would be obligated to make to Ms. Duncomb under the executive change in control plan in addition to those payments Ms. Duncomb receives upon a change in control under that plan. Our estimate of this payment assumes that the base amount is equal to the average of Ms. Duncomb’s total compensation for the years ended December 31, 2009, 2008 and 2007, which is $180,139. The base amount is used to determine whether any payments received by Ms. Duncomb upon a change in control constitute excess parachute payments under Section 280G of the Code. Our estimate of this payment also assumes that payments made on her behalf for continuing medical and dental coverage constitute parachute payments under Section 280G.

Under the change in control plan, we are only obligated to provide a gross-up payment for the base salary, short term non-equity incentive compensation payment, the outplacement service payment and any amounts paid on Ms. Duncomb’s behalf for continuing medical and dental coverage. In calculating this estimated payment, we have used 35% for the federal income tax rate and 7.85% for the Minnesota income tax rate.

Scott J. Pollei.  The following table describes the potential payments and benefits upon termination of employment or in connection with a change in control for Scott J. Pollei, our executive vice president and chief operating officer, assuming such event occurred as of December 31, 2009.

		Not for Cause
		Termination or
	Normal	Resignation for	Death or	For Cause	Change in
Payment and Benefits	Retirement	Good Reason	Disability	Termination	Control

Base Salary(1)	$—	$274,417	$—	$—	$548,834
Non-Equity Incentive Compensation Plan Payment(2)	—	238,743	—	—	477,486
Stock Options(3)	—	—	—	—	—
Sale of Restricted Stock(4)	—	—	92,390	—	92,390
Outplacement Service	—	—	—	—	45,000
Medical and Dental Benefits(5)	—	18,431	—	—	18,431
Estimated Section 280G Gross Up(6)	—	—	—	—	187,066

Total	$—	$531,591	$92,390	$—	$1,369,207

(1)	Mr. Pollei’s base salary from January 1, 2009, through July 31, 2009, was $264,000. His salary was increased to $289,000 on August 1, 2009, in conjunction with his promotion to our executive vice president and chief operating officer.

(2)	This amount reflects the non-equity incentive compensation plan payment Mr. Pollei earned as of December 31, 2009.

(3)	At December 31, 2009, Mr. Pollei had unvested options to acquire 80,404 shares of our common stock. The exercise price of Mr. Pollei’s options was greater than the closing per share price of our common stock on December 31, 2009, so we have assumed that Mr. Pollei did not exercise and sell the options for purposes of this table.

(4)	Reflects 9,049 shares of restricted stock, which have not yet vested. In connection with a termination due to Mr. Pollei’s death or disability or in connection with a change in control, the unvested restricted shares would vest immediately. In connection with any other termination of Mr. Pollei’s employment, he would forfeit any shares of restricted stock, which has not yet vested. The amount in the table assumes that Mr. Pollei sold all such shares (including restricted shares that would vest upon such event) at $10.21, the closing per share price of our common stock on December 31, 2009.

(5)	We self-insure for medical insurance by withholding an amount from participating employees’ compensation to fund our medical insurance program. Reflects 18 months of the COBRA premium for medical and dental benefits at the rate in effect at December 31, 2009.

(6)	This amount is an estimate of the payment we would be obligated to make to Mr. Pollei under the executive change in control plan in addition to those payments Mr. Pollei receives upon a change in control under that plan. Our estimate of this payment assumes that the base amount is equal to the average of Mr. Pollei’s total compensation for the years ended December 31, 2009, 2008 and 2007, as reported in the Summary Compensation Table earlier in this proxy statement. The base amount is used to determine whether any payments received by Mr. Pollei upon a change in control constitute excess parachute payments under Section 280G of the Code. Our estimate of this payment also assumes that payments made on his behalf for continuing medical and dental coverage constitute parachute payments under Section 280G.

Under the change in control plan, we are only obligated to provide a gross-up payment for the base salary, short term non-equity incentive compensation payment, the outplacement service payment and any amounts paid on Mr. Pollei’s behalf for continuing medical and dental coverage. In calculating this estimated payment, we have used 35% for the federal income tax rate and 7.85% for the Minnesota income tax rate.

Mark W.C. Stodder.  The following table describes the potential payments and benefits upon termination of employment or in connection with a change in control for Mark W.C. Stodder, our executive vice president — Business Information Division, assuming such event occurred as of December 31, 2009.

		Not for Cause
		Termination or
	Normal	Resignation for	Death or	For Cause	Change in
Payment and Benefits	Retirement	Good Reason	Disability	Termination	Control

Base Salary	$—	$232,800	$—	$—	$465,600
Non-Equity Incentive Compensation Plan Payment(1)	—	192,805	192,805	—	385,610
Stock Options(2)	—	—	—	—	—
Outplacement Service	—	—	—	—	45,000
Medical and Dental Benefits(3)	—	16,470	—	—	16,470
Estimated Section 280G Gross Up(4)	—	—	—	—	133,918

Total	$—	$447,475	$192,805	$—	$1,046,598

(1)	This amount reflects the non-equity incentive compensation plan payment Mr. Stodder earned as of December 31, 2009.

(2)	At December 31, 2009, Mr. Stodder had unvested options to acquire 85,474 shares of our common stock, including an aggregate 42,737 unvested options he assigned to his former spouse in connection with a marital termination agreement. The exercise price of these options was greater than the closing per share price of our common stock on December 31, 2009, so we have assumed that Mr. Stodder did not exercise and sell the options for purposes of this table.

(3)	We self-insure for medical insurance by withholding an amount from the participating employees’ compensation to fund our medical insurance program. Reflects 18 months of the COBRA premium for medical and dental benefits at the rate in effect at December 31, 2009.

(4)	This amount is an estimate of the payment we would be obligated to make to Mr. Stodder under the executive change in control plan in addition to those payments Mr. Stodder receives upon a change in control under that plan. Our estimate of this payment assumes that the base amount is equal to the average of Mr. Stodder’s total compensation for the years ended December 31, 2009, 2008 and 2007, as reported in the Summary Compensation Table earlier in this proxy statement. The base amount is used to determine whether any payments received by Mr. Stodder upon a change in control constitute excess parachute payments under Section 280G of the Code. Our estimate of this payment also assumes that payments made on his behalf for continuing medical and dental coverage constitute parachute payments under Section 280G.

Under the change in control plan, we are only obligated to provide a gross-up payment for the base salary, short term non-equity incentive compensation payment, the outplacement service payment and any amounts paid on Mr. Stodder’s behalf for continuing medical and dental coverage. In calculating this estimated payment, we have used 35% for the federal income tax rate and 6.75% for the Wisconsin income tax rate.

David A. Trott.  The following table describes the potential payments upon termination of employment or in connection with a change in control for David A. Trott, chairman and chief executive officer of National Default Exchange, assuming such event occurred as of December 31, 2009.

		Not for Cause
		Termination or
	Normal	Resignation for	Death or	For Cause	Change in
Payment and Benefits	Retirement	Good Reason	Disability	Termination	Control

Severance Payment(1)	$—	$260,000	$—	$—	$—
Stock Options(2)	—	—	—	—	—
Sale of Restricted Stock(3)	—	—	94,146	—	94,146
Medical and Dental Benefits(4)	—	18,483	—	—	—

Total	$—	$278,483	$94,146	$—	$94,146

(1)	Twelve monthly payments of $21,666.67 commencing on the last day of the full calendar month following the termination date.

(2)	At December 31, 2009, Mr. Trott had vested options to acquire 48,684 shares of our common stock. The exercise price of Mr. Trott’s options was greater than the closing per share price of our common stock on December 31, 2009, so we have assumed that Mr. Trott did not exercise and sell the options for purposes of this table.

Under our incentive compensation plan, Mr. Trott has a period of 1 year, in the case of a termination of his employment due to death, retirement or disability, or sixty days, in the case of a termination without cause or resignation for good reason or in connection with a change in control. If Mr. Trott is terminated for cause, he forfeits all of his stock options, including any which have vested.

(3)	Reflects 227,895 shares of our common stock, which Mr. Trott owned as of December 31, 2009. This includes 9,221 shares of restricted stock, which have not yet vested. In connection with a termination due to Mr. Trott’s death or disability or in connection with a change in control, the unvested restricted shares would vest immediately. In connection with any other termination of Mr. Trott’s employment, he would forfeit any shares of restricted stock, which has not yet vested. The amount in the table assumes that Mr. Trott sold all such shares (including restricted shares that would vest upon such event) at $10.21, the closing per share price of our common stock on December 31, 2009.

(4)	Reflects 12 months of medical benefits under COBRA at the premium amount in effect at December 31, 2009.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

John C. Bergstrom, Arthur Kingsbury and Lauren Rich Fine served on our board’s compensation committee for the year ended December 31, 2009. No member of our compensation committee has any relationship requiring any disclosure. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our compensation committee.

PRINCIPAL STOCKHOLDERS AND
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table describes information with respect to the beneficial ownership of our common stock as of March 29, 2010, by:

•	Each person or group of affiliated persons known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	Each of our directors;

•	Each of our executive officers; and

•	All of our directors and executive officers as a group.

We have determined beneficial ownership according to SEC rules. In computing the percentage ownership of each person, we have included shares of common stock subject to options that person holds, to the extent such options are currently exercisable or may be exercisable within 60 days of March 29, 2010. These shares, however, were not included for purposes of computing the percentage ownership for any other person.

Unless otherwise indicated, the stockholders in this table have sole voting and investment power with respect to those shares set forth opposite that stockholder’s name. We have based our computation of the percentage ownership of our common stock on            shares outstanding on March 29, 2010. The address for each executive officer and director is c/o Dolan Media Company, 222 South Ninth Street, Suite 2300, Minneapolis, Minnesota 55402.

		Percentage of
	Number of Shares	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding

Beneficial Owners of More than 5%
T. Rowe Price Associates, Inc.(1)
100 E. Pratt Street
Baltimore, Maryland 21202	2,912,141	—%
William Blair & Company, L.L.C.(2)
222 W. Adams
Chicago, Illinois 60606	1,808,614	—%
Executive Officers and Directors
James P. Dolan(3)	1,700,328	—%
Vicki J. Duncomb(4)	39,405	*
Scott J. Pollei(5)	264,676	*
Mark W. C. Stodder(6)	74,039	*
David A. Trott(7)	276,579	*
John C. Bergstrom(8)	74,819	*
Anton J. Christianson(9)	374,699	—%
Arthur F. Kingsbury(10)	8,711	*
Jacques Massicotte(11)	16,626	*
Lauren Rich Fine(12)	12,711	*
George Rossi(13)	17,321	*
Gary H. Stern	—	—
Executive Officers and Directors as a group (12 persons)(14)	2,859,914	—%

*	less than 1% beneficial ownership

(1)	The information provided here is based upon a Schedule 13G/A filed on February 12, 2010, and information by the stockholder. These shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which owns 2,000,000 shares, representing % of the shares outstanding on March 29, 2010) for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the shares, and therefore, may be deemed to be the beneficial owner of these shares; however, T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of these shares. T. Rowe Price Associates, Inc. is the wholly-owned subsidiary of T. Rowe Price Group, Inc., a publicly traded financial services holding company.

(2)	The information provided here is based upon a Schedule 13G filed on February 5, 2010 and information previously provided by the stockholder. William Blair & Company, LLC, as investment advisor to each of the entities that own the shares reported here has voting and/or investment power with respect to these shares and, therefore, may be deemed to be the beneficial owner of these shares. However, William Blair & Company, LLC expressly disclaims beneficial ownership of these shares.

(3)	These shares include the following: (a) 16,338 shares owned by Mr. Dolan’s spouse (including 555 shares of restricted stock that are not yet vested) and options to acquire 721 shares of common our common stock, which Mr. Dolan’s spouse may exercise during the 60-day period following March 29, 2010; and (b) options to acquire 127,152 shares of our common stock, which Mr. Dolan may exercise during the 60-day period following March 29, 2010. Mr. Dolan disclaims beneficial ownership of all shares his spouse owns, including shares she could own pursuant to the exercise of any stock options.

(4)	These shares include the following: (a) 5,484 shares of restricted stock that were granted to Ms. Duncomb in connection with her employment, of which none is vested, and (b) options to acquire 28,066 shares of our common stock, which Ms. Duncomb may exercise during the 60-day period following March 29, 2010.

(5)	These shares include the following: (a) 14,998 shares that Mr. Pollei owns through an individual retirement account, (b) 9,049 shares of restricted stock that were granted to Mr. Pollei in connection with his employment, none of which is vested, (c) an aggregate 180,000 shares held in four separate trusts for Mr. Pollei’s children, and (d) options to acquire 47,753 shares of common stock, which Mr. Pollei may exercise during the 60-day period following March 29, 2010. Mr. Pollei is the trustee of each trust and has sole voting and investment power with respect to the shares held by each trust. Mr. Pollei disclaims beneficial ownership of the shares held in trust for his children.

(6)	These shares include the following: (a) 250 shares owned by his minor daughter; and (b) options to acquire 21,066 shares of our common stock, which Mr. Stodder may exercise during the 60-day period following March 29, 2010. Mr. Stodder disclaims beneficial ownership of those shares his minor daughter owns. The shares reported do not include an aggregate 52,473 shares and options to acquire 21,065 shares of common stock, which are exercisable during the 60-day period following March 29, 2010, that Mr. Stodder assigned to his former spouse in connection with a marital termination agreement in 2009.

(7)	These shares include the following: (a) 50,000 shares owned by the David Trott Revocable Trust for which Mr. Trott is the trustee; (b) 9,221 shares of restricted stock that were granted to Mr. Trott in connection with his employment, of which none is vested; (c) options to acquire 48,684 shares of our common stock, which Mr. Trott may exercise in the 60-day period following March 29, 2010, (d) 168,644 shares issued to Mr. Trott, as partial consideration, for the sale of a 5.1% membership interest in American Processing Company, LLC d/b/a NDeX, and (e) 30 shares owned by Mr. Trott’s spouse. Mr. Trott disclaims beneficial ownership of the shares owned by his spouse. In addition, the shares reported exclude an aggregate of 7,200 shares held by three separate trusts for the benefit of Mr. Trott’s children on March 1, 2010. Mr. Trott is not a trustee of these trusts and has no investment or voting power with respect to the shares the trusts own.

(8)	These shares include the following: (a) 10,000 shares that Mr. Bergstrom owns through an individual retirement account, and (b) options to acquire 8,099 shares of our common stock which Mr. Bergstrom may exercise during the 60-day period following March 29, 2010.

(9)	These shares include (a) 12,880 shares held by Adam Smith Growth Partners, L.P., (b) 351,895 shares held by Adam Smith Fund, L.L.C., (c) 1,300 shares held by Adam Smith Companies, LLC, and (d) options to purchase 7,633 shares of our common stock, which Mr. Christianson may exercise during the 60-day period following March 29, 2010. Mr. Christianson is the chairman of Adam Smith Companies, LLC, the general partner of Adam Smith Growth Partners L.P. Mr. Christianson is also the president of Adam Smith Management, LLC, the managing member of the Adam Smith Fund, L.L.C. Mr. Christianson has shared voting and investment power with respect to, and therefore may be deemed to be the beneficial owner of the shares of common stock owned by Adam Smith Growth Partners, L.P., Adam Smith Fund, L.L.C. and Adam Smith Companies, LLC. Mr. Christianson disclaims beneficial ownership to the shares of our common stock owned by Adam Smith Growth Partners, L.P., Adam Smith Fund, L.L.C., and Adam Smith Companies, LLC, except to the extent of his indirect ownership in those entities.

(10)	These shares include options to acquire 2,711 shares of our common stock, which Mr. Kingsbury may exercise in the 60-day period following March 29, 2010.

(11)	These shares include options to acquire 6,626 shares of our common stock, which Mr. Massicotte may exercise in the 60-day period following March 29, 2010.

(12)	These shares include options to acquire 2,711 shares of our common stock, which Ms. Rich Fine may exercise in the 60-day period following March 29, 2010.

(13)	These shares include options to acquire 7,321 shares of our common stock, which Mr. Rossi may exercise in the 60-day period following March 29, 2010.

(14)	See Notes 3 through 13 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership, and changes in their ownership, with the SEC. We are required to identify any person who fails to file these reports on a timely basis. To our knowledge, all filings were made on a timely basis during 2009. In making this statement, we have relied upon our examination of the Forms 3, 4 and 5 on file with the SEC for each of our directors and executive officers and also those directors and executive officers’ written representations to us.

By order of the Board of Directors,

/s/  Vicki J. Duncomb
Vicki J. Duncomb
Corporate Secretary

April   , 2010

Appendix A
Dolan Media Company
2007 Incentive Compensation Plan
(Amended and restated in 2010)

i

Dolan Media Company
2007 Incentive Compensation Plan
(Amended and restated in 2010)
Section 1.
Establishment, Purpose and Duration
          1.1 Effective Date and Purpose. Dolan Media Company, a Delaware corporation (the “Company), hereby amends and restates the Dolan Media Company 2007 Incentive Compensation Plan (the “Plan”). The Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees, consultants and directors to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders. The amended and restated Plan was approved by the Board on March 2, 2010 (the “Effective Date”). All numbers of shares included in the Plan have been adjusted to reflect a nine-for-one stock split effective August 7, 2007.
          1.2 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of this amended and restated Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.
Section 2.
Definitions
          As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:
          2.1 “Annual Incentive Award” means a performance bonus determined under Section 12.
          2.2 “Award” means any Option (including Non-Qualified Stock Options and Incentive Stock Options), Stock Appreciation Right, Restricted Stock, Share, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Dividend Equivalent or Annual Incentive Award.
          2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

          2.4 “Beneficiary” means the Person designated to receive Plan benefits, if any, following the Grantee’s death in accordance with Section 16.
          2.5 “Board” means the Board of Directors of the Company.
          2.6 “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year; provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such bonus levels, the applicable threshold, target and maximum percentages of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee), as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee, subject to the time limit stated in Section 12.1, if applicable).
          2.7 “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (b) commission of a criminal activity, fraud or embezzlement; (c) any unauthorized disclosure or use of confidential information or trade secrets; or (d) any violation of any non-compete or non-disclosure agreement between an Eligible Person and any Employer; provided that if a Grantee is a party to an employment agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.
          2.8 “Change in Control” means, with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding voting Shares; provided that a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the outstanding voting Shares is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any Person that, immediately before such acquisition, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting Shares immediately before such acquisition; (b) a merger, consolidation or other reorganization involving the Company if the stockholders of the Company and their affiliates, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation, or other reorganization, own directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting shares of the Person resulting from such merger, consolidation or other reorganization; (c) a complete liquidation or dissolution of the Company; or (d) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis.
          “Change in Control” means, with respect to Deferred Compensation Awards, the occurrence one or more of any of the following:

          (a) Change in Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined under Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the Company; provided that, if any one Person, or more than one Person acting as a Group, is already considered to own more than 50% of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.
          (b) Change in Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company; or
          (c) Change in Ownership of Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below in this Section) equal to or more than 50% of the total Gross Fair Market Value of all of the assets of the Company immediately before such acquisition or acquisitions; provided that a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:
          (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
          (ii) an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;
          (iii) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or
          (iv) an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in clause (iii) of this paragraph 2.8(c).
          For purposes of this definition, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          For all purposes of the latter definition of Change in Control that applies to Deferred Compensation Awards, stock ownership is determined under Code Section 409A.

          2.9 “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular Code section include references to regulations and rulings and other guidance thereunder; and to successor provisions.
          2.10 “Committee” has the meaning set forth in Section 3.1(a).
          2.11 “Common Stock” means common stock, par value $.001 per share, of the Company.
          2.12 “Company” has the meaning set forth in Section 1.1.
          2.13 “Covered Employee” means a Grantee who, as of the last day of the Company’s taxable year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.
          2.14 “Deferred Compensation Awards” means Awards that could be subject to liability under Code Section 409A and do not qualify for an exemption from Code Section 409A coverage.
          2.15 “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.
          2.16 “Disability” means a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee.
          2.17 “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.
          2.18 “Effective Date” has the meaning set forth in Section 1.1.
          2.19 “Eligible Person” means any employee of an Employer, non-employee director of the Company or consultant engaged by an Employer.
          2.20 “Employer” means the Company or any Subsidiary.
          2.21 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.
          2.22 “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

          2.23 “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(5)(iv)(B)(2); or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in a recent arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.
          2.24 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.
          2.25 “Grantee” means an Eligible Person who has been granted an Award.
          2.26 “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.
          2.27 “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.
          2.28 “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
          2.29 “Option” means an Incentive Stock Option or Non-Qualified Stock Option.
          2.30 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.
          2.31 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m), as contained in Code Section 162(m)(4)(C) (including the special provision of the applicable Treasury Regulation for Options and SARs).
          2.32 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).
          2.33 “Performance Measures” has the meaning set forth in Section 4.4(a).
          2.34 “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
          2.35 “Performance Unit” any grant pursuant to Section 11 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.
          2.36 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.
          2.37 “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.
          2.38 “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.
          2.39 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse before such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.
          2.40 “Retirement” means a Termination of Service, other than for Cause, death or Disability, on or after reaching age 55 with five (5) years of service with an Employer, as determined by the Committee.
          2.41 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

          2.42 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.
          2.43 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.
          2.44 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
          2.45 “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.
          2.46 “Share” means a share of the Common Stock of the Company.
          2.47 “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.
          2.48 “Strike Price” means the per Share price used as the baseline measure for the value of an SAR, as specified in the applicable Award Agreement.
          2.49 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.
          2.50 “Substitute Award” has the meaning set forth in Section 5.6.
          2.51 “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.
          2.52 “Termination of Service” occurs on (a) the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, director or consultant; or (b) with respect to an individual who is an employee or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company.
          2.53 “Year” means a calendar year.
Section 3.
Administration
          3.1 Committee.
          (a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and as Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.
          (b) Subject to Section 4.4(c), the Committee may delegate to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.
          3.2 Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:
          (a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;
          (b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with Code Section 162(m), Code Section 409A, or both of them), the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);
          (c) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;
          (d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;
          (e) to determine the Term of an Option or SAR, as applicable;
          (f) to determine (i) the amount, if any, that a Grantee shall pay for Restricted Stock, (ii) whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, (iii) when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited, and (iv) whether such Shares shall be held in escrow or other custodial arrangement;

          (g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period following the Termination of Service within which an Award may be exercised;
          (h) to determine with respect to Awards granted to Eligible Persons: (i) whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred (A) at the election of the Grantee; or (B) if and to the extent specified in the Award Agreement, automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise), in a manner permitted under or exempt from Code Section 409A; and (ii) to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m) or 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;
          (i) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;
          (j) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
          (k) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(k) and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;
          (l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;
          (m) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan;
          (n) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;
          (o) to determine whether a Grantee has a Disability or a Retirement; and
          (p) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause) or, if applicable for payment of a Deferred Compensation Award, a “separation from service” described in Code Section 409A.
          Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.
          All determinations of the Committee shall be made by a majority of its members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.
Section 4.
Shares Subject to the Plan and Adjustments
          4.1 Number of Shares Available for Grants.
          (a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan shall not exceed 4,800,0001 Shares. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of an Option or on the exercise of an SAR that is settled in Shares) or, except with respect to Shares of Restricted Stock, the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan.
          (b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares

[1]	On March 2, 2010, the Board of Directors adopted an amendment to Section 4.1(a) to increase the number of shares available for issuance under the Plan from 2,700,000 to 4,800,000. The Board has submitted the amendment to this Section 4.1(a) to the stockholders for their approval at the 2010 Annual Meeting of Stockholders to be held on May 26, 2010.

delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.
          (c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.
          4.2 Adjustments in Authorized Shares and Awards.
          (a) If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
          (b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).
          4.3 Compliance With Code Section 162(m).
          (a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. If changes are made to Code Section 162(m) to permit more flexibility with respect to any Awards available or outstanding under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate, subject to Section 15.2.

          (b) Annual Individual Limitations. No Grantee may be granted Awards for Options, SARs, Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award that is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) Year that, when added to any other Award denominated in Shares that is granted to such Grantee in the same Year, would exceed Four Hundred Fifty Thousand (450,000) Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares that may be granted to a Grantee in any Year under this Section 4.3(b). All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award in any one (1) Year, the maximum payout for which, when added to the maximum payout for all other cash Awards granted to such Grantee in the same Year, would exceed 300% of the Grantee’s annual base salary (up to a maximum of $1,000,000 of base salary) as of the first day of such Year (or, if later, as of the date on which the Grantee becomes an employee of an Employer).
          4.4 Performance-Based Exception Under Section 162(m).
          (a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for a stockholder vote (and the stockholders approve) a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following measurements relating to the Company and/or any of its Subsidiaries (each a “Performance Measure”):
          (i) Earnings before interest, tax, depreciation or amortization (“EBITDA”) (actual and adjusted and either in the aggregate or on a per-Share basis);
          (ii) Earnings (either in the aggregate or on a per-Share basis);
          (iii) Net income or loss (either in the aggregate or on a per-Share basis);
          (iv) Operating profit;
          (v) Growth or rate of growth in cash flow;
          (vi) Cash flow provided by operations (either in the aggregate or on a per-Share basis);
          (vii) Free cash flow (either in the aggregate on a per-Share basis);
          (viii) Costs;
          (ix) Gross revenues;
          (x) Reductions in expense levels;
          (xi) Operating and maintenance cost management and employee productivity;

          (xii) Stockholder returns (including return on assets, investments, equity, or gross sales);
          (xiii) Return measures (including return on assets, equity, or sales);
          (xiv) Growth or rate of growth in return measures;
          (xv) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);
          (xvi) Net economic value;
          (xvii) Economic value added;
          (xviii) Aggregate product unit and pricing targets;
          (xix) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
          (xx) Achievement of business or operational goals such as market share and/or business development;
          (xxi) Achievement of diversity objectives;
          (xxii) Results of customer satisfaction surveys; and/or
          (xxiii) Debt ratings, debt leverage and debt service;
provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.
          (b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
          (c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals; provided that any Awards designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing before payment of the Award.
          (d) Changes to Performance Measures. If applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
Section 5.
Eligibility and General Conditions of Awards
          5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.
          5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.
          5.3 General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or that are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.
          (a) Options and SARS. Except as otherwise provided in an Award Agreement:
          (i) If the Grantee incurs a Termination of Service due to his or her death, Disability or Retirement, the Options or SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one-year period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

          (ii) If the Grantee incurs a Termination of Service for Cause, all Options and SARs shall be immediately cancelled and forfeited to the Company.
          (iii) If the Grantee incurs a Termination of Service either without Cause or due to a reason other than his or her death, Disability or Retirement, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of sixty (60) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such sixty day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.
          (b) Restricted Stock. Except as otherwise provided in an Award Agreement:
          (i) If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to the applicable Restrictions.
          (ii) If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.
          (c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.
          (d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original Term), or provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.3(d) to take any action with respect to an Award to the extent that such action would (i) cause an Award that is not intended to be a Deferred Compensation Award subject to Code Section 409A, to instead become subject thereto (or if such Award is already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A); or (ii) cause an Award that is intended to be qualified for the Performance-Based Exception, to instead become subject to Code Section 162(m)(1).
          5.4 Nontransferability of Awards.

          (a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.
          (b) No Award (before the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.
          (c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Non-Qualified Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or and similar entity of which all of the partners, members or stockholders are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.
          (d) Notwithstanding subsections (a) and (b) above, any portion of a Grantee’s Non-Qualified Stock Options or Deferred Compensation Award that is no longer subject to any substantial risk of forfeiture under this Plan or the applicable Award Agreement may be assigned by a domestic relations court order to the Grantee’s former spouse in connection with the dissolution of their marriage, but only if the Committee determines, in its sole discretion, that the order satisfies such requirements of a “qualified domestic relations order” as are set forth in paragraphs (1) through (3) of Code Section 414(p), as if the applicable Award were a plan described in Code Section 401(a)(13). The federal income and payroll taxation of any Award assigned as provided in the preceding sentence shall be governed by Revenue Rulings 2002-22 and 2004-60, or any applicable guidance subsequently published by the Internal Revenue Service or the U.S. Department of the Treasury. Except as specifically provided in this subsection (d), nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

          5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or is in violation of any restrictive covenant or other agreement with an Employer.
          5.6 Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately before such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.
          5.7 Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.
          5.8 No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
Section 6.
Stock Options
          6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
          6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (not to exceed ten (10) years from its Grant Date unless the Committee otherwise specifies in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.
          6.3 Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. As provided in Section 16.3, no Option shall be repriced without stockholder approval.
          6.4 Vesting. Shares subject to an Option shall become vested and exercisable as specified in the applicable Award Agreement.
          6.5 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:
          (a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);
          (b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;
          (c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;
          (d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any Year (“Current Grant”), determined in accordance with the provisions of Code Section 422, that exceeds $100,000 (the “$100,000 Limit”);
          (e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a Year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;
          (f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days after such a Disqualifying Disposition;
          (g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and
          (h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.
          For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(k) or 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.
          6.6 Exercise and Payment.
          (a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Option Price for the number of Shares for which the Options are being exercised, with the payment made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):
          (i) cash, personal check or wire transfer;
          (ii) with the approval of the Committee, delivery (or deemed surrender through attestation) by the Grantee of Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or
          (iii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.
          (b) The Committee may in its discretion specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

          (c) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including, evidence of authority of such Person or Persons to exercise the Option.
          (d) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.
Section 7.
Stock Appreciation Rights
          7.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis only (i.e., not in tandem with an Option). The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.
          7.2 Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, that shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR.
          7.3 Strike Price. The Strike Price of an SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR. As provided in Section 15.3, no SAR shall be repriced without stockholder approval.
          7.4 Vesting. Shares subject to an SAR shall become vested and exercisable as specified in the applicable Award Agreement.
          7.5 Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of an SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
          7.6 Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.
Restricted Stock
          8.1 Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.
          8.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.
          8.3 Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.
          8.4 Vesting. Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount.
          8.5 Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, and (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.
          8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.
          8.7 Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.
Section 9.
Restricted Stock Units
          9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.
          9.2 Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions based on the achievement of specific Performance Goals, time-based Restrictions following the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.
          9.3 Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.
          (a) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.
          (b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the as soon as administratively practical after the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to the Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, if a Grantee’s Termination of Service occurs before the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.
Section 10.
Deferred Stock
          10.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant the right to receive Shares of Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.
          10.2 Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.
          10.3 Deferred Stock Elections.
          (a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comply with Code Section 409A), to receive all or any portion of his salary and/or bonus (including any cash or Share Award, other than any Options or SARs) in the form of a right to receive a number of Shares of Deferred Stock equal to the quotient of (i) the amount of salary and/or cash bonus or other permissible Award to be paid in the form of Deferred Stock, divided by (ii) the Fair Market Value of a Share on the date such salary or bonus or other such Award would otherwise be paid in cash or distributed in Shares. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to the Deferral Election would otherwise have been paid to the Grantee in cash or Shares.
          (b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Secretary of the Company no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to the applicable requirements of Code Section 409A and such other restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline.

Each Deferral Election shall remain in effect with respect to subsequently earned amounts described in the Deferral Election, unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only; and shall not be effective for any amounts subject to the Deferral Election that are earned during the Year in which the revocation or change is filed.
          (c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to an outstanding Deferred Compensation Award must meet the timing requirements for a subsequent deferral election, as specified in Treasury Regulation Section 1.409A-2(b).
          10.4 Deferral Account.
          (a) Establishment of Deferral Accounts. The Company shall establish an account (a “Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company. A Deferral Account shall be subject to the provisions of Section 5.4 other than Section 5.4(c).
          (b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.
          (c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary or estate, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, shall be limited to one or more of the following events: (1) a specified date (as contemplated by applicable guidance under Code Section 409A), (2) a Change in Control (within the meaning of the Plan’s definition that applies to Deferred Compensation Awards), (3) the Grantee’s “separation from service” as provided in Code Section 409A(a)(2)(A)(i) (which is defined differently from Termination of Service), (4) the Grantee’s death, (5) the Grantee’s

Disability or (6) an “unforeseeable emergency” of the Grantee as provided in Code Section 409A(a)(2)(A)(vi).
Section 11.
Performance Units
          11.1 Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, that shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.
          11.2 Value/Performance Goals. The Committee shall, in its discretion, set Performance Goals that, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate for an Award of Performance Units to comply with Code Section 162(m), (a) all Performance Goals for that Award shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m); and (b) the maximum amount of the Award shall be subject to the applicable limit under Section 4.3(b).
          11.3 Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.
          11.4 Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the Performance Goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the Performance Goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Goals, or the Performance Period; provided that if the Award is intended to qualify for the Performance-Based Exception, such adjustments shall be subject to Section 4.4(c).
          11.5 Dividend Rights. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units that have been earned, but not yet delivered to the Grantee.
Section 12.
Annual Incentive Awards
12.1 Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year within the first ninety (90) days of such Year; provided that for any hiring or promotion after such period that makes an individual who is not a Covered Employee eligible to be granted an Annual Incentive Award, the designation shall not be later than the last day of the first 25% of the remainder of such Year after such hiring or promotion. The Committee may designate an Eligible Person as eligible for an Annual Incentive Award for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such other form as the Committee may approve, that shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.
          12.2 Determination of Amount of Annual Incentive Awards.
          (a) Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable to all Eligible Persons for any Year.
          (b) Establishment of Performance Goals and Bonus Opportunities. Within the first ninety (90) days of each Year, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine. With respect to Covered Employees and to the extent the Committee deems it appropriate for an Annual Incentive Award to comply with Code Section 162(m), (a) all Performance Goals for that Award shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m); and (b) the maximum amount of the Award shall be subject to the applicable limit under Section 4.3(b).
          (c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the

Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award shall be payable to an individual unless at least the threshold Performance Goal is attained.
          (d) Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the provisions of this Section 12 and, in the absence of such determination by the Committee, the Grantee shall receive no Annual Incentive Award for such Year.
12.3 Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under this Section 12, but not later than two and one-half months after the end of such Year.
          12.4 Form of Payment of Annual Incentive Awards.(a) An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.
Section 13.
Change in Control
          13.1 Acceleration of Vesting. Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Award, unless otherwise provided in an Award Agreement, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met, as applicable; provided that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable.
          13.2 Special Treatment if a Change in Control Occurs. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control.

          Additionally, if a Change in Control occurs with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion, (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is greater than or equal to the per Share Fair Market Value as of the date of the Change in Control; or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is less than the per Share Fair Market Value as of the date of the Change in Control in exchange for a cash payment of an amount equal to (i) the difference between the per share Fair Market Value as of the date of the Change in Control and the Option Price or Strike Price multiplied by (ii) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control.
Section 14.
Dividend Equivalents
          The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards, on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the Year following the Year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, if the Grantee incurs a Termination of Service before the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.
Section 15.
Amendments and Termination
          15.1 Amendment and Termination. Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A.
          15.2 Effect of Termination or Amendments on Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(k), 5.5 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.
          15.3 Amendment of Agreements for Awards; No Repricing of Certain Awards. Except as otherwise provided in this Section 15.3, the terms of an existing Award may be amended by agreement between the Committee and the Grantee. Notwithstanding the foregoing sentence, except as permitted under Section 4.2, 5.6 or 13.2, (a) without the prior approval of the

Company’s stockholders, (i) no Option or SAR will be repriced, replaced, or regranted through cancellation, (ii) the exercise price of a previously granted Option or SAR will not be lowered and (iii) no Option or SAR will be exchanged for an Option or SAR with a lower exercise price, for any other Award or for cash, and (b) no such amendment shall (i) extend the maximum period during which such Award may be exercised, either by extending the term of the Award or by extending the exercise period following termination of employment or any other applicable event, or (ii) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Award was granted, unless, in either case, the Award, as amended, complies with the requirements of Section 409A.
Section 16.
Beneficiary Designation
          Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
Section 17.
Withholding
          17.1 Required Withholding.
          (a) The Committee in its sole discretion may provide that, when taxes are to be withheld in connection with the exercise of an Option or an SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date of any such Option or SAR, or the date such Restrictions lapse, or the date such payment of any other benefit or right occurs, being hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:
          (i) payment of an amount in cash equal to the amount to be withheld;
          (ii) if the Award is payable in Shares, requesting the Company to withhold from the Shares that would otherwise be received upon exercise of the Option or a SAR or upon the lapse of Restrictions on the Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or
          (iii) withholding from any cash payment under the Award, or from compensation otherwise due to the Grantee from the Employer.
          The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or an SAR to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, withholding will be paid from any cash payment under the Award, and the Grantee must deliver cash to satisfy all tax withholding requirements with respect to an Award payable in Shares.
          (b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).
          (c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.
          17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or any grant or purchase of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the Year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.
Section 18.
General Provisions
          18.1 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware (other than its law respecting choice of laws) and applicable federal law.
          18.2 Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.
          18.3 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
          18.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.
          18.5 Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.
          If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.
          18.6 Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A; provided that, if the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A before the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder; and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

          18.7 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.
          18.8 Awards Not Taken Into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.
          18.9 Employment Agreement Supersedes Award Agreement. If a Grantee is a party to an employment agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling.
          18.10 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.
          18.11 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind nor, except the extent required by applicable federal law, any fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
          18.12 No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          18.13 Military Service. Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

          18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive; and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the opposite gender and the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.
          18.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
          18.16 Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Appendix B

DOLAN MEDIA COMPANY
and
MELLON INVESTOR SERVICES LLC,
as
Rights Agent
RIGHTS AGREEMENT
dated as of January 29, 2009

RIGHTS AGREEMENT
THIS RIGHTS AGREEMENT (as it may from time to time be supplemented or amended, this “Agreement”), dated as of January 29, 2009, is between Dolan Media Company, a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent.
The Board of Directors of the Company (the “Board of Directors”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on February 9, 2009 (the “Record Date”), each Right representing the right to purchase one ten-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity organized, appointed or established by the Company for, or pursuant to the terms of, any such plan, or (v) any Person who, prior to the Company’s public announcement of the Board’s approval of this Agreement, is the Beneficial Owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding (a “Current 15% Owner”); provided, however, that if following such public announcement of the Board’s approval of this Agreement, such Current 15% Owner becomes the Beneficial Owner of any additional Common Shares of the Company and is the Beneficial Owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding, then such Current 15% Owner shall be deemed an “Acquiring Person”. Notwithstanding the

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foregoing, no Person shall become an “Acquiring Person” as the result of (a) an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding or (b) the acquisition by such Person of newly-issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person becomes the Beneficial Owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and, after such share purchases or direct issuance by the Company, becomes the Beneficial Owner of any additional Common Shares of the Company and is the Beneficial Owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person”. In addition, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
(b) “Act” shall have the meaning set forth in Section 9(e) hereof.
(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined) as in effect on the date of this Agreement.
(d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:
(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;
(ii) which such Person or any such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than customary agreements with and between initial purchasers and selling group members with respect to a bona fide offering of securities under Rule 144A under the Act), or upon the exercise of conversion rights (other than conversion rights applicable to securities held by initial purchasers or selling group members in connection with a bona fide offering of securities under Rule 144A under the Act pursuant to customary agreements with and between them and the Company, so long as such securities are so held), exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that

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a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than customary agreements with and between initial purchasers and selling group members with respect to a bona fide offering of securities under Rule 144A under the Act) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company; provided, however, that for purposes of determining the Beneficial Ownership of securities under this Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; or
(iv) which are the subject of a derivative transaction entered into by such Person, or a derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Common Shares deemed Beneficially Owned by virtue of the operation of this Section 1(d)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

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Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
(e) “Board of Directors” shall have the meaning set forth in the preamble to this Agreement.
(f) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions in the States of New York, New Jersey or Minnesota are authorized or obligated by law or executive order to close.
(g) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(h) “Common Shares” shall mean the shares of Common Stock, par value $.001 per share, of the Company, except that when the context refers to “Common Shares” of any Person other than the Company such term shall mean the capital stock (or equity interest) of such other Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person.
(i) “Company” shall mean Dolan Media Company, a Delaware corporation, until a successor Person shall become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor Person or Principal Party.
(j) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(l) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(m) “Person” shall mean any individual, trust, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
(n) “Preferred Shares” shall mean shares of the Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.
(o) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(p) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.
(q) “Record Date” shall have the meaning set forth in the preamble of this Agreement.
(r) “Redemption Date” shall have the meaning set forth in Section 7 hereof.
(s) “Right” shall have the meaning set forth in the preamble of this Agreement.
(t) “Rights Agent” shall mean Mellon Investor Services LLC, a New Jersey limited liability company, until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter “Rights Agent” shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, “Rights Agent” shall mean and include each such Person.
(u) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
(v) “Section 11(a)(ii) Event” shall mean an event described in Section 11(a)(ii) hereof.
(w) “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

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(x) “Shares Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition, shall include, but not be limited to, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
(y) “Subsidiary” of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
(z) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(aa) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(bb) “Triggering Event” shall mean a Section 11(a)(ii) Event (as hereinafter defined) or an event described in Section 13(a) hereof.
Any determination required to be made by the Board of Directors for purposes of applying the definitions contained in this Agreement shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

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Section 3. Issuance of Rights Certificates.
(a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for, or pursuant to the terms of, any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for, or pursuant to the terms of, any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then-outstanding Common Shares, including any such date which is after the date of this Agreement and prior to the issuance of the Rights (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) or, for Common Shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), and not by separate certificates, (y) the Rights will be transferable only in connection with the transfer of Common Shares and (z) each transfer of Common Shares (including a transfer to the Company) shall constitute a transfer of the Rights associated with such Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will (i) send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information by the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, a Rights Certificate, in substantially the form of Exhibit B hereto (a “Rights Certificate”), evidencing one Right for each Common Share so held, or (ii) credit the book-entry account of such holder with such Rights and send a direct registration transaction advice with respect to such Rights to such holder. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates or such book-entry credits and related direct registration transaction advices. In the event the Company elect to distribute any Rights by crediting book-entry accounts, the provisions in this Agreement that reference Rights Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to such Rights. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

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(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. With respect to Common Shares outstanding as of the Record Date, until the Distribution Date or the earlier surrender for transfer thereof, the Redemption Date or the Final Expiration Date, the Rights associated with (i) the Common Shares represented by certificates shall be evidenced by such certificates for Common Shares together with the Summary of Rights and (ii) the Common Shares held in book-entry accounts shall be held in book-entry accounts and evidenced by the related transaction advice together with the Summary of rights, and in either case the registered holders of the Common Share shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer of any of the Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
(c) Certificates for Common Shares that become outstanding (including, but not limited to, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Dolan Media Company and Mellon Investor Services LLC, as Rights Agent, dated as of January 29, 2009, as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dolan Media Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dolan Media Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge, after receipt of a written request therefore. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) shall become null and void.
Each book-entry account for such Common Shares that shall so become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date or the Expiration Date shall also be deemed to include the associated Rights, and the direct registration transaction advice with respect to such shall bear a legend in substantially the following form:

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Each security covered by this Advice entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Dolan Media Company and Mellon Investor Services LLC, as Rights Agent, dated as of January 29, 2009, as it may be from time to time be supplemented or amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dolan Media Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates or be covered by separate book-entry credits and will no longer be covered by this Advice. Dolan Media Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge, after receipt of a written request therefore. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) shall become null and void.
With respect to such Common Shares described in this Section 3(c), until the Distribution Date, the Rights associated with the Common Shares represented by such certificates or held in such book-entry accounts shall be evidenced by such certificates or such book-entry accounts (together with the direct registration transaction advice with respect to such shares) alone, and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any Common Shares, whether by transfer of physical certificates or book-entry transfer, shall also constitute the transfer of the Rights associated with the Common Shares.
Section 4. Form of Rights Certificates.
(a) The Rights Certificates and the forms of election to purchase and of assignment to be printed on the reverse thereof, shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the terms, provisions and restrictions elsewhere herein, the Rights Certificates shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the price per one ten-thousandth of a Preferred Share set forth therein (the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

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(b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer that the Board of Directors has determined in good faith is part of a plan, arrangement or understanding, whether written or oral, which has as a primary purpose or effect avoidance of the second paragraph of Section 11(a)(ii) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend in substantially the following form:
The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in the second paragraph of Section 11(a)(ii) of the Rights Agreement.
The provisions of the second paragraph of Section 11(a)(ii) shall apply whether or not any Rights Certificate actually contains the foregoing legend.
Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be either manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate (as described in the first sentence of this Section 5), although at the date of the execution of this Rights Agreement any such Person was not such an officer.

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Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a) Subject to the provisions of Sections 4(b), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split-up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share (or Common Shares, other securities or property, as the case may be), as the Rights Certificate or Rights Certificates surrendered then entitle such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate(s), (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and the Rights evidenced thereby and the Affiliates and Associates thereof as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(c) hereof. Thereupon, the Rights Agent shall, subject to Sections 4 and 11(a)(ii) hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement which requires the payment of taxes or other charges unless and until it is satisfied that all such taxes and/or charges have been paid.

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(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) Subject to Section 11(a)(ii) hereof, the registered holder of any valid Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, but not limited to, the restrictions on exercisability set forth in Section 9(c) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share (or Common Shares, other securities, cash or property, as the case may be) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(c) hereof, by wire transfer, certified check, cashier’s check or money order payable to the order of the Company, at or prior to the earliest of (i) the Close of Business on January 29, 2019 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
(b) The Purchase Price for each one ten-thousandth of a Preferred Share to be issued upon exercise of a Right shall initially be $40.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

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(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the Preferred Shares (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9(c) hereof by wire transfer, certified check, cashier’s check or money order payable to the order of the Company, or such other payment method reasonably required by the Company, subject to Section 20(h) hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available if the Rights Agent is the transfer agent of the Preferred Shares) certificates for the number of one ten-thousandths of a Preferred Share as are to be purchased and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests or (B) requisition from the depositary agent depositary receipts as provided in Section 14(b) hereof, representing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs each such depositary agent to comply with such request), (ii) when necessary to comply with this Rights Agreement, requisition from the Company or such other entity the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Rights Agreement, after receipt, deliver such cash to, or upon the order of, the registered holder of such Rights Certificate. In the event that the Company elects or is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.
(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, and of the Beneficial Owner’s (or former Beneficial Owner’s) or Affiliates’ or Associates’ interest in, or rights to, the Rights evidenced by such Rights Certificates, as the Company or the Rights Agent shall reasonably request.
(f) Notwithstanding any statement to the contrary contained in this Agreement or in any Rights Certificate, if the Distribution Date or the Shares Acquisition Date shall occur prior to the Record Date, the provisions of this Agreement, including, but not limited to, Sections 3 and 11(a)(ii), shall be applicable to the Rights upon their issuance to the same extent such provisions would have been applicable if the Record Date were the date of this Agreement.

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Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9. Availability of Capital Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Distribution Date, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Preferred Shares (or Common Shares and/or other securities, as the case may be) that will be sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.
(b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such Preferred Shares (or Common Shares and/or other securities, as the case may be) (subject to any necessary payment of the Purchase Price), duly and validly authorized and issued and fully paid and nonassessable shares.
(c) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

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(d) So long as the Preferred Shares (and, following the occurrence of a Distribution Date, Common Shares and/or other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed or traded on any inter-dealer quotation system or national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on one such system or exchange upon official notice of issuance upon such exercise.
(e) The Company shall use its best efforts to (i) file on the appropriate form, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined hereunder, a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

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Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued (or in whose name a book-entry account for such securities is held) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate (or, in the case of securities held in book-entry form, the related direct transaction registration advice) shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (or the transfer of the book-entry account effected) and payment of the applicable Purchase Price (and any applicable taxes or charges) was duly made (or Rights were duly surrendered in exchange for Common Shares pursuant to Section 24 hereof); provided, however, that if the date of such surrender (or transfer in book-entry form) and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of the Preferred Shares (or Common Shares and/or other securities, as the case may be), on, and such certificate (or, in the case of securities held in book-entry form, the related direct registration transaction advice) shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate (or book-entry account) shall not be entitled to any rights of a holder of Preferred Shares (or Common Shares and/or other securities, as the case may be) for which the Rights shall be exercisable, including, but not limited to, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by and obtainable upon exercise of each Right, and the number of Rights outstanding, are subject to adjustment from time to time as provided in this Section 11 and Section 13 hereof.
(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including, but not limited to, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

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(i) Subject to Section 24 hereof and to the immediately succeeding paragraph, in the event any Person shall become an Acquiring Person, each holder of a valid Right shall thereafter have a right to receive, upon exercise thereof at a price per share equal to the then-current Purchase Price multiplied by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company, as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable, and dividing that product by (y) 50% of the then-current per share market price of the Company’s Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of the event described above. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.
From and after the time when a Person becomes an Acquiring Person (a “Section 11(a)(ii) Event”) any Rights that are or were acquired or beneficially owned by (i) any Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person, or (iii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding, whether written or oral, regarding the transferred Rights or (B) a transfer which the Board of Directors has determined in good faith is part of a plan, arrangement or understanding, whether written or oral, which has as a primary purpose or effect the avoidance of this second paragraph of this Section 11(a)(ii), shall each be null and void and any holder of such Rights shall thereafter have no exercise or any other rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. No Rights Certificate shall be issued pursuant to Section 3, this Section 11(a)(ii) or Section 24 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person, Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence shall be cancelled. The Rights Agent shall not be deemed to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, unless and until it shall have received written notice of the identity of such Person from the Company and the Rights Agent may rely on such notice in carrying out its duties under this Agreement.

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(ii) In lieu of issuing Common Shares of the Company in accordance with Section 11(a)(ii) hereof, the Company may, in the sole discretion of the Board of Directors, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24 hereof and there are not sufficient issued but not outstanding and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares of the Company that otherwise would have been issuable pursuant to Section 11(a)(ii), which aggregate value shall be determined by the Board of Directors. For purposes of the preceding sentence, the value of the Common Shares shall be determined by multiplying the number of Common Shares issuable by the current per share market price of such Common Shares pursuant to Section 11(d) hereof and the value of any equity securities which the Board of Directors determines to be a “common stock equivalent” (including the Preferred Shares, in such ratio as the Board of Directors shall determine) shall be deemed to have the same value as the Common Shares. Any such election by the Board of Directors must be made and publicly announced within 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred (with prompt written notice thereof to the Rights Agent). Following the occurrence of the event described in Section 11(a)(ii), the Board of Directors may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) shall have occurred to the extent that the Board of Directors has not determined whether to exercise the Company’s right of election under this Section 11(a)(iii). In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended.

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(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then-current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which could be purchased at the current per share market price for the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including, but not limited to, any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices (determined as provided in the next sentence) per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date, and for the purpose of any computation under Section 11(a)(iii) hereof, the “current per share market price” of a Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately following (but not including) such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after (but not including) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security as if such dividend, distribution, combination or reclassification has not been declared. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to a Security listed or admitted for trading on the New York Stock Exchange, or if such Security is not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted for trading, or, if such Security is not listed or admitted for trading on any national securities exchange but sales price information is reported for the Security, as reported by such self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such Security, or if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by such entity, or, if on such day such Security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such Security, the fair value of such Security on such date shall be as determined in good faith by the Board of Directors of the Company. The term “Trading Day” shall mean, with respect to a Security, a day on which the principal national securities exchange on which such Security is listed or admitted for trading is open for the transaction of business, or, if such Security is not listed or admitted for trading on any national securities exchange but is quoted by a self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act), a day on which such entity reports trades, or, if such Security is not so quoted, a Business Day.

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(i) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by ten thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.
(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), 11(b) and 11(c), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

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(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one ten-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued and executed by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

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(j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a Preferred Share or other security issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder, without prejudice to the validity of such Rights Certificate(s) or the application of the provisions hereof.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

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(n) In the event that at any time after the date of this Agreement and prior to the Shares Acquisition Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or means other than by payment of dividends) into a greater or lesser number of Common Shares, then in any such case (x) the number of one ten-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one ten-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (y) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, but not limited to, an event which causes Rights to become null and void) occurs as provided in Section 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

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Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.
(a) If, after the Shares Acquisition Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person, (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger or consolidation all or part of the outstanding Common Shares are changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, (y) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets, cash flow or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its wholly-owned Subsidiaries, or (z) any Acquiring Person or any Associate or Affiliate of any such Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (A) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for Common Shares, for shares of other equity securities of the Company or for securities exercisable for or convertible into shares of equity securities of the Company (Common Shares or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Shares), (B) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of assets, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries without obtaining a written opinion from a nationally recognized investment banking firm that the terms of such transaction or arrangement are no less favorable to the Company than the Company would be able to obtain in arm’s-length negotiation with an unaffiliated third party, (C) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions, to, from or with the Company or any of the Company’s Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $5,000,000, (D) shall receive any compensation from the Company or any of the Company’s Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company’s (or its Subsidiaries’) past practices, or (E) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, then, and in each such case, (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price per share equal to the then-current Purchase Price multiplied by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement, and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then-current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

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(b) “Principal Party” shall mean:
(i) In the case of any transaction described in (w) or (x) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the surviving entity of such merger or consolidation (including the Company if applicable); and
(ii) in the case of any transaction described in (y) or (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, securities, earning power or other benefit transferred pursuant to such transaction or transactions;
provided, however, that in any such case described in clauses (b)(i) and (b)(ii): (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have sufficient Common Shares authorized to permit the full exercise of the Rights and prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and 13(b) hereof and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in Section 13(a) hereof, the Principal Party will:
(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

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(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and
(iii) take such actions as may be necessary or appropriate under the blue sky laws of the various states.
The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales, dispositions or other transfers.
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system if the Rights are listed or admitted for trading on the New York Stock Exchange, or if such Rights are not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such Rights are listed or admitted for trading, or, if such Rights are not listed or admitted for trading on any national securities exchange but sales price information is reported for such Rights, as reported by such self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such Rights, or if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by such entity, or, if on such day such Rights are not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Rights selected by the Board of Directors of the Company. If on such day no market maker is making a market in such Rights, the fair value of such Rights on such date shall be as determined in good faith by the Board of Directors of the Company.

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(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one ten-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(c) Following the occurrence of a Distribution Date, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient moneys to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient moneys.

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Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against (in either case, without the posting of bond or other security), actual or threatened violations of the obligations of any Person subject to, this Agreement.
Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
(b) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates fully executed;
(c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated certificate for Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

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(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.
Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its Affiliates and each of their directors, officers, employees and agents (collectively, the “Indemnified Parties”) for, and to hold them harmless against, any damage, loss, liability, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, but not limited to, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Indemnified Parties (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Indemnified Parties in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or demand of liability arising, directly or indirectly, therefrom. To the extent that the Rights Agent is successful in an action to enforce its rights of indemnification, the costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement, removal or substitution of the Rights Agent. In no case shall the Indemnified Parties be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Indemnified Parties have been advised of the likelihood of such loss or damage.

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The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.
Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

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Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel of its own choice (who may be legal counsel for the Company or in-house counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, but not limited to, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or the Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction.). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

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(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares (or Common Shares and/or other securities, as the case may be) to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares (or Common Shares and/or other securities, as the case may be) will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept, prior to the Shares Acquisition Date, instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or the Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application of the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

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(h) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
(i) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.
(j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction.)
(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and thereafter be discharged from its duties under this Agreement upon 30 days’ prior notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares known to the Rights Agent by registered or certified mail, and, following the Distribution Date, to the holders of Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and following the Distribution Date, to the holders of Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder

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of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of a Person described in clause (A). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.
Section 23. Redemption.
(a) The Rights may be redeemed by action of the Board of Directors pursuant to Section 23 (b) hereof and shall not be redeemed in any other manner.
(b) The Board of Directors may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. If redemption of the Rights is to be effective as of a future date, the Rights shall continue to be exercisable, subject to Section 11(a)(ii) hereof, until the effective date of the redemption, provided that nothing contained herein shall preclude the Board of Directors from subsequently causing the Rights to be redeemed at a date earlier than the previously scheduled effective date of the redemption. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market value of a whole Common Share at the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to, but not including, the date of such payment) or any other form of consideration deemed appropriate by the Board of Directors.

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(c) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof (or at the effective time of such redemption established by the Board of Directors pursuant to Section 23(b) hereof), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the legality or validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof or if later, the effectiveness of the redemption of the rights pursuant to the second to last sentence of Section 23(b), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights (with prompt written notice thereof to the Rights Agent), (ii) depositing with a bank or trust company having a capital and surplus of at least $100 million, funds necessary for such redemption, in trust, to be applied to the redemption of the Rights so called for redemption and (iii) arranging for the mailing of the Redemption Price to the registered holders of the Rights; then, and upon such action, all outstanding Rights Certificates shall be null and void without further action by the Company.
Section 24. Exchange.
(a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

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(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of valid Rights held by such holder. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one ten-thousandth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as the Common Share for which the fraction of Preferred Share is being substituted.
(d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.
(e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

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Section 25. Notice of Certain Events.
(a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for such event, and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
(b) In case a Section 11(a)(ii) Event shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

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Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if (i) personally delivered, (ii) delivered by a reputable overnight courier service or (iii) sent, by first-class mail, postage prepaid, and delivered or addressed (until another address is filed in writing with the Rights Agent) as follows:
Dolan Media Company
222 South Ninth Street
Suite 2300
Minneapolis, MN 55402
Attention: Corporate Secretary
with copies (which shall not constitute notice) to:
Dolan Media Company
222 South Ninth Street
Suite 2300
Minneapolis, MN 55402
Attention:   Katie Gettman
                   In-House Counsel
and
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Walter S. Weinberg, Esq.
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if (i) personally delivered, (ii) delivered by a reputable overnight courier service or (iii) sent, by first-class mail, postage prepaid, and delivered or addressed (until another address is filed in writing with the Company) as follows:
Mellon Investor Services LLC
200 W. Monroe Street
Suite 1590
Chicago, IL 60606
Attn: Susan R. Hogan – Vice President
with a copy (which shall not constitute notice) to:
Mellon Investor Services LLC
480 Washington Boulevard
Jersey City, NJ 07310 Attn: General Counsel
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

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Section 27. Supplements and Amendments. At any time when the Rights are then redeemable, the Company may in its sole and absolute discretion and the Rights Agent shall, subject to the provisions of this Section 27 and provided that such supplement or amendment does not affect the rights, duties, obligations or immunities of the Rights Agent, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or holders of Common Shares. At any time when the Rights are not redeemable, the Company may, in its sole and absolute discretion, and the Rights Agent shall, subject to the provisions of this Section 27 and provided that such supplement or amendment does not affect the rights, duties, obligations or immunities of the Rights Agent, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or holders of Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided that no such amendment or supplement shall materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); and further provided that this Agreement may not be supplemented or amended pursuant to this sentence to lengthen (A) a time period relating to when the Rights may be redeemed or (B) any other time period unless the lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates ). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.
Section 28. Determination and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, but not limited to, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Rights Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other Persons unless the Board of Directors specifically states that such action, calculations, interpretation or determination is not final, conclusive and binding, and (y) not subject the Board of Directors to any liability to the holders of the Rights Certificates. The Rights Agent is entitled always to assume the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

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Section 29. Successors. All the covenants and provisions of this Agreement by, or for the benefit of, the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of valid Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of valid Rights Certificates (and, prior to the Distribution Date, the Common Shares).
Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.
Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

42

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto shall re-execute original forms thereof and deliver them to the other party, except that the failure of one party to comply with such a request shall not render this Agreement invalid or unenforceable. Neither party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Remainder of page intentionally left blank.
Signature page follows.]

43

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

DOLAN MEDIA COMPANY
By:	/s/ James P. Dolan
James P. Dolan
Its: Chairman, Chief Executive Officer and President

MELLON INVESTOR SERVICES, LLC
By:	/s/ Susan Hogan
Susan Hogan
Its: Vice President

Exhibit A
FORM
OF
CERTIFICATE OF DESIGNATIONS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
DOLAN MEDIA COMPANY
(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)

DOLAN MEDIA COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on January 29, 2009:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
Series A Junior Participating Preferred Stock
Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Junior Preferred Stock”) and the number of shares constituting the Junior Preferred Stock shall initially be 5,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities or rights issued by the Company convertible into shares of Junior Preferred Stock and further provided that the Board of Directors shall increase the number of shares constituting the Junior Preferred Stock to the extent necessary for the Company to have available sufficient shares of such Junior Preferred Stock available to fulfill all of the Company’s obligations to holders of securities (including option, rights and warrants) of the Company.

A-1

Section 2. Dividends and Distributions.
(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company, and of any other junior stock shall be entitled to receive, when, as and if declared by the Board of Directors out of the funds legally available for the purpose, dividends payable when and as dividends are declared on the Common Stock in an amount, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Stock (except as provided in the next sentence). In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or other means other than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock.
Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:
(A) Each share of Junior Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company.
(B) Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation of the Company, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

A-2

Section 4. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Company’s Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, unless simultaneously therewith distributions are made ratably on the Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Junior Preferred Stock are entitled under clause (i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for, or changed into, other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

A-3

Section 7. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.
Section 8. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock (other than any series of any class which is expressly made junior to the Junior Preferred Stock).
Section 9. Amendment. The Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its [                    ] as of January 29, 2009.

Dolan Media Company
By:
Title:

A-4

Exhibit B
Form of Rights Certificate

Certificate No.	Rights
NOT EXERCISABLE AFTER JANUARY 29, 2019 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND ARE VOIDABLE AND SUBJECT TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE SECOND PARAGRAPH OF SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]*
Rights Certificate
Dolan Media Company
This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 29, 2009 (as it may from time to time be supplemented or amended, the “Rights Agreement”) between Dolan Media Company, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Central time on January 29, 2019 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one ten-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $40.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the Certificate set forth on the reverse side hereof duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 29, 2009, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one ten-thousandths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent designated for such purpose.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $.001 per share, on the terms set forth in the Rights Agreement.
No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one ten-thousandths of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officer of the Company. Dated as of                     .

[Seal]	DOLAN MEDIA COMPANY
By:
Countersigned:
MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto
(Please print name and address of transferee)
(Please print social security or other identifying number of transferee)
this Rights Certificate, together with all interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) this Rights Certificate ☐ is ☐ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and
(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

Signature

Signature Guaranteed:

NOTICE
The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Rights Certificate.)
To:    Dolan Media Company
The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Preferred Shares (or other securities) be issued in the name of:

(Please print name and address)
(Please insert social security or other identifying number)
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(Please print name and address)
(Please insert social security or other identifying number)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and
(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

Signature

Signature Guaranteed:

NOTICE
The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
The signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17Ad-15 (17 C.F.R. 240.17-Ad-15).

NOTICE
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES UNDER PLAN ADOPTED BY
DOLAN MEDIA COMPANY
Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.
On January 29, 2009, the Board of Directors of Dolan Media Company (the “Company”) announced the declaration of a dividend of one Right for each outstanding share of Common Stock (a “Right”), par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record on February 9, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $40.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Mellon Investor Rights LLC, as Rights Agent (the “Rights Agent”).
Until the earlier of (i) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Common Shares equal to or in excess of 15% or more of the then-outstanding Common Shares (an “Acquiring Person”), or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the Common Share certificates (or, for Common Shares held in book-entry accounts through the direct registration services of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), will be transferable only by the transfer of the Common Shares associated with such Rights and any transfer of the Common Shares (including a transfer to the Company) will constitute a transfer of the Rights. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.

C-1

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference (or, for Common Shares held in book-entry accounts through the direct registration services of the Company’s transfer agent, a legend on the direct registration transaction advice with respect to such shares.) Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, or a copy of this Summary of Rights being attached, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions in this summary that reference Rights Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to such Rights. Each Right is exercisable for one ten-thousandth of a Preferred Share at any time after the Distribution Date.
The Rights are not exercisable for Common Shares until the Distribution Date. The Rights will expire on January 29, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by the Company, in each case, as described below.
If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right instead of Preferred Shares. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (and certain related persons or transferees) will be null and void.
At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that have become null and void), in whole or in part, without any additional payment, for Common Shares, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s preferred shares having equivalent rights, preferences and privileges) per Right (subject to adjustment).
At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (i) the Company is the surviving corporation in a merger with any other company or entity, (ii) the Company is acquired in a merger or other business combination transaction, (iii) 50% or more of the Company’s consolidated assets or earning power are sold, or (iv) an Acquiring Person engages in certain “self-dealing” transactions with the Company, each holder of a Right (other than those whose Rights have become null and void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

C-2

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
At any time prior to a person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the "Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Any of the provisions of the Rights may be amended by the Board of Directors in its sole discretion. However, after a person or group becomes an Acquiring Person, any such amendment must not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related persons and transferees).
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated February 3, 2009. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

C-3

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the “Amendment”), dated as of March 17, 2010, is between Dolan Media Company, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”).
RECITALS
A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of January 29, 2009 (the “Agreement”).
B. The Company and the Rights Agent desire to amend certain terms and provisions of the Agreement as set forth in this Amendment.
AMENDMENT
In consideration of the foregoing premises, the mutual covenants and other agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
1. Certain Definitions.
(a) Definition of “Acquiring Person”. The definition of the term “Acquiring Person” contained in Section 1(a) of the Agreement is hereby amended and restated in its entirety by the following:
“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of Common Shares equal to or in excess of 20% of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity organized, appointed or established by the Company for, or pursuant to the terms of, any such plan, or (v) any Person who, prior to the Company’s public announcement of the Board’s approval of this Agreement, is the Beneficial Owner of Common Shares equal to or in excess of 20% of the Common Shares then outstanding (a “Current 20% Owner”); provided, however, that if following such public announcement of the Board’s approval of this Agreement, such Current 20% Owner becomes the Beneficial Owner of any additional Common Shares of the Company and is the Beneficial Owner of Common Shares equal to or in excess of 20% of the Common Shares then outstanding, then such Current 20% Owner shall be deemed an “Acquiring Person”. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of (a) an acquisition of Common Shares by the Company which, by reducing the number of

Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding or (b) the acquisition by such Person of newly-issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person becomes the Beneficial Owner of Common Shares equal to or in excess of 20% of the Common Shares then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and, after such share purchases or direct issuance by the Company, becomes the Beneficial Owner of any additional Common Shares of the Company and is the Beneficial Owner of Common Shares equal to or in excess of 20% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person”. In addition, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
(b) Definition of “Definitive Acquisition Agreement”. The definition of the term “Definitive Acquisition Agreement” is hereby added as Section 1(i-1) of the Agreement and shall read as follows:
“Definitive Acquisition Agreement” shall mean an agreement, conditioned on the approval by the holders of a majority of the outstanding shares of Common Stock, with respect to a merger, recapitalization, share exchange, or a similar transaction involving the Company or the direct or indirect acquisition of more than 50 percent of the Company’s consolidated total assets.
(c) Definition of “Exemption Date”. The definition of the term “Exemption Date” is hereby added to Section 1(k-1) of the Agreement and shall read as follows:
“Exemption Date” shall have the meaning set forth in Section 23(b) hereof.
(d) Definition of “Outside Meeting Date”. The definition of the term “Outside Meeting Date” is hereby added to Section 1(l-1) of the Agreement and shall read as follows:
“Outside Meeting Date” shall have the meaning set forth in Section 23(b) hereof.
(e) Definition of “Qualifying Offer”. The definition of the term “Qualifying Offer” is hereby added to Section 1(p-1) of the Agreement and shall read as follows:
“Qualifying Offer” shall mean an offer determined by a majority of independent directors of the Company to have, to the extent required for the type of offer specified, each of the following characteristics:

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(i) a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per share consideration; provided, however, that such per share price and consideration represent a reasonable premium over the highest reported market price of the Common Stock in the immediately preceding 18 months, with, in the case of an offer that includes shares of common stock of the offeror, such per share offer price being determined using the lowest reported market price for common stock of the offeror during the five Trading Days immediately preceding and the five Trading Days immediately following the date on which the Qualifying Offer is commenced;
(ii) an offer that, within 20 Business Days after the commencement date of the offer (or within 10 Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate;
(iii) if the offer includes shares of common stock of the offeror, an offer pursuant to which (a) the offeror shall permit representatives of the Company, including, but not limited to, a nationally recognized investment banking firm retained by the Board, legal counsel and an accounting firm designated by the Company to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the Company’s stockholders is fair, and (b) within 10 Business Days after such investment banking firm shall have notified the Company and the offeror that it has completed the due diligence review to its satisfaction (or following completion of such due diligence review within 10 Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not after the expiration of such 10 Business Day period render an opinion to the Board that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse affect on the value of the common stock of the offeror;
(iv) an offer that is subject only to the minimum tender condition described below in item (viii) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Company;

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(v) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 Business Days and, if a Special Meeting Demand is duly delivered to the Board in accordance with Section 23(b), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(b)), for at least 10 Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);
(vi) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in item (vi) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 Business Days after (a) any increase in the price offered or (b) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (vi) and (vii) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (vi) and (vii) or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;
(vii) an offer that is conditioned on a minimum of a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(viii) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
(ix) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof);
(x) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (a) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the

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meaning of Rule 14d-2(a) of the Exchange Act, (b) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (c) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
(xi) if the offer includes shares of stock of the offeror, (a) the stock portion of the consideration must consist solely of common stock of an offeror that is a publicly owned corporation, and be freely tradable and is listed on either the New York Stock Exchange or The NASDAQ Global Select Market, (b) no stockholder approval of the offeror is required to issue such common stock, or, if required, has already been obtained, (c) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20 percent of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (d) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Act, including, but not limited to, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.
For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (a) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (b) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn, or (c) a combination of the foregoing, which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer. The Company shall promptly notify the Rights Agent in writing upon the occurrence of a Qualifying Offer and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that a Qualifying Offer has not occurred.
(f) Definition of “Qualifying Offer Period”. The definition of the term “Qualifying Offer Period” is hereby added to Section 1(p-2) of the Agreement and shall read as follows:
“Qualifying Offer Period” shall have the meaning set forth in the definition of Qualifying Offer.
(g) Definition of “Qualifying Offer Resolution”. The definition of the term “Qualifying Offer Resolution” is hereby added to Section 1(p-3) of the Agreement and shall read as follows:

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“Qualifying Offer Resolution” shall have the meaning set forth in Section 23(b) hereof.
(h) Definition of “Special Meeting”. The definition of the term “Special Meeting” is hereby added to Section 1(x-1) of the Agreement and shall read as follows:
“Special Meeting” shall have the meaning set forth in Section 23(b) hereof.
(i) Definition of “Special Meeting Demand”. The definition of the term “Special Meeting Demand” is hereby added to Section 1(x-2) of the Agreement and shall read as follows:
“Special Meeting Demand” shall have the meaning set forth in Section 23(b) hereof.
(j) Definition of “Special Meeting Period”. The definition of the term “Special Meeting Period” is hereby added to Section 1(x-3) of the Agreement and shall read as follows:
“Special Meeting Period” shall have the meaning set forth in Section 23(b) hereof.
2. Amendment of Section 3(a). Section 3(a) of the Agreement is hereby amended and restated in its entirety as set forth below:
(a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for, or pursuant to the terms of, any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for, or pursuant to the terms of, any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then-outstanding Common Shares, including any such date which is after the date of this Agreement and prior to the issuance of the Rights (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) or, for Common Shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), and not by separate certificates, (y) the Rights will be transferable only in connection with the transfer of Common Shares and (z) each transfer of Common Shares (including a transfer

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to the Company) shall constitute a transfer of the Rights associated with such Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will (i) send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information by the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, a Rights Certificate, in substantially the form of Exhibit B hereto (a “Rights Certificate”), evidencing one Right for each Common Share so held, or (ii) credit the book-entry account of such holder with such Rights and send a direct registration transaction advice with respect to such Rights to such holder. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates or such book-entry credits and related direct registration transaction advices. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions in this Agreement that reference Rights Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to such Rights. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
3. Amendment of Section 20(b). Section 20(b) of the Agreement is hereby amended and restated in its entirety as set forth below:
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, but not limited to, the identity of any Acquiring Person, the determination of current market price of any security and the existence of a Qualifying Offer) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or the Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
4. Amendment of Section 23. Section 23 of the Agreement is hereby amended and restated in its entirety as set forth below:

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Section 23. Redemption and Termination.
(a) The Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. If redemption of the Rights is to be effective as of a future date, the Rights shall continue to be exercisable, subject to Section 11(a)(ii) hereof, until the effective date of the redemption, provided that nothing contained herein shall preclude the Board of Directors from subsequently causing the Rights to be redeemed at a date earlier than the previously scheduled effective date of the redemption. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market value of a whole Common Share at the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to, but not including, the date of such payment) or any other form of consideration deemed appropriate by the Board of Directors.
(b) In the event the Company receives a Qualifying Offer and the Board of Directors has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of stockholders by the end of the 90th Business Day following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the shares of Common Stock then outstanding may submit to the Board of Directors, not earlier than 90 Business Days nor later than 120 Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(b) (the “Special Meeting Demand”) directing the Board of Directors to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the 90th Business Day following commencement (or, if later, the first existence) of a Qualifying Offer. The Board of Directors shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within 90 Business Days following the Special Meeting Demand (the “Special Meeting Period”); provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. A Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive

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offices of the Company and must set forth as to the stockholders of record making the request (x) the names and addresses of such stockholders, as they appear on the Company’s books and records, (y) the number of shares of Common Stock which are owned of record by each of such stockholders, and (z) in the case of Common Stock that is beneficially owned by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(b), and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the Board of Directors shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote, including action by written consent, by stockholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Agreement. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Exemption Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Exemption Date has not occurred.
(c) Immediately upon the action of the Board of Directors authorizing the redemption of the Rights, written evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights with respect to such Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors authorizing the redemption of the Rights, the Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

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(d) Immediately upon the Close of Business on the Exemption Date, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.
(e) Notwithstanding anything contained in this Agreement to the contrary, all the Rights outstanding at the Close of Business on January 29, 2013, shall automatically be redeemed at the Redemption Price, without any further action being taken by the Board of Directors. As promptly as practicable following any such redemption, the Company shall make arrangements to mail a notice of redemption to, and to make appropriate payments with respect to Rights held by, holders of record of Rights as of the Close of Business on such redemption date (with prompt written notice thereof to the Rights Agent). On such redemption date, and without further action and without any notice, the right to exercise the Rights shall terminate and the only right of the holders of Rights with respect to such Rights shall be to receive the Redemption Price for each Right so held. The notice of redemption shall be mailed to the holder’s last address as it appears on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption shall state the method by which the payment of the Redemption Price shall be made, unless the notice is mailed together with such payment.
5. Exhibit C. Exhibit C to the Agreement is hereby amended and restated in its entirety as set forth in the form of Exhibit C attached hereto.
6. Amendment. By its execution and delivery hereof, the Company hereby certifies that this Amendment is made pursuant to and is compliant in all respects with Section 27 of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
8. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

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9. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.
10. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto shall re-execute original forms thereof and deliver them to the other party, except that the failure of one party to comply with such a request shall not render this Amendment invalid or unenforceable. Neither party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
[The following page is the signature page.]

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Rights Agreement to be executed as of the date first above written.

COMPANY: DOLAN MEDIA COMPANY
By:	/s/ James P. Dolan
	Title:	Chairman, Chief Executive Officer and President

RIGHTS AGENT: MELLON INVESTOR SERVICES LLC, as Rights Agent
By:	/s/ Stanley Siekierski
	Title:	Vice President and Senior Relationship Manager

EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES UNDER PLAN ADOPTED BY
DOLAN MEDIA COMPANY
Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.
On January 29, 2009, the Board of Directors of Dolan Media Company (the “Company”) announced the declaration of a dividend of one Right for each outstanding share of Common Stock (a “Right“), par value $0.001 per share (the “Common Shares”), of the Company. The dividend was payable to the stockholders of record on February 9, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $40.00 per one ten-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the “Rights Agreement”) between the Company and Mellon Investor Rights LLC, as Rights Agent (the “Rights Agent”).
Subject to certain exceptions specified in the Rights Agreement, until the earlier of (i) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Common Shares equal to or in excess of 20% or more of the then-outstanding Common Shares (an “Acquiring Person”), or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of 20% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the Common Share certificates (or, for Common Shares held in book-entry accounts through the direct registration services of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares), will be transferable only by the transfer of the Common Shares associated with such Rights and any transfer of the Common Shares (including a transfer to the Company) will constitute a transfer of the Rights. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.
Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference (or, for Common Shares held in book-entry accounts through the direct registration services of the Company’s transfer agent, a legend on the direct registration transaction advice with respect to such shares.) Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, or a copy of this Summary of Rights being attached, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions in this summary that reference Rights Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to such Rights. Each Right is exercisable for one ten-thousandth of a Preferred Share at any time after the Distribution Date.
The Rights are not exercisable until the Distribution Date. Pursuant to the “sunset provision” contained in the Rights Agreement, if not earlier redeemed, on January 29, 2013, the Rights will automatically terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right instead of Preferred Shares. Notwithstanding the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (and certain related persons or transferees) will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which shall have become null and void), in whole or in part, without any additional payment, for Common Shares, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s preferred shares having equivalent rights, preferences and privileges) per Right (subject to adjustment).
At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (i) the Company is the surviving corporation in a merger with any other company or entity and the Common Stock of the Company is changed or exchanged for securities of another person, (ii) the Company is acquired in a merger or other business combination transaction, (iii) 50% or more of the Company’s consolidated assets or earning power are sold, or (iv) an Acquiring Person engages in certain “self-dealing” transactions with the Company, each holder of a Right (other than those whose Rights have become null and void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
At any time prior to a person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
The Rights Agreement further provides that if the Company receives a Qualifying Offer (that has not been terminated and continues to be a Qualifying Offer for the period hereinafter described) and the Board of Directors has not redeemed the outstanding Rights, exempted such Qualifying Offer from the terms of the Rights Agreement or called a special meeting of the stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of the Rights Agreement, then stockholders representing at least 10% of the shares of Common Stock then outstanding may request that the Board of Directors call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Rights Agreement, such notice to be delivered not earlier than 90, nor later than 120, business days following the commencement of such offer. The Board of Directors must then call and hold such a meeting to vote on exempting such offer from the terms of the Rights Agreement by the 90th business day following receipt of the stockholder demand for the meeting; provided that such period may be extended if, prior to the vote, the Company enters into an agreement (that is conditioned on the approval by the holders of a majority of the outstanding shares of Common Stock) with respect to a merger, recapitalization, share exchange, or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of the Company’s consolidated total assets (a “Definitive Acquisition Agreement”), until the time of the meeting at which the stockholders will be asked to vote on the Definitive Acquisition Agreement. If no Acquiring Person has emerged, the offer continues to be a Qualifying Offer and stockholders representing a majority of the shares of Common Stock represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such Qualifying Offer shall be deemed exempt from the Rights Agreement on the date that the vote results are certified. If no Acquiring Person has emerged and no special meeting is held by the date required, the Rights will be redeemed at the close of business on the tenth business day following that date.
A Qualifying Offer, in summary terms, is an offer determined by the Board of Directors to have each of the following characteristics which are generally intended to preclude offers that are coercive, abusive, or clearly illegitimate:
•	is an all-cash tender offer or stock exchange offer or combination thereof for any and all of the outstanding shares of Common Stock of the Company;

•
is an offer whose per-share price represents a reasonable premium over the highest market price of the Common Stock in the preceding 18 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of the offer;

•
is an offer which, within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the Company’s stockholders is either unfair or inadequate;

•
is subject only to the minimum tender condition described below and other customary terms and conditions, which conditions shall not include any requirements with respect to the offeror or its agents being permitted to conduct any due diligence with respect to the books, records, management, accountants and other outside advisers of the Company;

•
is accompanied by an irrevocable written commitment by the offeror to the Company that the offer will remain open for at least 120 business days and, if a special meeting is duly requested by the Company’s stockholders with respect to the offer, at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the notice of the special meeting, for at least 10 business days following that 90-day period;

•
is accompanied by an irrevocable written commitment by the offeror to the Company that, in addition to the minimum time periods specified above, the offer will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is made;

•	is conditioned on a minimum of a majority of the shares of Common Stock of the Company being tendered and not withdrawn as of the offer’s expiration date;

•
is accompanied by an irrevocable written commitment by the offeror to the Company to consummate promptly upon successful completion of the offer a second-step transaction whereby all shares of Common Stock of the Company not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

•
is accompanied by an irrevocable written commitment by the offeror to the Company that no amendments will be made to the offer to reduce the offer consideration or otherwise change the terms of the offer in a way that is adverse to a tendering stockholder; and

•
is accompanied by certifications of the offeror and its chief executive officer and chief financial officer that all information that may be material to an investor’s decision to accept the offer have been, and will continue to be promptly for the pendency of the offer, fully and accurately disclosed.

Any offers that have cash as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the Rights Agreement. These conditions generally require assurance that the offer is fully financed and that the offeror has sufficient committed resources to consummate the offer. Any offers that have acquiror common stock as all or partial consideration are subject to further conditions for qualification as “qualifying offers,” as set forth in the Rights Agreement. These conditions generally require certain safeguards regarding, and access to, information about the acquiror to allow an informed determination as to the value and risks of the stock, including safeguards against developments that adversely affect the value of the stock, that the acquiror’s stock (which may not have subordinated voting rights or have ownership be heavily concentrated in one person or group) is listed on a national exchange, that the acquiror meets certain seasoned issuer standards under the Securities Act of 1933, and that no acquiror stockholder approval of the issuance of the consideration to the Company stockholders is necessary after commencement of the offer.
Any of the provisions of the Rights may be amended by the Board of Directors in its sole discretion. However, after a person or group becomes an Acquiring Person, any such amendment must not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related persons and transferees).
A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Current Reports on Form 8-K, that we filed with the SEC on February 3, 2009 and March 19, 2010. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOLAN MEDIA COMPANY
(originally incorporated, under the name DMC II Company, on March 17, 2003)
     Dolan Media Company (“Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:
FIRST: That the Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Restated and Amended Certificate of Incorporation, declaring the amendment to be advisable and directing that the proposed amendment be considered by the stockholders at the 2010 annual meeting of stockholders to be held on May 26, 2010. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article First, so that, as amended, the Article shall be and read as follows:
FIRST: The name of the Corporation is The Dolan Company.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the 2010 annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the required number of shares were voted in favor of the amendment.
THIRD: That amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and President on May [26], 2010

By:
	Name:	James P. Dolan
Its: Chief Executive Officer and President

DOLAN MEDIA COMPANY 222 SOUTH 9TH STREET SUITE 2300 MINNEAPOLIS, MN 55402 Investor Address Line 1 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2010. Have your 12-digit control identification number in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE — 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2010. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. — COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. — CLASS B THE COMPANY NAME INC. — CLASS C THE COMPANY NAME INC. — CLASS D THE COMPANY NAME INC. — CLASS E THE COMPANY NAME INC. — CLASS F THE COMPANY NAME INC. — 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH ND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you vote FOR the following: nominee(s) on the line below. 02 0 0 0 1. Election of Directors Nominees 01 John C. Bergstrom 02 James P. Dolan 03 George Rossi 0000000000 The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To approve the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an 0 0 0 additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code. 3 To ratify the Dolan Media Company Rights Agreement, as amended, which is our stockholders rights plan. 0 0 0 4 To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company 0 0 0 to The Dolan Company. 5 To ratify the Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm 0 0 0 for 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Investor Address Line 1 Investor Address Line 2 R2.09.05.010 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1 Please sign exactly as your name(s) appear(s ) hereon. When signing as ___John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. 0000055015 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . DOLAN MEDIA COMPANYTHE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR USE AT THE DOLAN MEDIA COMPANY ANNUAL MEETING OF STOCKHOLDERS ON WEDNESDAY, MAY 26, 2010 The stockholder(s) whose signature(s) is on the reverse side of this proxy revokes all other proxies and appoints James P. Dolan and Vicki J. Duncomb, or any or all of them, each with full power of substitution, as proxies, to vote all shares of common stock in Dolan Media Company which such stockholder(s) would be entitled to vote on the matters set forth on the reverse side of this proxy, including all matters which may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement of such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED, BUT NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3, 4 and 5. The board urges you to promptly vote this proxy by Internet, telephone or mail as described on the reverse side regardless of whether you intend to attend the annual meeting in person so that we can establish a quorum and your shares can be voted according to your wishes. If you complete this proxy and choose to attend the annual meeting R2.09.05.010 in person, you can revoke this proxy and vote at the annual meeting. 2 0000055015 ___Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

DOLAN MEDIA COMPANY

Meeting Information

BARCODE

DOLAN MEDIA COMPANY

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This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Broadridge Internal Use Only
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Envelope #
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0000055014_1 R2.09.05.010

*** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Meeting Information Meeting Type: Annual Meeting DOLAN MEDIA COMPANY For holders as of: March 29, 2010 Date: May 26, 2010 Time: 9:00 AM CDT Location: Minneapolis Club 729 Second Avenue South Minneapolis, Minnesota 55402 DOLAN MEDIA COMPANY 222 SOUTH 9TH STREET SUITE 2300 MINNEAPOLIS, MN 55402 Investor Address Line 1 1 Investor Address Line 2 15 12 010 Investor Address Line 3 . OF 05 Investor Address Line 4 09 . Investor Address Line 5 2 R2 . John Sample 1234 ANYWHERE STREET 1 ANY CITY, ON A1A 1A1 0000055014 ___You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote overview these shares. of the This more communication complete proxy presents materials only that are an available to you on the Internet. You may view the proxy paper materials copy online (see at reverse www.proxyvote. side). com or easily request a We encourage you to access and review all of the important before voting. information contained in the proxy materials See the reverse side of this notice to obtain proxy materials and voting instructions. BAR C OD E Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BYTELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. Requests, instructions and and other other inquiries inquiries sent sent to to this this e-mail e-mail address address will will NOT NOT be forwarded be forwarded to your to your investment investment advisor.. Please To facilitate make timely the request delivery as instructed please make above the request on or before as instructed May 12, 2010 above to on facilitate or before timely delivery. How To Vote Please Choose One of The Following Voting Methods R2.09.05.010 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special ___2 requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available 0000055014 and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Internal Use Only

Voting items The Board of Directors recommends that you vote FOR the following: 1. Election of irectors Nominees 01 John C. Bergstrom 02 James P. Dolan 03 George Rossi The Board of Directors recommends you vote FOR the following proposal(s):

2 To approve the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated, which includes authorizing an additional 2,100,000 shares of our common stock for potential future issuance under the plan, and reapproving the performance goals under which compensation may be paid under the plan for purposes of Section 162(m) of the Internal Revenue Code. 3 To ratify the Dolan Media Company Rights Agreement, as amended, which is our stockholders rights plan. 4 To approve an amendment to our Amended and Restated Certificate of Incorporation to change our name from Dolan Media Company to The Dolan Company. 5 To ratify the Audit Committee’s appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 010 . 05 . 09 R2 ___3 → 0000 0000 0000 0000055014 B A R C O D E Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #

Reserved for Broadridge Internal Control Information NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 . 010 . 05 . 09 R2 ___4 0000055014 THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #